Exhibit 10.1

EXECUTION VERSION

REVOLVING CREDIT AGREEMENT

dated as of July 21, 2015

among

EOG RESOURCES, INC.

as Borrower

and

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent

THE BANK OF TOKYO MITSUBISHI UFJ, LTD., BARCLAYS BANK PLC,

CITIBANK, N.A., ROYAL BANK OF CANADA,

and

SOCIÉTÉ GÉNÉRALE

as Documentation Agents

and

THE BANKS NAMED HEREIN

as Banks

J.P. MORGAN SECURITIES LLC, WELLS FARGO SECURITIES, LLC,

THE BANK OF TOKYO MITSUBISHI UFJ, LTD., BARCLAYS BANK PLC,

CITIGROUP GLOBAL MARKETS INC., ROYAL BANK OF CANADA,

and

SG AMERICAS SECURITIES, LLC

as Joint Lead Arrangers and Bookrunners

i

Appendix 1 – Terms of Canadian Borrowings and Canadian Letters of Credit

ARTICLE IA
DEFINITIONS

Section 1A.1	Certain Defined Terms	Appendix 1-1

ARTICLE IIA
AMOUNT AND TERMS OF THE CANADIAN ADVANCES

Section 2A.1	The Canadian Advances	Appendix 1-6
Section 2A.2	Making the Canadian Advances	Appendix 1-7
Section 2A.3	Fees	Appendix 1-8
Section 2A.4	Repayment	Appendix 1-9
Section 2A.5	Interest	Appendix 1-9
Section 2A.6	Voluntary Conversion of Borrowings	Appendix 1-9
Section 2A.7	Canadian Letters of Credit	Appendix 1-10
Section 2A.8	Prepayments	Appendix 1-17
Section 2A.9	Payments and Computations	Appendix 1-18
Section 2A.10	Canadian Allocation and Reallocation of the Commitments	Appendix 1-19
Section 2A.11	Canadian Bankers’ Acceptances	Appendix 1-19
Section 2A.12	Currency Fluctuations	Appendix 1-24
Section 2A.13	Currency Conversion and Currency Indemnity	Appendix 1-24

ARTICLE IIIA
ADDITIONAL CONDITIONS TO CANADIAN ADVANCES

Section 3A.1	Additional Initial Conditions Precedent	Appendix 1-25
Section 3A.2	Additional Conditions Precedent to Each Canadian Advance and Canadian L/C Credit Extension	Appendix 1-25

Appendix 2 – Terms of Sterling Borrowings and Sterling Letters of Credit

ARTICLE IB
DEFINITIONS

Section 1B.1	Certain Defined Terms	Appendix 2-1
ARTICLE IIB
AMOUNT AND TERMS OF THE STERLING ADVANCES

Section 2B.1	The Sterling Advances	Appendix 2-5
Section 2B.2	Marking the Sterling Advances	Appendix 2-5
Section 2B.3	Fees	Appendix 2-6
Section 2B.4	Repayment	Appendix 2-6
Section 2B.5	Interest	Appendix 2-7
Section 2B.6	[reserved]	Appendix 2-7
Section 2B.7	Interest Rate Determination and Protection	Appendix 2-7
Section 2B.8	Sterling Letters of Credit	Appendix 2-9
Section 2B.9	Prepayments	Appendix 2-16
Section 2B.10	Payments and Computations	Appendix 2-16
Section 2B.11	Sterling Allocation and Reallocation of the Commitments	Appendix 2-17
Section 2B.12	Currency Fluctuations	Appendix 2-17
Section 2B.13	Currency Conversion and Currency Indemnity	Appendix 2-18

ARTICLE IIIB
ADDITIONAL CONDITIONS TO STERLING ADVANCES

Section 3B.1	Additional Initial Conditions Precedent	Appendix 2-18
Section 3B.2	Additional Conditions Precedent to Each Sterling Advance and Sterling L/C Credit Extension	Appendix 2-19

Schedules and Exhibits

Domestic Facility:

Schedule I	Facility Fee and Applicable Margins
Schedule II	Banks, Commitments, Pro Rata Shares, Letter of Credit Commitments and Administrative Information
Schedule III	Outstanding Letters of Credit
Schedule IV	Swingline Commitments

Exhibit A	Form of Note
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Notice of Conversion
Exhibit D	Terms of Negative Pledge
Exhibit E	Form of Assignment and Assumption
Exhibit F	Form of Notice of Commitment Increase

Canadian Facility:

Exhibit 1-A	Form of Canadian Note
Exhibit 1-B	Form of Canadian Notice of Borrowing
Exhibit 1-C	Form of Canadian Notice of Conversion
Exhibit 1-D	Form of Canadian Guaranty

Sterling Facility:

Exhibit 2-A	Form of Sterling Note
Exhibit 2-B	Form of Sterling Notice of Borrowing
Exhibit 2-C	Form of UK Guaranty

v

REVOLVING CREDIT AGREEMENT

Dated as of July 21, 2015

EOG Resources, Inc., a Delaware corporation, the Banks, JPMorgan Chase Bank, N.A., as Administrative Agent for the Banks, Wells Fargo Bank, National Association, as Syndication Agent for the Banks, and The Bank of Tokyo Mitsubishi UFJ, LTD., Barclays Bank PLC, Citibank, N.A., Royal Bank of Canada and Société Générale, as Documentation Agents for the Banks, agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1 Certain Defined Terms. Unless otherwise expressly provided in this Agreement (without regard to Appendix 1 and Appendix 2 hereto), capitalized terms used herein which are defined in Appendix 1 or Appendix 2 hereto have the meanings therein defined. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

“2007 Tax Act” has the meaning specified in the definition of the term “UK Tax Act”.

“2010 Tax Act” has the meaning specified in the definition of the term “UK Tax Act”.

“Adjusted Eurodollar Rate” means the Eurodollar Rate, as adjusted for statutory reserve requirements for Eurocurrency liabilities.

“Administrative Agent” means JPMorgan in its capacity as administrative agent under this Agreement, together with any successor thereto pursuant to Section 7.9.

“Advance” means an advance by a Bank to the Borrower pursuant to Article II (as divided or combined from time to time as contemplated in the definition herein of “Borrowing”), and refers to a Base Rate Advance or a Eurodollar Advance (each of which shall be a “Type” of Advance).

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent” means any of the Administrative Agent, the Canadian Administrative Agent and/or the UK Administrative Agent, as the context requires.

“Agent-Related Persons” means each Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agreed Currency” has the meaning specified in Section 2.9(l)(i).

“Agreement” means this Revolving Credit Agreement, as the same may from time to time be amended, modified, restated, or replaced from time to time, including, for the avoidance of doubt, each Appendix hereto.

“Alternative Currency” means each of the Canadian Dollar, Sterling, and each other currency (other than Dollars) that may be approved hereunder.

“AML Legislation” has the meaning given to it in Section 8.18.

“Anti-Corruption Laws” means (a) the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act, in each case, as applicable to the Borrower or its Subsidiaries, and (b) any similar anti-corruption legislation in other relevant jurisdictions in which the Borrower or its Subsidiaries maintain assets or engage in business, which otherwise is applicable to them.

“Applicable Commitment” has the meaning specified in Section 2.19(b).

“Applicable Lending Office” means, with respect to each Bank, such Bank’s Domestic Lending Office in the case of a Base Rate Advance and such Bank’s Eurodollar Lending Office in the case of a Eurodollar Advance.

“Applicable Margin” means, for each Rating Level, (i) the percentage set forth adjacent to the respective captioned terms “Applicable Margin—Base Rate” and “Applicable Margin—Non-Base Rate”, as each of the foregoing is set forth in Schedule I, and for any day for each Base Rate Advance, for any Interest Period for each Eurodollar Advance, for any Sterling Interest Period for each Sterling Advance, or with respect to any Canadian Bankers’ Acceptance accepted by any Canadian Bank at any time, as the case may be, the percentage per annum applicable on such day for such Base Rate Advance, or to such Interest Period for such Eurodollar Advance, such Sterling Interest Period for such Sterling Advance or at such times with respect to such Canadian Bankers’ Acceptance, as the case may be, as shown in Schedule I and (ii) being based on the Rating Level, which for the purposes of determining such respective Applicable Margins shall be the Rating Level in effect on the first day of such quarter for such Base Rate Advance, the first day of such Interest Period or Sterling Interest Period, as applicable, or on the corresponding day that such Canadian Bankers’ Acceptances are accepted by the Canadian Banks, as the case may be.

“Arrangers” means J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, The Bank of Tokyo Mitsubishi UFJ, Ltd., Barclays Bank, Citigroup Global Markets Inc., Royal Bank of Canada, and SG Americas Securities, LLC.

“Assignment and Assumption” means an assignment and assumption entered into by a Bank and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit E.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.9(b)(iii).

“Bankruptcy Code” means Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such

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Person by a governmental authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Banks” means each Person a signatory to the Base Agreement, and shall include any Person that becomes a Bank pursuant to Section 2.18, Section 2.19 or Section 8.6, in each case, however, so long as it shall hold a Commitment.

“Barclays Bank” means Barclays Bank PLC, and any successor thereto.

“Base Agreement” means the physical portion of this Agreement excluding each Joinder to Credit Agreement and each Appendix.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus  1⁄2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) the Adjusted Eurodollar Rate for a one-month interest period plus 1%. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Advance” means an Advance which bears interest as provided in Section 2.5(a).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means EOG Resources, Inc., a Delaware corporation, and any successor thereto pursuant to Section 5.2(e).

“Borrowing” means a borrowing hereunder consisting of Advances of the same Type made on the same day by the Banks pursuant hereto and, in the case of Eurodollar Advances, having the same Interest Period; provided that (a) all Base Rate Advances outstanding at any time shall thereafter be deemed to be one Borrowing, and (b) subject to the limitations in Section 2.2(a) as to the number of permitted Interest Periods and subject to the provisions of Sections 2.7, 2.8(c) and 2.12 on the last day of an Interest Period for a Borrowing comprised of Eurodollar Advances, such Borrowing may be divided ratably to form multiple Borrowings comprised of Eurodollar Advances (with the result that each Bank’s Advance as a part of each such multiple Borrowing is proportionately the same as its Advance as a part of such divided Borrowing) or combined with all or a ratable portion of the Base Rate Advances or all or a ratable portion of one or more other Borrowings, the Interest Period for which also ends on such day, to form a new Borrowing comprised of Eurodollar Advances, such division or combination to be made by notice from the Borrower given to the Administrative Agent not later than 12:00 Noon on the third Business Day prior to the proposed division or combination specifying the date of such division or combination (which shall be a Business Day) and all other relevant information (such as the Borrowings to be divided or combined, the respective amounts of the Borrowings resulting from any such division, the relevant Interest Periods, the amount of the Base Rate Advances or other Borrowings to be so combined and such other information as the Administrative Agent may request), but in no event shall any Borrowing resulting from, or remaining after, any such division or combination be less than $5,000,000, and in all cases each Bank’s

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Advance as a part of each such combined, resultant or remaining Borrowing shall be proportionately the same as its Advances as a part of the relevant Borrowings prior to such division or combination and each combined, resultant or remaining Borrowing shall be in an integral multiple of $1,000,000. Each Borrowing comprised of a Type of Advance shall be that “Type” of Borrowing.

“BTMU” means The Bank of Tokyo Mitsubishi UFJ, LTD., and any successor thereto.

“Business Day” means (a) any day of the year except Saturday, Sunday and any day on which banks are required or authorized to close in Houston, Texas, New York, New York, or the state in which the Payment Office is located, and (b) if the applicable Business Day relates to any Eurodollar Advances, any day which is a “Business Day” described in clause (a) and which is also a day for trading by and between banks in the applicable interbank Eurodollar market.

“Cash Collateralize” has the meaning specified in Section 2.9(g).

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, set forth at 42 U.S.C. §§9601 et seq, state and local analogs and all rules and regulations promulgated thereunder, in each case as now or hereafter in effect.

“Change of Control” means any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

“Citibank” means Citibank, N.A., and any successor thereto.

“CI Bank” has the meaning specified in Section 2.20(a).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury regulations promulgated thereunder, or any successor Federal tax code or regulations, and any reference to any statutory provision of the Code shall be deemed to be a reference to any successor provision or provisions.

“Commitment” means, as to each Bank, its obligation to (a) make Advances to the Borrower pursuant to Section 2.1, (b) purchase participations in L/C Obligations pursuant to Section 2.9(c) and (c) make Refunded Swingline Loans and purchase participations in Swingline Loans pursuant to Section 2.22, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank’s name on Schedule II (including after any revision thereof under Section 2.20(e)) or in the Assignment and Assumption pursuant to which such Bank becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; provided, that:

(i) during a Canadian Allocation Period, the Commitment of any Bank that is, or has a branch or Affiliate that is, a Canadian Bank shall be reduced by the Canadian Commitment of such Canadian Bank; and

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(ii) during a Sterling Allocation Period, the Commitment of any Bank that is, or has a branch or Affiliate that is, a UK Bank shall be reduced by the Sterling Commitment of such UK Bank.

“Commitment Increase” has the meaning specified in Section 2.20(a).

“Commitment Increase Effective Date” has the meaning specified in Section 2.20(b).

“Consenting Bank” has the meaning specified in Section 2.21(b).

“Consolidated” refers to the consolidation of the accounts of the Borrower and its Subsidiaries in accordance with GAAP.

“Consolidated Net Worth” means at any date the Consolidated stockholders’ equity of the Borrower and its Consolidated Subsidiaries.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Advances or a Borrowing of one Type into Advances or a Borrowing, as the case may be, of another Type pursuant to Section 2.7, Section 2.8(a) or Section 2.11(b).

“Credit Exposure” as applied to each Bank shall mean (a) at any time prior to the termination of the Commitments, the Pro Rata Share of such Bank of the Total Committed Amount multiplied by the Total Committed Amount and (b) at any time after the termination, in whole, of the Commitments, the principal balance of the outstanding Advances, the Swingline Exposure and participation interest in L/C Obligations of such Bank.

“Debt” of any Person means, at any date, without duplication, (a) obligations for the repayment of money borrowed which (i) are evidenced by bonds, notes, debentures, loan agreements, credit agreements or similar instruments or agreements and (ii) are or should be shown on a balance sheet as debt in accordance with GAAP, (b) obligations as lessee under leases which, in accordance with GAAP, are capital leases (and monetary obligations under so-called synthetic or off-balance sheet leases), (c) all obligations of such Person to deliver commodities, goods or services, including hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements, take or pay arrangements or other similar arrangements in each case in the ordinary course of business, (d) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment, and (e) guaranties of payment or collection of any obligations described in clauses (a) through (d) of other Persons, provided, that clauses (a) through (d) include, in the case of obligations of the Borrower or any Subsidiary, only such obligations as are or should be shown as debt, deferred revenues (in the case of clause (d)) or capital lease liabilities on a Consolidated balance sheet in accordance with GAAP; provided, further, that none of the following shall constitute Debt: (A) transfers of accounts receivable pursuant to a receivables purchase facility considered as a sale under GAAP (and indemnification, recourse or repurchase obligations thereunder as are reasonable given market standards for transactions of similar type) and (B) the liability of any Person as a general partner of a partnership for Debt of such partnership, if the partnership is not a Subsidiary of such Person.

“Default” means any event or circumstance which, with the giving of notice, lapse of time or otherwise, would constitute an Event of Default.

“Defaulting Bank” means (i) any Bank, Canadian Bank or UK Bank, as the case may be, that has (a) failed to fund any portion of its Advances, Canadian Advances or Sterling Advances, as the case may be, or participations in Letters of Credit, Canadian Letters of Credit or Sterling Letters of Credit, as the

5

case may be, or Swingline Loans, as applicable (and for purposes of this definition, each such funding obligation, as the context shall require, a “funding obligation”), within three (3) Business Days following the date required to be funded by it hereunder, (b) notified the Borrower and the Administrative Agent in writing that it does not intend to or is unable to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to or is unable to comply with its funding obligations under this Agreement, (c) failed, within three Business Days after request by the Administrative Agent or the Borrower, to confirm, in writing, (1) that it will comply with the terms of this Agreement relating to its prospective funding obligations hereunder, unless the subject of a good-faith dispute, and (2) that it is financially able and capable to meet such funding obligations timely and fully, without regard to the existence of any good faith dispute, (d) otherwise failed to pay over to the Administrative Agent, the Canadian Administrative Agent or the UK Administrative Agent, as the case may be, or any other Bank, Canadian Bank or UK Bank, as the case may be, any other amount required to be paid by it hereunder within three Business Days following the date when due, unless the subject of a good-faith dispute or (e) become, or whose Parent has become, the subject of a Bankruptcy Event and (ii) any of the Administrative Agent, the Canadian Administrative Agent or the UK Administrative Agent, as the case may be, that is or becomes a Defaulting Bank pursuant to any sub-clause of the preceding clause (i), whether by virtue of being a Bank, a Canadian Bank or a UK Bank or, if not a Bank, Canadian Bank or UK Bank, by virtue of the application to it (or, in respect to sub-clause (e) above, its Parent) of the circumstances or events described therein.

“Dollar”, “dollar” or “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time equal to the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Domestic Lending Office” under its name on Schedule II or in the Assignment and Assumption or other document pursuant to which it became a party hereto as contemplated by Section 2.18, Section 2.19 or Section 8.6, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

“Eligible Assignee” has the meaning specified in Section 8.6(g).

“Environment” has the meaning specified in 42 U.S.C. §9601(8).

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Obligors or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Protection Statute, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Protection Statute” means any law, statute, ordinance, rule, regulation, order, decision, decree, judgment, permit, license, authorization or agreement (all as amended from time to time) arising from, in connection with, or relating to the pollution, protection or regulation of the Environment or the protection or regulation of health or safety, whether the foregoing are required or promulgated by

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any government or agency or other authority of or in the United States (whether local, state, or federal) or any foreign country or subdivision thereof, including without limitation, CERCLA, RCRA and other laws, statutes, ordinances, rules and regulations relating to the disposal, removal, remediation, production, storing, refining, handling, transferring, processing, recycling or transporting of or exposure to any material or substance, wherever located, and any rule, regulation or decision issued or promulgated in connection with such laws, statutes, ordinances, rules or regulations by any government, agency or other authority of or in the United States (whether local, state or federal) or of any foreign country or subdivision thereof, in each case as now or hereafter in effect.

“EPA” means the United States Environmental Protection Agency, or any successor thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, as in effect from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of the regulations under Section 414 of the Code.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

“Eurodollar Advance” means an Advance which bears interest as provided in Section 2.5(b).

“Eurodollar Borrowing” means a Borrowing comprised of Eurodollar Advances.

“Eurodollar Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Eurodollar Lending Office” under its name on Schedule II or in the Assignment and Assumption or other document pursuant to which it became a party hereto as contemplated by Section 2.18, Section 2.19 or Section 8.6, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Advance, the Screen Rate for such Interest Period determined as of approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period; and for any interest calculation with respect to a Base Rate Advance on any date, the Screen Rate for an Interest Period equal to one month commencing that day, determined as of approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.

“Events of Default” has the meaning specified in Section 6.1.

“Existing 2011 Credit Agreement” means that certain Revolving Credit Agreement, dated as of October 11, 2011, among the Borrower and JPMorgan Chase Bank, N.A., as administrative agent, and the agents and the banks party thereto from time to time, including, for the avoidance of doubt, each appendix thereto together with all loan documentation relating thereto.

“Extension Effective Date” has the meaning specified in Section 2.21(b).

“FATCA” means the Foreign Account Tax Compliance Act as set forth in Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future

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regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement.

“FDIC” means the Federal Deposit Insurance Corporation, or any federal agency or authority of the United States from time to time succeeding to its function.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any federal agency or authority of the United States from time to time succeeding to its function.

“Foreign Bank” has the meaning specified in Section 8.16(a).

“GAAP” means accounting principles generally accepted in the United States consistent with those applied in the preparation of the audited consolidated financial statements referred to in Section 4.1(d).

“Hazardous Materials” means (a) any substance or material identified as a hazardous substance pursuant to CERCLA; (b) any substance or material regulated as a hazardous or solid waste pursuant to RCRA; (c) any other material or substance regulated under any Environmental Protection Statute; and (d) all pollutants, contaminants, toxic substances, radioactive materials, refined products, natural gas liquids, crude oil, petroleum and petroleum products, polychlorinated biphenyls and asbestos.

“Highest Lawful Rate” means, on any day and with respect to each Total Facility Bank, as the case may be, the maximum non-usurious rate of interest that: (a) with respect to the Borrower, such Bank is permitted under Federal, New York or other applicable law to contract for, charge, receive, take or reserve for with respect to obligations of the Borrower hereunder, stated as a rate per annum; (b) with respect to the Canadian Borrower, such Canadian Bank is permitted under Federal, New York, Canadian, or other applicable law to contract for, charge, receive, take or reserve for with respect to obligations of the Canadian Borrower hereunder, stated as a rate per annum; or (c) with respect to the UK Borrower, such UK Bank is permitted under Federal, New York, UK or other applicable law to contract for, charge, receive, take or reserve for with respect to obligations of the UK Borrower hereunder, stated as a rate per annum. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Total Facility Bank, as the case may be, as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Total Facility Bank, as the case may be, at a rate in excess of the Highest Lawful Rate applicable to it.

“Honor Date” has the meaning specified in Section 2.9(c)(i).

“ICC” has the meaning specified in Section 2.9(h).

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“Impacted Interest Period” has the meaning specified in the definition of “Screen Rate.”

“Indemnified Liabilities” has the meaning specified in Section 8.4(c).

“Indemnitees” has the meaning specified in Section 8.4(c).

“Indenture” means that certain Indenture dated as of September 1, 1991 between the Borrower, as issuer, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan (formerly, Texas Commerce Bank National Association)), as Trustee, without giving effect to any amendment, modification or discharge thereof.

“Insufficiency” means, with respect to any Plan, the amount, if any, by which the present value of the accrued benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

“Interest Period” means, with respect to each Eurodollar Advance, in each case comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Advance into (or a division or combination of any Borrowing resulting in) such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below except that any Interest Period for Eurodollar Advances which commences on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month shall end on the last Business Day of the appropriate subsequent calendar month. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Borrower may, upon notice received by the Administrative Agent not later than 12:00 Noon on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

(b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(c) no Interest Period may end after the Termination Date.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which the Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which the Screen Rate is available) that exceeds the Impacted Interest Period.

“ISP” has the meaning specified in Section 2.9(h).

“Issuer” means any L/C Issuer, any Canadian L/C Issuer and/or any Sterling L/C Issuer, as the context requires.

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“Issuer Document” means with respect to any Letter of Credit, each of the Letter of Credit Application entered into by the Borrower, and each other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any one or more Subsidiaries) or executed by the Borrower or any one or more Subsidiaries in favor of the L/C Issuer and relating to such Letter of Credit.

“JPMorgan” means JPMorgan Chase Bank, N.A., a national banking association, and any successor thereto.

“L/C Advance” means, with respect to each Bank, such Bank’s funding of its participation in any Unreimbursed Amount in accordance with its Pro Rata Share pursuant to Section 2.9(c)(iii).

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, the renewal or increase of the amount thereof, or the amendment or other modification thereof.

“L/C Fee Rate” means at any time with respect to any Letter of Credit, Canadian Letter of Credit or Sterling Letter of Credit issued hereunder, a percentage per annum equal to the Applicable Margin then in effect.

“L/C Issuer” means any of JPMorgan, WFB, BTMU, Barclays Bank, Citibank, RBC and SG in its capacity as an issuer of Letters of Credit hereunder, any other Bank that may become a Letter of Credit issuer as mutually agreed to by the Borrower, such Bank and the Administrative Agent, or any successor issuer of Letters of Credit hereunder (each, in such capacity, if at the relevant time of determination such Bank is obligated to issue Letters of Credit); provided that each of BTMU, Barclays Bank and SG will only be an L/C Issuer with respect to standby Letters of Credit; and provided further that no L/C Issuer will be required to (a) issue Letters of Credit, Canadian Letters of Credit and Sterling Letters of Credit in an aggregate principal amount in excess of such L/C Issuer’s Letter of Credit Commitment, (b) issue Canadian Letters of Credit in an aggregate principal amount in excess of the Canadian Total Committed Amount or (c) issue Sterling Letters of Credit in an aggregate principal amount in excess of the Sterling Total Committed Amount, as applicable (or such greater amount as may be agreed to by an L/C Issuer).

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus (without duplication) the aggregate of all Unreimbursed Amounts, including all L/C Advances. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.9(n). For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit” means any letter of credit issued hereunder by an L/C Issuer, as the same may be amended, extended, renewed or otherwise modified from time to time. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an L/C Issuer, with such amendments thereto as the Borrower may reasonably request and acceptable to an L/C Issuer to avoid any conflict between it and this Agreement.

“Letter of Credit Commitment” means, as to each Issuer, its obligation to issue Letters of Credit pursuant to this Agreement, in an aggregate principal amount at any one time outstanding not to exceed

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the amount set forth opposite such Issuer’s name on Schedule II (or such greater amount as may be agreed to by such Issuer) or in the Assignment and Assumption pursuant to which such Issuer becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Loan Document” means this Agreement, each Note, each Letter of Credit Application, each Letter of Credit, each Notice of Borrowing, each Canadian Note, each Canadian Bankers’ Acceptance, the Canadian Guaranty, each Canadian Letter of Credit Application, each Canadian Letter of Credit, each Canadian Notice of Borrowing, each Sterling Note, the UK Guaranty, each Sterling Letter of Credit Application, each Sterling Letter of Credit, each Sterling Notice of Borrowing and each other document or instrument executed and delivered in connection with this Agreement.

“Majority Banks” means, subject to Section 2.19(b) and at any relevant time of determination, all Banks and, if during a Canadian Allocation Period or Sterling Allocation Period, as the case may be, all other Total Facility Banks in the aggregate having in the aggregate more than 50% of the Total Facility Amount, or, if the Total Facility Commitment has been terminated pursuant to Section 6.1, Total Facility Banks in the aggregate holding in the aggregate more than 50% of the Total Facility Outstandings.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Borrower or any ERISA Affiliate, and more than one employer other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

“New Funds Amount” has the meaning specified in Section 2.20(d).

“Note” means, to the extent requested by any Bank, a promissory note of the Borrower payable to such Bank, in substantially the form of Exhibit A, evidencing the aggregate indebtedness of the Borrower to such Bank resulting from the Advances owed to such Bank.

“Notice of Borrowing” has the meaning specified in Section 2.2(a).

“Notice of Commitment Increase” has the meaning specified in Section 2.20(b).

“Obligor” means the Borrower, the Canadian Borrower or the UK Borrower, or any of them as the context requires.

“Other Taxes” has the meaning specified in Section 2.14(c).

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“Parent” means, with respect to any Bank, Canadian Bank or UK Bank or any of the Administrative Agent, the Canadian Administrative Agent or the UK Administrative Agent, as the case may be, any Person as to which such Bank, Canadian Bank, UK Bank, Administrative Agent, Canadian Administrative Agent or UK Administrative Agent is, directly or indirectly, a subsidiary.

“Payment Office” means the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017 or such other office as the Administrative Agent may designate after the closing date hereof by written notice to the other parties hereto.

“PBGC” means the Pension Benefit Guaranty Corporation, or any federal agency or authority of the United States from time to time succeeding to its function.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, firm or other entity, or a government or any political subdivision or agency, department or instrumentality thereof.

“Plan” means an employee benefit plan (other than a Multiemployer Plan) which is (or, in the event that any such plan has been terminated within five years after a transaction described in Section 4069 of ERISA, was) maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

“Prescribed Forms” means such duly executed form(s) or statement(s), including the forms described in Sections 8.16(a) and (b), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Bank providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation under the Code or the tax law of the applicable jurisdiction, permit the Borrower to make payments hereunder for the account of such Bank free of deduction or withholding of income or similar taxes (except for any deduction or withholding of income or similar taxes as a result of any change in or in the interpretation of any such treaty, the Code or any such rule or regulation, or as otherwise provided in Section 2.14).

“Principal Subsidiary” means (a) the Canadian Borrower, during any Canadian Allocation Period, (b) the UK Borrower, during any Sterling Allocation Period, and (c) any other Subsidiary having total assets in excess of $300,000,000, excluding (i) intercompany loans and advances to and from the Borrower and its Subsidiaries, (ii) investments in Subsidiaries of such Subsidiary, and (iii) equity interests in Subsidiaries of such Subsidiary. For purposes of this definition, total assets shall be determined based on the most recent quarterly or annual financial statements available prior to such determination. As of the closing date hereof, EOG Resources Trinidad Limited is a Principal Subsidiary.

“Pro Rata Share” means, with respect to each Bank:

(a) at any time the Commitments remain outstanding, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Bank at such time and the denominator of which is the amount of the Total Committed Amount; and

(b) upon the termination, in whole, of the Commitments pursuant to the terms of this Agreement, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is:

the sum of

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(i) the outstanding Advances of such Bank plus

(ii) an amount equal to (A) (1) the outstanding Advances of such Bank, divided by (2) the aggregate outstanding Advances of all Banks, times (B) the sum of (1) all outstanding L/C Obligations plus (2) the outstanding Swingline Loans, and the denominator of which is the Total Outstanding Amount.

The initial Pro Rata Share of each Bank is set forth opposite the name of such Bank on Schedule II or in the Assignment and Assumption pursuant to which such Bank becomes a party hereto, as applicable.

“Rating Level” means the applicable category of rating level contained in Schedule I which is based on the rating of the Borrower’s senior unsecured long-term debt as classified by Moody’s or Standard & Poor’s, or both of them, if applicable.

“RBC” means Royal Bank of Canada, and any successor thereto.

“RCRA” means the Resource Conservation Act of 1976, as amended from time to time, set forth at 42 U.S.C. §§ 6901 et seq, state and local analogs and all rules and regulations promulgated thereunder, in each case as now or hereafter in effect.

“Reducing Percentage Bank” has the meaning specified in Section 2.20(d).

“Reduction Amount” has the meaning specified in Section 2.20(d).

“Refunded Swingline Loans” has the meaning specified in Section 2.23(b).

“Reg U Limited Assets” means assets that are subject to any arrangement (as contemplated by Regulation U) with any Bank or the Administrative Agent (a) that restricts the right or ability of the Borrower or (to the extent relevant to the compliance with Regulation U or Regulation X by any of the Banks or the Borrower in connection with this Agreement or any of the Advances) its Subsidiaries to sell, pledge or otherwise dispose of (within the meaning of Regulation U) such assets or (b) that provides that the exercise of such right is or may be cause for accelerating the maturity of all or any portion of the Advances or any other amount payable hereunder or under such arrangement.

“Register” has the meaning specified in Section 8.6(c).

“Regulation U” means Regulation U of the Federal Reserve Board, as the same is from time to time in effect, and all rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as the same is from time to time in effect, and all rulings and interpretations thereunder or thereof.

“Responsible Officer” of a Person means such Person’s chief executive officer, president, chief operating officer, chief financial officer, vice president-finance, treasurer or assistant treasurer. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Revaluation Date” means (a) with respect to any Advance, each of the following: (i) each date of a Borrowing of a Eurodollar Advance denominated in either Canadian Dollars or Sterling, (ii) each date of a continuation of a Eurodollar Advance denominated in either Canadian Dollars or Sterling

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hereunder and (iii) such additional dates as the Administrative Agent shall determine or the Majority Banks shall require, in each instance for the purpose of calculating the amount of availability of the respective commitments hereunder or the Total Facility Outstandings (or any component thereof) as a result of fluctuations in the relevant currency exchange rates, upon prior written notice to the Borrower; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in either Canadian Dollars or Sterling, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in either Canadian Dollars or Sterling and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Majority Banks shall require, in each instance for the purpose of calculating the amount of availability of the respective commitments hereunder or the Total Facility Outstandings (or any component thereof) as a result of fluctuations in the relevant currency exchange rates, upon prior written notice to the Borrower.

“Sanctions” means, at any time, economic sanctions or trade embargoes imposed or administered at such time by (a) the United States Government (including, without limitation, those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State) or (b) if applicable, the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“Sanctioned Country” means, at any time, a country, region or territory which is at such time the subject of any comprehensive Sanctions, in each case that broadly restrict trade and investment with such country, region or territory (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person that is designated as being the subject of a Sanction in a list published by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or, if applicable, the United Nations Security Council, the European Union or any EU member state, (b) any Person that the Borrower knows is operating, organized or resident in a Sanctioned Country or (c) any Person that the Borrower knows is owned 50 percent or more by any such Person or Persons.

“Scheduled Maturity Date” means the later to occur of (i) July 21, 2020, and (ii) as to any Bank that has extended its Commitment pursuant to Section 2.21, the latest date to which the Commitments have been extended pursuant to Section 2.21.

“Screen Rate” means the London interbank offered rate administered by the ICE Benchmark Administration (or any other Person that replaces the ICE Benchmark Administration and takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any successor or substitute page or screen to the Reuters screen that displays such rate, or, if such rate does not appear on the Reuters screen or successor or substitute page or screen to the Reuters screen, on the appropriate page or screen of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion), provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the Screen Rate shall not be available for any such Interest Period (an “Impacted Interest Period”), then the applicable Eurodollar Rate shall be the Interpolated Rate.

“SG” means Société Générale, and any successor thereto.

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“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 A.M. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency; and provided further that, in conjunction with each of the preceding determinations, the Borrower is provided a written description of the applicable Spot Rate and the sources used to determine such rate.

“Standard & Poor’s” and “S&P” each means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Subsidiary” means any corporation, partnership, joint venture or other entity (a) of which more than 50% of the outstanding capital stock or other equity interests having ordinary voting power (irrespective of whether or not at the time capital stock or other equity interest of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Borrower and (b) which is a Consolidated Subsidiary in accordance with GAAP; provided, that the definition of “Subsidiary” in Exhibit D shall apply in Section 5.2(a) only.

“Successor Agent” has the meaning specified in Section 7.9.

“Swingline Commitment” means the obligation of the Swingline Lender to make its Swingline Loans pursuant to Section 2.22 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite the Swingline Lender’s name on Schedule IV.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Bank at any time shall be its Pro Rata Share of all Swingline Loans outstanding at such time.

“Swingline Lender” means each of Citibank, JPMorgan and WFB, in its capacity as a lender of Swingline Loans.

“Swingline Loans” has the meaning specified in Section 2.22(a).

“Swingline Participation Amount” has the meaning specified in Section 2.23(c).

“Swingline Rate” means, for any day, a variable per annum rate equal to (a) the “ASK” rate for over-night Federal funds as published by Reuters on the date the Borrower requests a Swingline Loan hereunder and on each day thereafter that such Swingline Loan is outstanding; provided, however, if such rate is not available at such time for any reason, then the “Swingline Rate” shall be, for any day, the rate per annum reasonably determined by the applicable Swingline Lender to be the rate at which deposits in Dollars in same day funds in the approximate amount of the Swing Line Loan by such Swingline Lender would be offered for overnight borrowings by such Swingline Lender’s London Branch to major banks in the London interbank Eurodollar market at their request at approximately 11:00 A.M. (London time) on the date the Borrower requests a Swingline Loan hereunder and on each day thereafter that such Swingline Loan is outstanding; provided that in conjunction with each of the preceding determinations,

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upon request of the Borrower, the Borrower is provided a written description of the applicable Swingline Rate and the sources used to determine such rate; plus (b) the then applicable Applicable Margin for Eurodollar Advances. The Administrative Agent’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

“Syndication Agent” means WFB.

“Taxes” has the meaning specified in Section 2.14(a).

“Termination Date” means, the earlier of (i) the Scheduled Maturity Date and (ii) the date of termination in whole of the Total Facility Amount pursuant to Section 2.16 or Section 6.1.

“Termination Event” means (a) a “reportable event”, as such term is described in Section 4043 of ERISA (other than a “reportable event” not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a “substantial employer”, as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (c) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Total Capitalization” means, at any time, the sum (without duplication) of (a) Total Debt plus (b) Consolidated Net Worth less any amount thereof attributable to “minority interests” (as defined below). For the purpose of this definition, “minority interests” means any investment or interest of the Borrower in any corporation, partnership or other entity to the extent that the total amount thereof owned by the Borrower (directly or indirectly) constitutes 50% or less of all outstanding interests or investments in such corporation, partnership or entity.

“Total Committed Amount” means, at any time, the aggregate amount of the Commitments at such time.

“Total Debt” means, at any time, all Consolidated Debt of the Borrower and its Consolidated Subsidiaries.

“Total Facility Advances” means Advances, Canadian Advances and Sterling Advances.

“Total Facility Amount” means, at any relevant time of determination, the sum of (i) the Total Committed Amount, (ii) if during a Canadian Allocation Period, the then applicable Canadian Total Committed Amount and (iii) if during a Sterling Allocation Period, the then applicable Sterling Total Committed Amount.

“Total Facility Banks” means, at any relevant time of determination, all Banks holding a Commitment, all Canadian Banks holding a Canadian Commitment and all UK Banks holding a Sterling Commitment.

“Total Facility Commitment” means, at any relevant time of determination, the sum of (i) the Commitments, (ii) the Canadian Commitments and (iii) the Sterling Commitments, in each case then in effect.

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“Total Facility Outstandings” means the sum of (i) the Total Outstanding Amount, (ii) the Canadian Total Outstanding Amount and (iii) the Sterling Total Outstanding Amount.

“Total Outstanding Amount” means, at any time, the sum of (a) the outstanding Advances, (b) the outstanding L/C Obligations and (c) the outstanding Swingline Loans.

“Type” has the meaning specified in the definition of the term “Advance”.

“UK” means the United Kingdom of Great Britain and Northern Ireland.

“UK Double Taxation Treaty” shall mean any convention between the government of the United Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.

“UK Tax Act” means, collectively, the United Kingdom Income Tax Act 2007 (the “2007 Tax Act”) and Corporation Tax Act 2010 (the “2010 Tax Act”), each as amended from time to time, or any successor statutes, together with all regulations and interpretations thereof or thereunder by the United Kingdom Inland Revenue (or any successor).

“Unreimbursed Amount” has the meaning set forth in Section 2.9(c)(i).

“Withdrawal Liability” shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

“WFB” means Wells Fargo Bank, National Association, and any successor thereto.

Section 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”. Unless otherwise indicated, all references to a particular time are references to Houston, Texas time.

Section 1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with, and certificates of compliance for the financial covenant shall be based on, GAAP; provided, however, the financial statements and reports required pursuant to Section 5.1(a)(i) and (xi) shall be prepared in accordance with generally accepted accounting principles in effect at the time of application thereof except to the extent stated therein. GAAP will be deemed for all purposes hereof to treat leases that would have been classified as operating leases in accordance with GAAP as in effect on December 31, 2014, in a manner consistent with the treatment of such leases under GAAP as in effect on December 31, 2014, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

Section 1.4 Miscellaneous. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, in each case as then amended, revised or otherwise modified and then in effect, unless otherwise specified. The term “including” shall mean “including, without limitation,” and the term “or” is not exclusive. The term “United States” when used in any Loan Document shall refer to and mean the United States of America.

Section 1.5 Ratings. A rating, whether public or private, by Standard & Poor’s or Moody’s shall be deemed to be in effect on the date of announcement or publication by Standard & Poor’s or

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Moody’s, as the case may be, of such rating or, in the absence of such announcement or publication, on the effective date of such rating and will remain in effect until the date when any change in such rating is deemed to be in effect. In the event any of the rating categories used by Moody’s or Standard & Poor’s is revised or designated differently (such as by changing letter designations to different letter designations or to numerical designations), the references herein to such rating shall be changed to the revised or redesignated rating for which the standards are closest to, but not lower than, the standards at the date hereof for the rating which has been revised or redesignated. Long-term debt supported by a letter of credit, guaranty, insurance or other similar credit enhancement mechanism shall not be considered as senior unsecured long-term debt.

ARTICLE II

AMOUNT AND TERMS OF THE ADVANCES

Section 2.1 The Advances. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make one or more Advances as part of a Borrowing to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding, such Bank’s Commitment minus the sum of (a) such Bank’s Pro Rata Share of outstanding L/C Obligations plus (b) such Bank’s Pro Rata Share of outstanding Swingline Loans. Each Borrowing (other than a Borrowing or deemed Borrowing under Section 2.9(c)(ii) to reimburse an L/C Issuer for any Unreimbursed Amount) shall be in an aggregate amount not less than $5,000,000, shall be in an integral multiple of $1,000,000 and shall, when made, consist of Advances of the same Type having (in the case of a Borrowing comprised of Eurodollar Advances) the same Interest Period, made on the same day by the Banks ratably according to their respective Commitments (excluding, with respect to any Borrowing or deemed Borrowing under Section 2.9(c)(ii), the Pro Rata Share of any Defaulting Bank). Within the limits of each Bank’s Commitment, the Borrower may borrow, prepay pursuant to Section 2.10 and reborrow under this Section 2.1. Subject to the terms and conditions hereof, more than one Borrowing may be made on a Business Day (including, for example, a Borrowing comprised of Eurodollar Advances having one Interest Period and another Borrowing comprised of Eurodollar Advances having a different Interest Period).

Section 2.2 Making the Advances. (a) Each Borrowing shall be made on notice, given not later than 12:00 Noon (i) in the case of a proposed Borrowing comprised of Eurodollar Advances, at least three Business Days prior to the date of the proposed Borrowing, and (ii) in the case of a proposed Borrowing comprised of Base Rate Advances, on the day of the proposed Borrowing, by the Borrower to the Administrative Agent, which shall give to each Bank prompt notice thereof by telecopy. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telecopy, confirmed immediately in writing, in substantially the form of Exhibit B, duly signed by a Responsible Officer, specifying therein the requested (A) date of such Borrowing, (B) Type of Advances comprising such Borrowing, (C) aggregate amount of such Borrowing, and (D) in the case of a Borrowing comprised of Eurodollar Advances, initial Interest Period for each such Advance, provided that the Borrower may not specify Eurodollar Advances for any Borrowing if, after giving effect to such Borrowing, Eurodollar Advances having more than twenty (20) different Interest Periods shall be outstanding. In the case of a proposed Borrowing comprised of Eurodollar Advances, the Administrative Agent shall promptly notify each Bank and the Borrower of the applicable interest rate under Section 2.5(b). Each Bank shall, before 12:00 Noon (2:00 P.M. in the case of a Borrowing comprised of Base Rate Advances) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its Payment Office, in same day funds, such Bank’s ratable portion of such Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent’s aforesaid address.

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(b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Advances, the Borrower shall, subject to Section 8.8, indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III or to make the Borrowing specified in such Notice of Borrowing on the date specified, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(c) Unless the Administrative Agent shall have received notice from a Bank prior to the time it is required to make available its ratable portion of any Borrowing that such Bank will not make available to the Administrative Agent such Bank’s ratable portion of such Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Advance as part of such Borrowing for purposes of this Agreement.

(d) The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

Section 2.3 Fees.

(a) Facility Fee. Subject to Section 8.8, the Borrower agrees to pay without duplication to each Bank a facility fee on the average daily amount of such Bank’s Commitment, whether or not used, from the closing date hereof until the Termination Date. The facility fee is due on the last Business Day of each March, June, September and December during the term of such Bank’s Commitment, commencing September 30, 2015, and on the date such Bank’s Commitment is terminated. The rate per annum of the facility fee for each calendar quarter shall be determined as provided in Schedule I based on the Rating Level in effect on the first day of such quarter. The Borrower may at its option pay such facility fee together with any Canadian facility fee owing to the Canadian Banks pursuant to Section 2A.3(a) and any Sterling facility fee owing to the UK Banks pursuant to Section 2B.3(a) pursuant to a single payment to Administrative Agent for the benefit of the Banks, the Canadian Banks and the UK Banks; provided, the Borrower shall so specify to the Administrative Agent that such payment is with respect to the facility fee hereunder and such Canadian facility fee and such Sterling facility fee, as appropriate.

(b) Administrative Agent’s Fee. Subject to Section 8.8, the Borrower shall pay to the Administrative Agent such fees as may be separately agreed to by it and the Administrative Agent.

Section 2.4 Repayment. The Borrower shall repay the unpaid principal amount of each Advance owed to each Bank on the Termination Date.

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Section 2.5 Interest. Subject to Section 8.8, the Borrower shall pay interest on the unpaid principal amount of each Advance owed to each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(a) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate plus the Applicable Margin in effect from time to time, due quarterly on the last Business Day of each March, June, September and December, commencing September 30, 2015, during such periods and on the date such Base Rate Advance shall be Converted (in whole or in part), changed (in whole or in part) as a result of any division or combination of any Borrowing, or paid in full; provided that any such Advance not paid when due shall bear interest on the principal amount thereof from time to time outstanding, payable upon demand, until paid in full at a rate per annum equal at all such times to 2% above the Base Rate in effect from time to time.

(b) Eurodollar Advances. During such periods as such Advance is a Eurodollar Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period for such Advance plus the Applicable Margin per annum for such Interest Period, due on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the day which occurs during such Interest Period three months from the first day of such Interest Period (each Eurodollar Advance to bear interest from and including the first day of the Interest Period for such Advance to (but not including) the last day of such Interest Period); provided that any such Advance not paid when due shall bear interest on the principal amount thereof from time to time outstanding, payable upon demand, until paid in full at a rate per annum equal at all such times to the greater of (x) 2% above the Base Rate in effect from time to time and (y) 2% above the rate per annum required to be paid on such Advance immediately prior to the date on which such Event of Default occurred.

(c) Other Obligations. If any amount payable by the Borrower (other than any Advance) under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount from time to time outstanding shall thereafter bear interest on the principal amount thereof from time to time outstanding, payable upon demand, until paid in full, at a fluctuating interest rate per annum at all such times equal to 2% above the Base Rate in effect from time to time.

Section 2.6 Additional Interest on Eurodollar Advances. If any Bank is required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, and if as a result thereof there is an increase in the cost to such Bank of agreeing to make or making, funding or maintaining Eurodollar Advances, the Borrower shall, subject to Section 8.8, from time to time, within 20 Business Days following its receipt of the certificate hereinbelow referenced (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank additional amounts, as additional interest hereunder, sufficient to compensate such Bank for such increased cost. A certificate in reasonable detail as to the basis for and the amount of such increased cost, and certifying that such costs are generally being charged by it to other similarly situated borrowers under similar credit facilities shall be submitted to the Borrower and the Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error; provided, however, no Bank shall be permitted to recover increased costs incurred or accrued pursuant to this Section 2.6 more than 180 days prior to the date it sends such certificate to the Borrower; provided further that, if any such requirement (or change in requirement) giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

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Section 2.7 Interest Rate Determination and Protection. (a) If, prior to the commencement of any selected Interest Period for a Eurodollar Advance, the Administrative Agent is unable to obtain timely information for determining the Eurodollar Rate for such Interest Period:

(i) the Administrative Agent shall forthwith notify the Borrower and the Banks that the interest rate cannot be determined for such Interest Period,

(ii) each such Advance for which such Interest Period was selected will, on the last day of the then existing Interest Period therefor, either (A) Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance) or (B) continue as one or more Eurodollar Advances of Interest Periods not affected by such notice of the Majority Banks, as selected by the Borrower, and

(iii) the obligation of the Banks to make, or to Convert Advances or Borrowings into, or to make divisions or combinations of Borrowings resulting in, Eurodollar Advances or Eurodollar Borrowings of such Interest Periods shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist.

(b) If, with respect to any Eurodollar Advances, the Majority Banks notify the Administrative Agent that the applicable interest rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Banks of making, funding or maintaining their respective portions of such Eurodollar Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Banks, whereupon

(i) each such Advance will, on the last day of the then existing Interest Period therefor, either (A) Convert into a Base Rate Advance (or, if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance) or (B) continue as one or more Eurodollar Advances of Interest Periods not affected by such notice of the Majority Banks, as selected by the Borrower, and

(ii) the obligation of the Banks to make, or to Convert Advances or Borrowings into, or to make divisions or combinations of Borrowings resulting in, Eurodollar Advances or Eurodollar Borrowings of such Interest Periods shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist.

(c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.1 or fails to give a timely Notice of Conversion with respect to any Eurodollar Advances in accordance with the provisions contained in Section 2.8(a), the Administrative Agent will forthwith so notify the Borrower and the Banks and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

(d) If the aggregate unpaid principal amount of Advances comprising any Eurodollar Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert, on the last day of the then existing Interest Period for such Advances, into Base Rate Advances, unless the Borrower has elected to continue such Advances as Eurodollar Advances by selecting a new Interest Period therefor in accordance with the provisions hereof commencing on such day and the sum of the outstanding principal amount of such Advances plus the outstanding principal amount of each other Borrowing that is being Converted into, or continued as, a Eurodollar Borrowing on such day with the same Interest Period as such Advances is at least $5,000,000.

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(e) Any Bank may, if it so elects, fulfill its Commitment as to any Eurodollar Advance by causing a branch, foreign or otherwise, or Affiliate of such Bank to make such Advance and may transfer and carry such Advance at, to or for the account of any branch office or Affiliate of such Bank; provided that in such event, for the purposes of this Agreement, such Advance shall be deemed to have been made by such Bank and the obligation of the Borrower to repay such Advance shall nevertheless be to such Bank and shall be deemed to be held by such Bank, to the extent of such Advance, for the account of such branch or Affiliate; provided further that for U.S. federal income tax purposes if such branch or Affiliate is the beneficial owner of such interest, or if such Bank is regarded as acting as an intermediary for such branch or Affiliate, then such Bank, or such branch or Affiliate, shall provide to the Borrower and the Administrative Agent the required forms and documentation as set forth in Section 8.16(a)(i) or (ii), as appropriate.

Section 2.8 Voluntary Conversion of Borrowings; Continuation of Eurodollar Borrowings. (a) The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 Noon (i) in the case of a proposed Conversion into a Eurodollar Borrowing, on the third Business Day prior to the date of the proposed Conversion, and (ii) in the case of a proposed Conversion into a Base Rate Borrowing, on the date of the proposed Conversion, and subject to the limitations in Section 2.2(a) as to the number of permitted Interest Periods and subject to the provisions of Sections 2.7, 2.8(c) and 2.12, Convert all or any portion of a Borrowing of one Type into a Borrowing of another Type; provided, however, that any Conversion of any Eurodollar Borrowing shall be made on, and only on, the last day of an Interest Period for such Eurodollar Borrowing. Each such notice of a Conversion (a “Notice of Conversion”) shall be by telecopy, confirmed immediately in writing, in substantially the form of Exhibit C, duly signed by a Responsible Officer, and shall, within the restrictions specified above, specify (x) the date of such Conversion, (y) the Borrowing (or identified portion thereof) to be Converted and the Type into which it is to be Converted, and (z) if such Conversion is into a Eurodollar Borrowing, the duration of the Interest Period for each Advance comprising such Borrowing.

(b) The Borrower may continue all or any portion of any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period that complies with the requirements set forth in the definition herein of “Interest Period,” by giving notice of such Interest Period as set forth in such definition, subject to the limitations in Section 2.2(a) as to the number of permitted Interest Periods and subject to the provisions of Sections 2.7, 2.8(c) and 2.12.

(c) All Borrowings, Conversions and continuations under this Agreement shall be effected in a manner that (i) treats all Banks ratably (including, for example, effecting Conversions of any portion of a Borrowing in a manner that results in each Bank retaining its same ratable percentage of both the Converted portion and the remaining portion not Converted), and (ii) results in each Borrowing (including, in the case of any Conversion of a portion of a Borrowing, both the Converted portion and the remaining portion not Converted) being in an amount not less than $5,000,000 and in an integral multiple of $1,000,000. Upon Conversion of any Borrowing, or portion thereof, into a particular Type, all Advances comprising such Borrowing or portion thereof, as the case may be, will be deemed Converted into Advances of such Type.

Section 2.9 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Banks set forth in this Section 2.9, (1) from time to time on any Business Day prior to the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower for any general corporate purpose of the Borrower and its Subsidiaries, and to

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amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Banks severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that (i) no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit if the aggregate amount of Letters of Credit, Canadian Letters of Credit and Sterling Letters of Credit issued by it and its Affiliates would exceed such L/C Issuer’s Letter of Credit Commitment (or such greater amount as may be agreed to by such L/C Issuer), and (ii) no L/C Issuer shall be obligated to issue Letters of Credit and no Bank shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension the Total Facility Outstandings would exceed the Total Facility Amount. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any governmental body, agency or official or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any law, rule, regulation or order applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any governmental body, agency or official with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the date hereof and which such L/C Issuer in good faith deems material to it;

(B) subject to Section 2.9(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Majority Banks have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Banks have approved such expiry date;

(D) the issuance of such Letter of Credit would violate one or more reasonable and customary commercial banking policies of such L/C Issuer generally applicable to the issuance of letters of credit and applied by such L/C Issuer to other similarly situated borrowers under similar credit facilities;

(E) such Letter of Credit is in an initial amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit (or, as to Letters of Credit denominated in a currency other than Dollars, the respective currency equivalent thereof as reasonably determined by such L/C Issuer), or is to be denominated in a currency other than Dollars, Canadian Dollars, Euros, British Pounds Sterling, Swiss Francs or Japanese Yen; or

(F) it is not then required to issue a Letter of Credit pursuant to Section 2.19(e).

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(iii) No L/C Issuer shall be under any obligation to amend, extend, renew or otherwise modify any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended, extended, renewed or modified form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment, extension, renewal or other modification to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the relevant L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:00 Noon at least two Business Days (or such later date and time as requested by the Borrower and as the relevant L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the relevant L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may require.

(ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the relevant L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the relevant L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the relevant L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Bank’s Pro Rata Share times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Banks shall be deemed to have authorized (but may not require) the relevant L/C Issuer to

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permit the renewal of such Letter of Credit at any time prior to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.9(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Majority Banks have elected not to permit such renewal or (2) from the Administrative Agent, any Bank or the Borrower that one or more of the applicable conditions specified in Section 3.2 is not then satisfied.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) On the date of any payment by any L/C Issuer under any Letter of Credit (each such date, an “Honor Date”), the relevant L/C Issuer shall notify the Borrower and the Administrative Agent of such payment. If the relevant L/C Issuer shall give such notice prior to 11:00 A.M. on the Honor Date, the Borrower shall reimburse the relevant L/C Issuer by 11:00 A.M. on the Honor Date through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to reimburse the relevant L/C Issuer by 11:00 A.M. on the Honor Date, the Administrative Agent shall promptly notify each Bank of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Bank’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Advances to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1 for the principal amount of Base Rate Advances, but otherwise subject to Section 2.1 and subject to compliance with the conditions set forth in Section 3.2 (other than (i) the delivery of a Notice of Borrowing and (ii) the absence of an event that would constitute an Event of Default but for the requirement of time elapse, which is based upon the Borrower’s failure to fully and timely reimburse for such drawing). Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.9(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Bank (including the Bank acting as L/C Issuer) shall upon any notice pursuant to Section 2.9(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 P.M. on the Honor Date specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.9(c)(iii), each Bank that so makes funds available shall be deemed to have made a Base Rate Advance subject to compliance with the conditions set forth in Section 3.2 (other than (i) the delivery of a Notice of Borrowing and (ii) the absence of an event that would constitute an Event of Default but for the requirement of time elapse, which is based upon the Borrower’s failure to fully and timely reimburse for such drawing) to the Borrower in such amount and the corresponding Unreimbursed Amount shall be deemed refinanced. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing or a deemed Borrowing under Section 2.9(c)(i) or (ii) because the conditions set forth in Section 3.2 and not excused under Section 2.9(c)(i) or Section 2.9(c)(ii) cannot be satisfied on the Honor

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Date, then (A) the relevant L/C Issuer will notify the Borrower of the amount of such Unreimbursed Amount that has not been refinanced and (B) such Unreimbursed Amount that is not so refinanced shall (1) bear interest on the amount thereof from time to time outstanding at a rate per annum equal to 2% above the Base Rate in effect from time to time and (2) shall be due and payable on the 15th day following the Borrower’s receipt of such notice from such L/C Issuer. In such event, each Bank’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.9(c)(ii) shall be payment in respect of its participation in such Unreimbursed Amount and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 2.9.

(iv) Until each Bank funds its Advance or L/C Advance pursuant to this Section 2.9(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Bank’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Bank’s obligation to reimburse the relevant L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.9(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of a reimbursement to an L/C Issuer shall constitute a Borrowing if the Borrower is unable to satisfy the conditions set forth in Section 3.2 (other than (i) the delivery of a Notice of Borrowing and (ii) the absence of an event that would constitute an Event of Default but for the requirement of time elapse, which is based upon the Borrower’s failure to fully and timely reimburse for such drawing) and no such making of a reimbursement shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by the relevant L/C Issuer under any Letter of Credit, together with interest as provided in Section 2.9(c).

(vi) If any Bank fails to make available to the Administrative Agent for the account of an L/C Issuer any amount required to be paid by such Bank pursuant to the foregoing provisions of this Section 2.9(c) by the time specified in Section 2.9(c)(ii), the relevant L/C Issuer shall be entitled to recover from such Bank (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the relevant L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of an L/C Issuer submitted to any Bank (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Bank such Bank’s L/C Advance in respect of such payment in accordance with Section 2.9(c), if the Administrative Agent receives for the account of the relevant L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Bank its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

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(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.9(c)(i) is required to be returned under any of the circumstances described in Section 8.5(a) (including pursuant to any settlement entered into by the relevant L/C Issuer in its discretion), each Bank shall pay to the Administrative Agent for the account of the relevant L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Bank, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code or any other law relating to bankruptcy, insolvency or reorganization or relief of debtors; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the relevant L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against an L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Bank and the Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of an L/C Issuer shall be liable to any Bank for

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(i) any action taken or omitted in connection herewith at the request or with the approval of the Banks or the Majority Banks, as applicable; (ii) any action taken or omitted unless a court of competent jurisdiction determines by a final, non-appealable judgment that the taking or omitting of such action constituted gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of any L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of an L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.9(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to indirect, special, punitive, consequential or exemplary, damages suffered by the Borrower or its Subsidiaries which the Borrower proves were caused by (A) an L/C Issuer’s willful misconduct, gross negligence, violation of law or breach in bad faith of such L/C Issuer’s obligations under any Loan Document or (B) an L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an Unreimbursed Amount, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit shall for any reason remain outstanding and partially or wholly undrawn, and in each case so long as such Unreimbursed Amount or Letter of Credit remains outstanding, the Borrower shall immediately Cash Collateralize such then outstanding L/C Obligations (in an amount equal to such outstanding L/C Obligations determined as of the date of such Unreimbursed Amount or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Banks). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of any L/C Issuer and the Banks, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing, which security interest shall be deemed automatically terminated and such collateral subject to the Borrower’s instruction on return, upon such L/C Obligations no longer being outstanding. Cash collateral shall be maintained in a blocked, non-interest bearing deposit account at and subject to the control of the Administrative Agent.

(h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by an L/C Issuer and the Borrower, when a Letter of Credit is issued (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance, as the case may be, the “ISP”) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including, if in effect at each relevant time, the ICC decision published by the Commission on Banking

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Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

(i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Bank in accordance with its Pro Rata Share, a Letter of Credit fee in Dollars for each Letter of Credit equal to the L/C Fee Rate times the daily maximum amount available to be drawn under such Letter of Credit, it being agreed that with respect to any Letter of Credit that, by its terms or the terms of the related Letter of Credit Application or any other document, agreement or instrument related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time; provided, that with respect to any outstanding Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic reductions in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the amount available to be drawn under such Letter of Credit after giving effect to all such reductions that have theretofore occurred and are in effect at the relevant time of determination. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. The L/C Fee Rate for each calendar quarter shall be determined as provided in Schedule I based on the Rating Level in effect on each applicable day of such quarter.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the relevant L/C Issuer for its own account a fronting fee in Dollars with respect to each Letter of Credit equal to 0.20% per annum times the daily maximum amount available to be drawn under such Letter of Credit, it being agreed that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time; provided, further, that with respect to any outstanding Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic reductions in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the amount available to be drawn under such Letter of Credit after giving effect to all such reductions that have theretofore occurred and are in effect at the relevant time of determination. Such fronting fee shall be computed on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to the relevant L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges of the relevant L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(l) Currency Indemnity.

(i) The Borrower shall reimburse an L/C Issuer pursuant to Section 2.9(c)(i) in the currency (the “Agreed Currency”) in which the Letter of Credit under which the relevant L/C Issuer made payment was issued. If any payment is received on account of any Letter of Credit in any currency

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(the “Other Currency”) other than the Agreed Currency (whether voluntarily, pursuant to the Borrower or an Unreimbursed Amount, or pursuant to an order or judgment or the enforcement thereof or the realization of any security or the liquidation of the Borrower or otherwise howsoever), such payment shall constitute a discharge of the liability of the Borrower hereunder and under the other Loan Documents in respect thereof only to the extent of the amount of Agreed Currency which the relevant L/C Issuer is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.

(ii) If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due in the Agreed Currency, then the conversion shall be made on the basis of the rate of exchange prevailing on the next Business Day following the date such judgment is given and in any event the Borrower shall be obligated to pay the relevant L/C Issuer any deficiency in accordance with Section 2.9(l)(iii). For the foregoing purposes “rate of exchange” means the rate at which an L/C Issuer, in accordance with its normal banking procedures is able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting any premium and costs of exchange.

(iii) If an L/C Issuer receives any payment or payments on account of the liability of the Borrower hereunder pursuant to any judgment or order in any Other Currency, and the amount of the Agreed Currency which the relevant L/C Issuer is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of the Agreed Currency due in respect of such liabilities immediately prior to such judgment or order, then the Borrower on demand shall, and the Borrower hereby agrees to, indemnify and save the relevant L/C Issuer harmless from and against any loss, cost or expense arising out of or in connection with such deficiency. The agreement of indemnity provided for in this Section 2.9(l)(iii) shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted an L/C Issuer, Administrative Agent or Bank, or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

(m) Outstanding Letters of Credit. On the date hereof, each Letter of Credit listed on Schedule III shall be deemed to have been issued under this Agreement by an L/C Issuer, as specified on Schedule III, without payment of any fees otherwise due upon the issuance of a Letter of Credit, and such L/C Issuer shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from such L/C Issuer a participation, to the extent of such Bank’s Pro Rata Share, in such Letters of Credit.

(n) Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time; provided, further, that with respect to any outstanding Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic reductions in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the amount available to be drawn

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under such Letter of Credit after giving effect to all such reductions that have theretofore occurred and are in effect at the relevant time of determination.

Section 2.10 Prepayments. The Borrower may (a) in respect of Eurodollar Advances, upon notice by 12:00 Noon at least three Business Days’ in advance of the proposed prepayment, and (b) in respect of Base Rate Advances, upon notice by 12:00 Noon on the day of the proposed prepayment, to the Administrative Agent (which shall promptly notify each Bank) stating the proposed date and aggregate principal amount of the prepayment and the Types of Advances to be prepaid, and in the case of Eurodollar Advances, the specific Borrowing or Borrowings pursuant to which made, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000, and provided further, that if the Borrower prepays any Eurodollar Advance on any day other than the last day of an Interest Period therefor, the Borrower shall compensate the Banks pursuant to Section 8.4(b).

Section 2.11 Increased Costs; Capital Adequacy, Liquidity Etc. (a) Subject to Section 8.8, if, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, in each case after the date of this Agreement, or (ii) the compliance with any guideline or request from any governmental authority, central bank or comparable agency (whether or not having the force of law) in each case made or issued after the date of this Agreement, there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Advances (other than increased costs described in Section 2.6 or in clause (c) below), the Borrower shall from time to time, within 20 Business Days following its receipt of the certificate herein referenced (with a copy of such certificate from the requesting Bank to the Administrative Agent), pay to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate in reasonable detail stating the basis for and the amount of such increased cost, showing in reasonable detail the calculation of such additional amounts as shall be required to compensate it for the increased costs to it as a result of such events and certifying that such costs are generally being charged by it to other similarly situated borrowers under similar credit facilities shall be submitted to the Borrower and the Administrative Agent by such Bank, which certificate shall be conclusive and binding for all purposes, absent manifest error. Promptly after any Bank becomes aware of any such introduction, change or proposed compliance, such Bank shall notify the Borrower thereof. No Bank shall be permitted to recover increased costs incurred or accrued pursuant to this Section 2.11(a) more than 180 days prior to the date it sends the certificate to the Borrower which is referred to in this Section 2.11(a); provided, however, that if any such introduction, change, interpretation, guideline or request referred to above giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. For the purposes of this Section 2.11, the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III and all rules, regulations, orders, requests, guidelines or directives promulgated by the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities in connection therewith are deemed to have been adopted and gone into effect after the date of this Agreement.

(b) If the Borrower so notifies the Administrative Agent of any increased cost pursuant to the provisions of Section 2.11(a), the Borrower shall have the right to Convert all Advances of the Type affected by such increased cost of all Banks then outstanding into Advances of another Type in accordance with Section 2.8 and, additionally, reimburse such Bank for such increased cost in accordance with Section 2.11(a).

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(c) If any Total Facility Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, in each case after the date hereof, or compliance by any such Total Facility Bank (or its lending office) with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such authority, central bank or comparable agency (except to the extent such request or directive arises as a result of the individual creditworthiness of such Total Facility Bank, in each case made or issued after the date hereof), has or would have the effect of increasing the amount of capital or liquidity required or expected to be maintained as a result of its Commitment, Canadian Commitment or Sterling Commitment hereunder, such Total Facility Bank shall have the right to give prompt written notice thereof to the Borrower with a copy to the Administrative Agent, which notice shall show in reasonable detail the calculation of such additional amounts as shall be required to compensate it for the increased cost to it as a result of such increase in capital or liquidity and shall certify that such costs are generally being charged by it to other similarly situated borrowers under similar credit facilities, which notice shall be conclusive and binding for all purposes, absent manifest error, although the failure to give any such notice shall not, unless such notice fails to set forth the information required above or except as otherwise expressly provided in Section 2.18(a), release or diminish any of the Borrower’s obligations to pay additional amounts pursuant to Section 2.18(a). No Total Facility Bank shall be permitted to recover increased costs incurred or accrued pursuant to this Section 2.11(c) more than 180 days prior to the date it sends the certificate to the Borrower which is referred to in this Section 2.11(c); provided, however, that if any such adoption or change in any applicable law, rule, regulation or treaty, or any request or directive, giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(d) Each Total Facility Bank shall use its reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its Applicable Lending Office, Canadian Lending Office or UK Lending Office, as appropriate, or change the jurisdiction of its Applicable Lending Office, Canadian Lending Office or UK Lending Office, as the case may be, so as to avoid the imposition of any increased costs under Section 2.6 or this Section 2.11 or to eliminate the amount of any such increased cost which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Applicable Lending Office, Canadian Lending Office or UK Lending Office shall be made if, in the reasonable judgment of such Total Facility Bank, such selection or change would be disadvantageous to it.

Section 2.12 Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of or compliance with any law or regulation, in each case after the date hereof, shall make it unlawful, or any governmental authority, central bank or comparable agency shall, after the date hereof, assert that it is unlawful, for any Total Facility Bank or its Eurodollar Lending Office to perform its respective obligations hereunder to make Eurodollar Advances or Sterling Advances or to continue to fund or maintain Eurodollar Advances or Sterling Advances hereunder, or the introduction of or any change in or in the interpretation of or compliance with any law or regulation, in each case after the date hereof, shall make it unlawful, or any governmental authority, central bank or comparable agency shall, after the date hereof, assert that it is unlawful, for any Canadian Bank or its Canadian Lending Office to make Canadian Prime Rate Advances or accept and purchase Canadian Bankers’ Acceptances, then, on notice thereof and demand therefor by such Total Facility Bank to the Borrower through the Administrative Agent, (a) the obligation of such Bank to make, or to Convert Advances or Borrowings into, or to make divisions or combinations of Borrowings resulting in, Eurodollar Advances or Eurodollar Borrowings, or, if applicable, the obligation of such Canadian Banks to make Canadian Prime Rate Advances or to accept and purchase Canadian Bankers’ Acceptances, or, if applicable, the obligation of such UK Banks to make Sterling Advances, shall terminate, as the case may

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be, and (b) if then required by the provisions of such event, (i) the Borrower shall forthwith Convert all affected Eurodollar Advances of all Banks then outstanding into Advances of another Type in accordance with Section 2.8 (other than the requirement that Conversions be made only on the last day of an Interest Period), (ii) the Canadian Borrower shall forthwith terminate the Canadian Commitments and prepay all such Canadian Prime Rate Advances and Canadian Bankers’ Acceptances or (iii) the UK Borrower shall forthwith terminate the Sterling Commitments and prepay all such Sterling Advances, as applicable.

Section 2.13 Payments and Computations. (a) The Borrower shall make each payment under any Loan Document not later than 12:00 Noon on the day when due in dollars to the Administrative Agent at its Payment Office in same day funds without setoff, deduction or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.6, 2.11, 2.14, 2.17 or 8.4(b)) to the Banks (decreased, as to any Bank, for any taxes withheld in respect of such Bank as contemplated by Section 2.14(b)) for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

(b) All computations of interest based on the Base Rate (except during such times as the Base Rate is determined pursuant to clause (a) of the definition thereof) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and, subject to Section 8.8, all computations of interest based on the Eurodollar Rate, the Federal Funds Rate or, during such times as the Base Rate is determined pursuant to clause (a) of the definition thereof, the Base Rate and all computations of facility fees shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.6 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.6, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall, subject to Section 8.8, repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the earlier of (i) the date such Bank repays such amount to the Administrative Agent and (ii) the date two Business Days after the date such amount is so distributed, at the Federal Funds Rate and thereafter until the date such Bank repays such amount to the Administrative Agent at the Federal Funds Rate plus 2%.

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Section 2.14 Taxes. (a) Subject to Section 8.8, any and all payments by the Obligors hereunder or under the Notes, the Canadian Notes or the Sterling Notes shall be made, in accordance with Section 2.13 with respect to payments made by the Borrower under the Notes, Section 2B.10 with respect to payments made by the UK Borrower under the Sterling Notes and Section 2A.9 with respect to payments made by the Canadian Borrower under the Canadian Notes, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, fees, duties or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, Canadian Bank or UK Bank and the Administrative Agent, the Canadian Administrative Agent or the UK Administrative Agent, (i) taxes imposed on its income, profits or capital, (ii) franchise taxes imposed on it by the jurisdiction under the laws of which (or by a jurisdiction under the laws of a political subdivision of which) such Bank, Canadian Bank or UK Bank or the Administrative Agent, the Canadian Administrative Agent or the UK Administrative Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Bank, each Canadian Bank and each UK Bank, franchise taxes imposed on it by the jurisdiction of such Bank’s Applicable Lending Office, such Canadian Bank’s Canadian Lending Office or such UK Bank’s UK Lending Office or any political subdivision thereof, (iii) branch profit taxes imposed by the United States of America or any similar taxes imposed by any other jurisdiction in which an Obligor is located or described in the preceding clause (ii), (iv) any withholding taxes imposed by Canada by virtue of a Bank, Canadian Bank or UK Bank not dealing at “arm’s length,” within the meaning of the applicable taxing legislation, with the Canadian Borrower, (v) any withholding taxes imposed by the United States of America, Canada or the UK if and to the extent that such taxes (A) shall be in effect and shall be applicable on the date hereof (or with respect to any entity that becomes a Bank, a Canadian Bank or a UK Bank after the date hereof, on the date such entity becomes a Bank, a Canadian Bank or a UK Bank) to payments to be made to such Bank, Canadian Bank or UK Bank or the Administrative Agent, the Canadian Administrative Agent or the UK Administrative Agent or (B) are attributable to such Bank’s, Canadian Bank’s or UK Bank’s failure to comply with Section 2.14(g), (vi) any United States federal withholding taxes imposed pursuant to FATCA, and (vii) due to the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof after the date hereof, withholding taxes in respect of any principal, interest, fees or other amounts paid or payable by the Canadian Borrower to or for the account of any Bank, Canadian Bank or UK Bank under this Agreement or any other Loan Document which the Canadian Borrower is required to withhold and remit in respect of any principal, interest, fees or other amounts paid or payable by the Canadian Borrower to or for the account of any Bank, Canadian Bank or UK Bank under this Agreement or any other Loan Document (all such non-excluded taxes, levies, imposts, deductions, charges, fees, duties, withholdings and liabilities being hereinafter referred to as “Taxes”). Subject to Section 8.8, if any Obligor or Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, Canadian Note or Sterling Note or Canadian Bankers’ Acceptance to any Bank, Canadian Bank or UK Bank or the Administrative Agent, the Canadian Administrative Agent or the UK Administrative Agent, (x) the sum payable by such Obligor shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Bank, Canadian Bank or UK Bank or the Administrative Agent, the Canadian Administrative Agent or the UK Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (y) the relevant Obligor or Agent shall make such deductions and (z) such Obligor or Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) Notwithstanding anything to the contrary contained in this Agreement, each Obligor and each Agent shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States of America, Canada or the UK from interest, fees or other amounts payable hereunder for the account of any Bank, Canadian Bank or UK Bank

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(without obligation of the payment by such Obligor of increased amounts to such Bank, Canadian Bank or UK Bank pursuant to Section 2.14(a)) except there shall be no deduction or withholding of income or other similar taxes:

(i) with respect to the Commitments, the Advances and the Letters of Credit, from such amounts payable to a Bank that has the Prescribed Forms on file with the Borrower and the Administrative Agent for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, and

(ii) with respect to the Sterling Commitments, the Sterling Advances and the Sterling Letters of Credit, from amounts payable to a UK Bank who satisfied the requirements set forth in Section 2.14(f)(iii);

provided that if the Borrower shall so deduct or withhold any such taxes, it shall provide a statement (in the form required by applicable law) to the Administrative Agent and such Bank, Canadian Bank or UK Bank, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank, Canadian Bank or UK Bank or the applicable Agent may reasonably request for assisting such Bank, Canadian Bank or UK Bank or the applicable Agent to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank, Canadian Bank or UK Bank is subject to tax.

(c) In addition, subject to Section 8.8, the Obligors agree to pay or reimburse any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes, the Canadian Notes or the Sterling Notes, respectively, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes, the Canadian Notes or the Sterling Notes, respectively (hereinafter referred to as “Other Taxes”).

(d) The Borrower, to the fullest extent permitted by law, will indemnify each Total Facility Bank and each Agent for the full amount of Taxes or Other Taxes paid by such Total Facility Bank or Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 45 days from the date such Total Facility Bank or Agent, as the case may be, makes written demand therefor from the Borrower and provides the Borrower a reasonably detailed written explanation of the nature and amount of such claim, together with copies of all demands and other communications received by such Total Facility Bank or Agent, as the case may be, from related taxing authorities. No Total Facility Bank nor any Agent shall be indemnified for Taxes or Other Taxes (i) incurred or accrued more than 180 days prior to the date that such Bank, Canadian Bank, UK Bank or such Agent notifies the Borrower thereof or (ii) arising out of a failure by a Total Facility Bank or any Agent to provide the Prescribed Forms or other comparable document prescribed by any applicable law to the applicable Obligor and the Administrative Agent; provided, however, that any such adoption, change, change in interpretation or administration referred to in this Section 2.14 giving rise to such Taxes or Other Taxes is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Within 45 days after the date of any payment of Taxes by or at the direction of any Obligor (or, in the case of clause (i) of this Section 2.14(e), within 10 Business Days after the Borrower has received a receipt from the relevant taxing authority), the Borrower will furnish to the Administrative Agent (and the Canadian Administrative Agent and the UK Administrative Agent, if appropriate), at the relevant address referred to in Section 8.2, (i) the original or a certified copy of a receipt evidencing payment thereof if the relevant taxing authority provides a receipt or (ii) if the relevant

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taxing authority does not provide a receipt, other reasonable evidence of payment thereof. Should any Total Facility Bank or any Agent ever receive any refund, credit or deduction from any taxing authority to which it would not be entitled but for the payment by such Obligor of Taxes or Other Taxes as required by this Section 2.14 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Person in its sole discretion), such Person, as the case may be, thereupon shall repay to such Obligor, as appropriate, an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Person, as the case may be, and determined by it, as the case may be, to be attributable to such refund, credit or deduction.

(f)      (i) Each Bank shall use its reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its Applicable Lending Office, or change the jurisdiction of its Applicable Lending Office, as the case may be, so as to avoid the imposition of any Taxes or Other Taxes or to eliminate the amount of any such additional amounts which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Applicable Lending Office shall be made if, in the reasonable judgment of such Bank, such selection or change would be disadvantageous to such Bank.

(ii) Each Canadian Bank shall use its reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its Canadian Lending Office, as appropriate, or change the jurisdiction of its Canadian Lending Office, as the case may be, so as to avoid the imposition of any Taxes or Other Taxes or to eliminate the amount of any such additional amounts which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Canadian Lending Office shall be made if, in the reasonable judgment of such Canadian Bank, such selection or change would be disadvantageous to such Bank or Canadian Bank.

(iii) Each UK Bank represents and warrants to the Borrower and the UK Borrower and the UK Administrative Agent that at all times that it is a UK Bank, either (A) it (or any lending office, branch, permanent establishment or Affiliate through which it performs any of its obligations or exercises any of its rights, in each case under the Loan Documents) is a Person resident in the UK for UK tax purposes and is beneficially entitled to interest payable to it or (B) it (or any lending office or Affiliate through which it performs any of its obligations or exercises any of its rights, in each case under the Loan Documents) is a “bank”, as defined for the purpose of Section 879 of the 2007 Tax Act (or any successor provision), that has permission under Part 4 of the Financial Services and Markets Act 2000 to accept deposits (as set out in Section 1120 of the 2010 Tax Act (or any successor provision)), is beneficially entitled to the interest and is within the charge to UK corporation tax thereon or (C) it (or any lending office, branch, permanent establishment or Affiliate through which it performs any of its obligations or exercises any of its rights, in each case under the Loan Documents) is a Person who is resident (as such term is defined in the appropriate UK Double Taxation Treaty) in a country with which the UK has an appropriate UK Double Taxation Treaty giving residents of that country full exemption from UK taxation on interest where such Person has provided the appropriate authorization from HM Revenue & Customs to the UK Borrower and the UK Administrative Agent. Not in derogation of the foregoing representation and warranty, but in furtherance thereof, each UK Bank shall use its reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its UK Lending Office, as appropriate, or change the jurisdiction of its UK Lending Office, as the case may be, so as to avoid the imposition of any Taxes or Other Taxes or to eliminate the amount of any such additional amounts which may thereafter accrue; provided that no such selection or change of the jurisdiction for its UK Lending Office shall be made if, in the reasonable judgment of such UK Bank, such selection or change would be disadvantageous to such UK Bank.

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(g) Each Bank, Canadian Bank and UK Bank also agrees to deliver to the Borrower, the Canadian Borrower or the UK Borrower, as appropriate, and to the relevant Agent such forms or documentation, including the Prescribed Forms referred to in Section 8.16, as may at any time be required in order to confirm or maintain in effect its entitlement to exemption from United States, Canadian or UK withholding tax, as the case may be, on any payments hereunder, provided that, at the relevant time, applicable laws permit such Bank, Canadian Bank or UK Bank to do so.

(h) In the case of a Bank, Canadian Bank or UK Bank that would be subject to withholding tax imposed by FATCA on payments made on account of any obligation of the Borrower, the Canadian Borrower or the UK Borrower hereunder if such Bank, Canadian Bank or UK Bank fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank, Canadian Bank or UK Bank, as the case may be, shall provide such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, Canadian Borrower, UK Borrower or Agent as may be necessary for the Borrower, Canadian Borrower, UK Borrower or Agent to comply with its obligations under FATCA, to determine that such Bank, Canadian Bank or UK Bank, as the case may be, has complied with such Bank’s, Canadian Bank’s or UK Bank’s obligations under FATCA or to determine the amount to deduct and withhold from any such payments.

Without prejudice to the survival of any other agreement of the Obligors hereunder, but subject to the expiration of any applicable statute of limitations, the agreements and obligations of the Obligors contained in this Section 2.14 shall survive the payment in full of principal and interest hereunder and under the Notes, the Canadian Notes, the Sterling Notes and the Canadian Bankers’ Acceptances.

Section 2.15 Sharing of Payments, Etc. If, other than as provided elsewhere herein, any Total Facility Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Total Outstanding Amount, the Canadian Total Outstanding Amount or the Sterling Total Outstanding Amount, as the case may be, made by it (other than pursuant to Section 2.6, 2.11, 2.14, 2.17, 2.18 or 8.4(b)) in excess of its ratable share of payments on account of the Total Outstanding Amount, the Canadian Total Outstanding Amount or the Sterling Total Outstanding Amount, obtained by all Total Facility Banks with respect to the Total Outstanding Amount, the Canadian Total Outstanding Amount or the Sterling Total Outstanding Amount, as applicable, such Total Facility Bank receiving a greater proportion of the payments shall forthwith purchase from the applicable Total Facility Banks participations in the Total Outstanding Amount, the Canadian Total Outstanding Amount or the Sterling Total Outstanding Amount made by them as shall be necessary to cause such purchasing Total Facility Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Total Facility Bank, such purchase from each Total Facility Bank shall be rescinded and such Total Facility Bank shall repay to the purchasing Total Facility Bank the purchase price to the extent of its ratable share (according to the proportion of (a) the amount of the participation purchased from such Total Facility Bank as a result of such excess payment to (b) the total amount of such excess payment) of such recovery together with an amount equal to such Total Facility Bank’s ratable share (according to the proportion of (i) the amount of such Total Facility Bank’s required repayment to (ii) the total amount so recovered from the purchasing Total Facility Bank) of any interest or other amount paid or payable by the purchasing Total Facility Bank in respect of the total amount so recovered. Each Obligor agrees that any Total Facility Bank so purchasing a participation from another Total Facility Bank pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Total Facility Bank were its direct creditor in the amount of such participation.

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Section 2.16 Ratable Reduction or Termination of the Commitments; Canadian Allocation of Commitments; Sterling Allocation of Commitments. (a) The Borrower shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks; provided that each partial reduction shall be in the aggregate amount of at least $10,000,000; provided, further, no such termination or reduction shall reduce the Total Committed Amount to an amount less than the Total Outstanding Amount. Any reduction or termination of any Commitment (whether pursuant to this Section 2.16, Section 2.17 or Section 2.18) shall be irrevocable, and any such termination shall automatically terminate such Bank’s or its Affiliate’s Canadian Allocated Commitment or Sterling Allocated Commitment (if any), provided, further, that, notwithstanding the foregoing, a notice of termination of the Total Committed Amount delivered by the Borrower may state that such notice is conditioned upon the effectiveness of one or more other credit facilities, one or more issuances of debt securities and/or the satisfaction of one or more other conditions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Upon and at all times after any Commitment of any Bank is terminated in whole pursuant to any provision of this Agreement, such Commitment (and related Canadian Allocated Commitment, Canadian Commitment, Sterling Allocated Commitment or Sterling Commitment, if any) shall be zero and such Bank shall have no further obligation to make any Advances or purchase participations in L/C Obligations, nor shall such Bank or any Canadian or UK branch or Affiliate have any further obligation as a Canadian Bank or UK Bank, as the case may be, to make any Canadian Advances or UK Advances, as the case may be, or purchase participations in Canadian L/C Obligations or Sterling L/C Obligations.

(b) Pursuant to and as set forth in Section 2A.10, the Borrower shall have the right to allocate a portion of the Total Committed Amount as the Canadian Allocated Total Commitment; provided that no Canadian Bank shall have a Canadian Allocated Commitment of more than US $50,000,000.00, unless such Canadian Bank and Borrower shall otherwise agree. Upon any such allocation, and until such Canadian Allocation Period is terminated in whole, the provisions set forth in Appendix 1 shall be effective for all purposes with respect thereto and hereto. So long as no Canadian Allocation Period exists, the Borrower may at any time permanently terminate its right to allocate a portion of the Total Committed Amount as the Canadian Allocated Total Commitment, at which time the obligations of the Canadian Borrower hereunder and under any other Loan Document to which the Canadian Borrower is a party and the Canadian Guaranty shall automatically terminate, and thereafter no Bank nor its Canadian branch or Affiliate shall have any Canadian Allocated Commitment, nor shall any Canadian bank have any Canadian Commitment.

(c) Pursuant to and as set forth in Section 2B.11 the Borrower shall have the right to allocate a portion of the Total Committed Amount as the Sterling Allocated Total Commitment; provided that no Sterling Bank shall have a Sterling Allocated Commitment of more than US $50,000,000.00, unless such Sterling Bank and Borrower shall otherwise agree. Upon any such allocation, and until such Sterling Allocation Period is terminated, the provisions set forth in Appendix 2 shall be effective for all purposes with respect thereto and hereto. So long as no Sterling Allocation Period exists, the Borrower may at any time permanently terminate its right to allocate a portion of the Total Committed Amount as the Sterling Allocated Total Commitment, at which time the obligations of the UK Borrower hereunder and under any other Loan Document to which the UK Borrower is a party and the UK Guaranty shall automatically terminate, and thereafter no Bank nor its UK branch or Affiliate shall have any Sterling Allocated Commitment, nor shall any UK Bank have any Sterling Commitment.

Section 2.17 Non-Ratable Reduction or Termination of Commitments. The Borrower shall have the right, without the consent of any Bank, but subject to the approval of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned), to reduce in part or to terminate in whole the Commitment of one or more Banks non-ratably, provided that (a) on the effective

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date of any such reduction or termination (i) there are no amounts outstanding under any of such Bank’s Notes, and if such Bank or any of its Affiliates is (A) a Canadian Bank, there are no amounts outstanding under any of such Bank’s Canadian Notes, or (B) a UK Bank, there are no amounts outstanding under any of such Bank’s Sterling Notes, (ii) no Event of Default or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, shall have occurred and be continuing, (iii) the senior unsecured long-term debt of the Borrower is rated BBB- or better by Standard & Poor’s or Baa3 or better by Moody’s, and (iv) the Borrower shall pay to any Bank whose Commitment is terminated all amounts owed by the Borrower to such Bank under this Agreement (including accrued facility fees), (b) the aggregate amount of each non-ratable reduction shall be at least $10,000,000, and (c) the aggregate amount of all such non-ratable reductions and terminations of Commitments since the date of this Agreement shall not exceed $25,000,000. The Borrower shall give the Administrative Agent at least three Business Days’ notice of the Borrower’s intention to reduce or terminate any Commitment pursuant to this Section 2.17.

Section 2.18 Termination; Replacement of Bank.

(a) Each Bank, Canadian Bank and UK Bank agrees that, upon Borrower’s receipt of the notice and certificate specified in Section 2.11(c) or making a claim under Section 2.14, at the request of the Borrower, it will promptly enter into good faith negotiations with the Borrower with respect to the method of reimbursement or payment for the costs or other amounts specified in such notice. No later than 20 Business Days after the Borrower’s receipt of any such notice, and assuming the Bank, Canadian Bank or UK Bank giving same has made itself available for the aforesaid good faith negotiations, the Borrower shall have the option, to be exercised in writing, to (i) subject to Section 8.8, compensate such Bank, Canadian Bank or UK Bank for the specified costs or other amounts on the basis, if any, negotiated between it and the Borrower, (ii) terminate such Bank’s Commitment or such Canadian Bank’s Canadian Commitment or such UK Bank’s Sterling Commitment to the extent, and on the terms and conditions, specified in Section 2.18(b) or (iii) replace such Bank, Canadian Bank or UK Bank, as applicable, with another commercial bank or other financial institution to the extent, and on the terms and conditions, specified in Section 2.18(c); provided that if the Borrower fails to so exercise either of options (ii) or (iii), it shall be deemed to have agreed to reimburse such Bank, Canadian Bank or UK Bank for the costs or other amounts specified in such notice and certificate delivered pursuant to Section 2.11(c). Notwithstanding the foregoing, the Borrower shall not be obligated to reimburse any Bank, Canadian Bank or UK Bank pursuant to this or Section 2.18(b) or (c) for any costs or other amounts under Section 2.11(c) or Section 2.14 incurred or accruing more than 180 days prior to the date on which it gave the written notice and certificate specified in Section 2.11(c) or Section 2.14, as the case may be; provided, however that such 180-day period shall be subject to the provisos at the end of each of Section 2.11(c) and Section 2.14(d).

(b) In the event that the Borrower has given notice to a Bank, Canadian Bank or UK Bank pursuant to Section 2.18(a) that it elects to terminate such Bank’s Commitment, such Canadian Bank’s Canadian Commitment or such UK Bank’s Sterling Commitment (a copy of which notice shall be sent to the Administrative Agent who will promptly notify each Total Facility Bank), such termination shall become effective 20 Business Days thereafter unless such Bank, Canadian Bank or UK Bank irrevocably withdraws its request for costs or other amounts in writing delivered to the Borrower and the Administrative Agent prior to such 20th Business Day. On the date of the termination of the Commitment of any Bank or the Canadian Commitment of any Canadian Bank or the Sterling Commitment of any UK Bank pursuant to this Section 2.18(b), (i) the Borrower shall deliver notice of the effectiveness of such termination to such Bank, Canadian Bank or UK Bank and to the Administrative Agent, (ii) the Borrower shall pay all amounts owed by the Borrower to such Bank, Canadian Bank or UK Bank under this Agreement or under the Note payable to it by such Bank (and the Canadian Borrower shall pay all amounts owed by it to any such Canadian Bank under this Agreement or under any Canadian

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Bankers’ Acceptance or Note payable to such Canadian Bank and the UK Borrower shall pay all amounts owed by it to any such UK Bank under this Agreement or under any Sterling Note payable to such UK Bank) (including principal of and interest on the Advances, Canadian Advances or Sterling Advances owed to such Bank, Canadian Bank or UK Bank, accrued facility fees and amounts specified in its notice and certificate delivered pursuant to Section 2.11(c) or Section 2.14 with respect to the period prior to such termination) and (iii) upon the occurrence of the events set forth in clauses (i) and (ii), such Bank, Canadian Bank or UK Bank shall cease to be a “Bank”, a “Canadian Bank” or a “UK Bank” hereunder for all purposes except for rights under Sections 2.6, 2.11, 2.14 and 8.4 arising out of events and occurrences before or concurrently with its ceasing to be a “Bank”, “Canadian Bank” or “UK Bank” hereunder. The Borrower may elect to terminate a Bank’s Commitment, a Canadian Bank’s Canadian Commitment or a UK Bank’s Sterling Commitment pursuant to Section 2.18(a) only if at such time:

(i) no Event of Default is then in existence or would be in existence but for requirement that notice be given or time elapse or both; and

(ii) the Borrower has elected, or is then electing, to terminate the Commitments, Canadian Commitments or Sterling Commitments of all Banks, Canadian Banks or UK Banks, as the case may be, which have made similar requests for costs or other similar amounts under Section 2.11(c) or under Section 2.14, which requests have not been withdrawn, provided, that requests may be determined by the Borrower to be dissimilar based on the negotiation of materially dissimilar rates of compensation under clause (i) of Section 2.11(a).

(c) In the event that any Bank, Canadian Bank or UK Bank (i) shall claim payment of any additional amounts pursuant to Section 2.6, Section 2.11(a), Section 2.12 or Section 2.18(a) or (b), (ii) exercises its option pursuant to Section 2.18(a)(iii), (iii) makes a claim under Section 2.14, (iv) does not consent to the extension of the Termination Date pursuant to Section 2.21, or (v) any Bank, Canadian Bank or UK Bank becomes a Defaulting Bank then the Borrower shall have the right, exercisable at its option, to replace such Bank, Canadian Bank or UK Bank with another commercial bank or other financial institution, including any then existing Bank, Canadian Bank or UK Bank, as the case may be; provided that such replacement commercial bank or other financial institution, (i) if it is not a Bank, Canadian Bank or UK Bank, shall be reasonably acceptable to the Administrative Agent and if it is replacing a Bank, reasonably acceptable to each L/C Issuer, if it is replacing a Canadian Bank, reasonably acceptable to each Canadian L/C Issuer and if it is replacing a UK Bank, reasonably acceptable to each Sterling L/C Issuer, as the case may be, (ii) shall unconditionally offer in writing (with a copy to the Administrative Agent) to purchase all of such Bank’s, Canadian Bank’s or UK Bank’s rights and assume all of such Bank’s, Canadian Bank’s or UK Bank’s obligations hereunder and interest in the Advances, Canadian Advances or Sterling Advances owing to such Bank, Canadian Bank or UK Bank, and the Note, Canadian Note or Sterling Note held by such Bank, Canadian Bank or UK Bank without recourse at the principal amount of such Note, Canadian Note or Sterling Note plus interest accrued thereon, and accrued facility fees, to the date of such purchase on a date therein specified, and (iii) shall execute and deliver to the Administrative Agent a document reasonably satisfactory to the Administrative Agent pursuant to which such replacement commercial bank or other financial institution becomes a party hereto with a Commitment, Canadian Commitment or Sterling Commitment equal to that of the Bank, Canadian Bank or UK Bank being replaced (plus, if such replacement commercial bank or other financial institution is already a Bank, Canadian Bank or UK Bank, the amount of its Commitment, Canadian Commitment or Sterling Commitment prior to such replacement), which document, if such replacement commercial bank or other financial institution is not already a Bank, Canadian Bank or UK Bank, shall (among other matters) specify the Domestic Lending Office and Eurodollar Lending Office, or Canadian Lending Office and UK Lending Office, of such replacement commercial bank or other financial institution; provided, further, that no Bank nor any Canadian Bank or UK Bank shall have any obligation to increase its Commitment, Canadian Commitment or Sterling Commitment or otherwise to replace, in whole or in

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part, any Bank, Canadian Bank or UK Bank. Upon satisfaction of the requirements set forth in the first sentence of this Section 2.18(c), acceptance of such offer to purchase by the Bank, Canadian Bank or UK Bank to be replaced, payment to such Bank, Canadian Bank or UK Bank of the purchase price in immediately available funds, and the payment by the Borrower of all requested costs accruing to the date of purchase which the Borrower is obligated to pay under Section 8.4 and all other amounts owed by such Obligor to such Bank, Canadian Bank or UK Bank (other than the principal of and interest on the Advances, Canadian Advances or Sterling Advances of such Bank, Canadian Bank or UK Bank, and accrued facility fees, purchased by the replacement commercial bank or other financial institution), the replacement commercial bank or other financial institution shall constitute a “Bank”, “Canadian Bank” or “UK Bank” hereunder, as the case may be, with a Commitment, Canadian Commitment or Sterling Commitment as so specified and the Bank, Canadian Bank being so replaced shall no longer constitute a “Bank”, “Canadian Bank” or “UK Bank” hereunder, as the case may be, and its Commitment, Canadian Commitment or Sterling Commitment shall be deemed terminated, except that the rights under Sections 2.6, 2.11, 2.14 and 8.4 of the Bank, Canadian Bank or UK Bank being so replaced shall continue with respect to events or occurrences before or concurrently with its ceasing to be a “Bank”, “Canadian Bank” or “UK Bank” hereunder. If, however, (x) a Bank, Canadian Bank or UK Bank accepts such an offer and such commercial bank or other financial institution fails to purchase such rights and interest on such specified date in accordance with the terms of such offer, the Borrower shall continue to be obligated to pay the increased costs to such Bank, Canadian Bank or UK Bank pursuant to Section 2.11 or the additional amounts pursuant to Section 2.14, as the case may be, or (y) the Bank, Canadian Bank or UK Bank proposed to be replaced fails to accept such purchase offer, the Borrower shall not be obligated to pay to such Bank, Canadian Bank or UK Bank such increased costs or additional amounts incurred or accrued from and after the date of such purchase offer.

Section 2.19 Defaulting Banks. Notwithstanding any provision of any Loan Document to the contrary, if any Bank, Canadian Bank or UK Bank, as the case may be (and for purposes of this Section 2.19, each such Person, as the context may require, an “Applicable Bank”), becomes a Defaulting Bank, then the following provisions shall apply for so long as such Applicable Bank is a Defaulting Bank:

(a) Facility Fees. Facility fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Bank pursuant to Section 2.3; provided that, to the extent Advances made by such Defaulting Bank are repaid by the Borrower, no fees shall accrue on that portion of such Defaulting Bank’s Commitment corresponding to such repaid amount.

(b) Amendments, Waivers, Etc. The Commitment, the Canadian Commitment or the Sterling Commitment, as the case may be (and for purposes of this Section 2.19, each such commitment, as the context shall require, an “Applicable Commitment”), and Credit Exposure of such Defaulting Bank shall not be included in determining whether all Banks, the Total Facility Banks, the Majority Banks, the Canadian Majority Banks or the UK Majority Banks, as applicable, have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 8.1); provided that any waiver, amendment or modification (i) requiring the consent of all Total Facility Banks or each affected Total Facility Bank which by its terms directly affects such Defaulting Bank differently than other affected Total Facility banks, or (ii) under Section 8.1(d) (only with respect to such Defaulting Bank’s commitments and other funding obligations hereunder), (e) (except with respect to amounts as contemplated under this Section 2.19) or (f) (except with respect to amounts as contemplated under this Section 2.19 and in respect of extensions of the Termination Date pursuant to Section 2.21), shall in each case require the consent of such Defaulting Bank (other than the termination of any Defaulting Bank’s Commitment, Canadian Commitment or Sterling Commitment, as the case may be).

(c) Exposure Reallocation. If any Swingline Exposure or L/C Obligations, Canadian L/C Obligations or Sterling L/C Obligations, as the case may be (and for purposes of this Section 2.19,

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each such type of obligations, as the context shall require, an “Applicable L/C Obligation”), exist at the time an Applicable Bank becomes a Defaulting Bank then:

(i) all or any part of the Swingline Exposure and Applicable L/C Obligations of such Defaulting Bank shall be reallocated among the respective Applicable Banks that are then non-Defaulting Banks in accordance with their respective Pro Rata Shares, Canadian Pro Rata Shares or Sterling Pro Rata Shares, as the case may be (and for purposes of this Section 2.19, each such type of pro rata share, as the context shall require, an “Applicable Pro Rata Share”) (for the purposes of such reallocation, the Defaulting Bank’s Applicable Commitment shall be disregarded from all Applicable Commitments in determining such non-Defaulting Banks’ respective Applicable Pro Rata Share) but only to the extent (x) the sum of the Total Outstanding Amount attributable to all such non-Defaulting Banks plus such Defaulting Bank’s Swingline Exposure and Applicable L/C Obligations, as the case may be, does not exceed the total of all such non-Defaulting Banks’ Applicable Commitments, (y) the conditions set forth in Section 3.2(a) are satisfied at such time and (z) sum of the Total Outstanding Amount attributable to each non-Defaulting Bank plus its reallocated share of such Defaulting Bank’s Swingline Exposure and Applicable L/C Obligation, as the case may be, does not exceed such non-Defaulting Bank’s Applicable Commitments;

(ii) if the reallocation described in clause (c)(i) above cannot, or can only partially, be effected, then within three (3) Business Days following the Borrower’s receipt of notice from the Administrative Agent (x) first, the Borrower shall prepay such Swingline Exposure of such Defaulting Bank (without obligation to prepay the Swingline Exposure of any other Applicable Bank that is not then a Defaulting Bank) and (y) second, the applicable Obligor shall Cash Collateralize such Defaulting Bank’s Applicable L/C Obligations (after giving effect to any partial reallocation pursuant to clause (c)(i) above) in accordance with the procedures set forth in Section 2.9(g), 2A.7(g) or 2B.8(g), as the case may be, for so long as such Applicable L/C Obligation is outstanding;

(iii) if an Obligor Cash Collateralizes any portion of such Defaulting Bank’s Applicable L/C Obligation pursuant to this Section 2.19, then such Obligor shall not be required to pay any fees to such Defaulting Bank pursuant to Section 2.9(i), 2A.7(i) or 2B.8(i), as the case may be, with respect to such Defaulting Bank’s Applicable L/C Obligations during the period such Defaulting Bank’s Applicable L/C Obligation is Cash Collateralized, and no such fees shall accrue during such period;

(iv) if the Applicable L/C Obligations of the Applicable Banks that are then non-Defaulting Banks are reallocated pursuant to above clause (c)(i), then the fees payable to such non-Defaulting Banks pursuant to Section 2.9(i), 2A.7(i) or 2B.8(i), as the case may be, shall be adjusted in accordance with such non-Defaulting Banks’ Applicable Pro Rata Shares; and

(v) if any Defaulting Bank’s Applicable L/C Obligation is neither Cash Collateralized nor reallocated pursuant to this Section 2.19, then, without prejudice to any rights or remedies of the L/C Issuer, Canadian L/C Issuer or Sterling L/C Issuer, as the case maybe (and for purposes of this Section 2.19, each such letter-of-credit issuer, as the context shall require, an “Applicable L/C Issuer”) or any other Applicable Bank hereunder, all facility fees that otherwise would have been payable to such Defaulting Bank (solely with respect to the portion of such Defaulting Bank’s Applicable Commitment that was utilized by such Applicable L/C Obligation) and letter of credit fees payable under Section 2.9(i), 2A.7(i) or 2B.8(i), as the case may be, with respect to such Defaulting Bank’s Applicable L/C Obligation shall be payable to the Applicable L/C Issuer until such Applicable L/C Obligation is Cash Collateralized or reallocated.

(d) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent, Canadian Administrative Agent or UK Administrative

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Agent, as the case may be (and for purposes of this Section 2.19, each such agent, as the context shall require, an “Applicable Agent”) for the account of a Defaulting Bank (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise, and including any amounts made available to the Applicable Agent by that Defaulting Bank pursuant to Section 8.5), shall be applied at such time or times as may be determined by the Administrative Agent as follows:

(i) first, to the payment of any amounts owing by that Defaulting Bank to each Applicable Agent hereunder;

(ii) second, to the payment on a pro rata basis of any amounts owing by that Defaulting Bank to the Applicable L/C Issuer or Swingline Lender hereunder;

(iii) third, if so determined by the Administrative Agent or requested by an Applicable L/C Issuer or Swingline Lender, to be held as cash collateral for existing or future funding obligations of that Defaulting Bank of any participation in any Swingline Loan or Letter of Credit, Canadian Letter of Credit or Sterling Letter of Credit, as the case may be (and for purposes of this Section 2.19, each such type of letter of credit, as the context shall require, an “Applicable Letter of Credit”);

(iv) fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any credit extension in respect of which that Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;

(v) fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy funding and participation obligations of that Defaulting Bank under this Agreement;

(vi) sixth, to the payment of any amounts owing to the Applicable Banks, the Applicable L/C Issuers or Swingline Lender as a result of that Defaulting Bank’s breach of its obligations under this Agreement;

(vii) seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Obligor as a result of that Defaulting Bank’s breach of its obligations under this Agreement; and

(viii) eighth, to that Defaulting Bank or as otherwise directed by a court of competent jurisdiction; provided that, with respect to this clause eighth, if (x) such payment is a payment of the principal amount of any loans or Applicable L/C Obligations in respect of which that Defaulting Bank has not fully funded its appropriate share and (y) such loans or obligations were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the loans of, and such obligations owed to, all respective non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any loans of, or such obligations owed to, that Defaulting Bank.

Any payments, prepayments or other amounts paid or payable to a Defaulting Bank that are applied (or held) to pay amounts owed by a Defaulting Bank or to post cash collateral pursuant to this Section 2.19(d) shall be deemed paid to and redirected by that Defaulting Bank, and each Applicable Bank irrevocably consents hereto.

(e) Swingline Loans and Letters of Credit. So long as any Applicable Bank is a Defaulting Bank, the Swingline Lender shall not be required to fund any Swingline Loan, and so long as any Applicable Bank is a Defaulting Bank, no Applicable L/C Issuer shall be required to issue, amend or

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increase any Applicable Letter of Credit with respect to which such Defaulting Bank has an Applicable Commitment, unless it is satisfied that the related exposure will be 100% covered by the Applicable Commitments of the respective non-Defaulting Banks or cash collateral provided by or on behalf of the applicable Obligor in accordance with Section 2.19(c), and participating interests in any such newly issued or increased Applicable Letter of Credit or newly made Swingline Loan shall be allocated among the respective non-Defaulting Banks in a manner consistent with Section 2.9(c), 2A.7(c) or 2B.8(c), as the case may be (and Defaulting Bank shall not participate therein).

(f) Reinstatement as a Non-Defaulting Bank. If the Administrative Agent, the Borrower, the Swingline Lender and the Applicable L/C Issuers each agrees in writing that a Person then a Defaulting Bank has adequately remedied all matters that caused, are then causing, such Person to be a Defaulting Bank, then the Swingline Exposure and exposure with respect to all Applicable Letters of Credit of all respective Applicable Banks shall be readjusted to reflect the inclusion of such Person’s Applicable Commitments, and on such date such Person shall purchase at par such of the loans of the other respective Applicable Banks (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Person to hold such loans in accordance with its Applicable Pro Rata Share.

(g) Rights and Remedies against a Defaulting Bank. The rights and remedies against, and with respect to, a Defaulting Bank under this Section 2.19 are in addition to, and cumulative and not in limitation of, all other rights and remedies that each Applicable Agent, Applicable Bank, Applicable L/C Issuer, the Borrower or any other Obligor may, at any time, have against, or with respect to, such Defaulting Bank.

Section 2.20 Commitment Increase.

(a) Subject to the terms and conditions set forth herein, the Borrower shall have the right, without the consent of the Banks but with the prior approval of the Administrative Agent and each L/C Issuer (such approval not to be unreasonably withheld, delayed or conditioned), to cause from time to time and at any time an increase in the Commitments of the Banks (a “Commitment Increase”) by adding to this Agreement one or more additional financial institutions that is not already a Bank hereunder (each a “CI Bank”) or by allowing one or more existing Banks to increase their respective Commitments; provided, however that (i) no Event of Default shall have occurred which is then continuing, (ii) no such Commitment Increase shall cause the Total Facility Amount to exceed $3,000,000,000, (iii) no Bank’s Commitment shall be increased without such Bank’s prior written consent (which consent may be given or withheld in such Bank’s sole and absolute discretion), and (iv) if, on the effective date of such increase, any Advances have been made, then the Borrower shall be obligated to pay any breakage fees or costs in connection with the reallocation of such outstanding Advances.

(b) Any Commitment Increase shall be requested by written notice from the Borrower to the Administrative Agent (a “Notice of Commitment Increase”) in the form of Exhibit F attached hereto. Each such Notice of Commitment Increase shall specify (i) the proposed effective date of such Commitment Increase, which date shall be no earlier than five (5) Business Days after receipt by the Administrative Agent of such Notice of Commitment Increase, (ii) the amount of the requested Commitment Increase, (iii) the identity of each CI Bank or Bank (or any combination thereof) that has agreed in writing to increase its Commitment hereunder and (iv) the amount of the respective Commitments of the then existing Banks that are increasing their respective Commitments and the CI Banks from and after the Commitment Increase Effective Date (as defined below). If the Administrative Agent and each L/C Issuer approve such CI Bank (such approval not to be unreasonably withheld or delayed) and consent to such Commitment Increase (such consent not to be unreasonably withheld or delayed), all such Persons shall execute a counterpart to the Notice of Commitment Increase and such

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Commitment Increase shall be effective on the proposed effective date set forth in the Notice of Commitment Increase or on another date agreed to by the Administrative Agent and the Borrower (such date referred to as the “Commitment Increase Effective Date”).

(c) On each Commitment Increase Effective Date, to the extent that there are Advances outstanding as of such date, (i) each CI Bank shall, by wire transfer of immediately available funds, deliver to the Administrative Agent such CI Bank’s New Funds Amount (as defined below), which amount, for each such CI Bank, shall constitute Advances made by such CI Bank to the Borrower pursuant to this Agreement on such Commitment Increase Effective Date, (ii) the Administrative Agent shall, by wire transfer of immediately available funds, pay to each then Reducing Percentage Bank (as defined below) its Reduction Amount (as defined below), which amount, for each such Reducing Percentage Bank (as defined below), shall constitute a prepayment by the Borrower pursuant to Section 2.10, ratably in accordance with the respective principal amounts thereof, of the principal amounts of all then outstanding Advances of such Reducing Percentage Bank, and (iii) the Borrower shall be responsible to pay to each Bank any breakage fees or costs in connection with the reallocation of any outstanding Advances.

(d) For purposes of this Section 2.20 and Exhibit F, the following defined terms shall have the following meanings: (i) “New Funds Amount” means the amount equal to the product of a Bank’s increased Commitment or a CI Bank’s Commitment (as applicable) represented as a percentage of the Total Facility Amount after giving effect to the Commitment Increase, times the aggregate principal amount of the outstanding Advances immediately prior to giving effect to the Commitment Increase, if any, as of a Commitment Increase Effective Date (without regard to any increase in the aggregate principal amount of Advances as a result of borrowings made after giving effect to the Commitment Increase on such Commitment Increase Effective Date); (ii) “Reducing Percentage Bank” means each then existing Bank immediately prior to giving effect to the Commitment Increase that does not increase its respective Commitment as a result of the Commitment Increase and whose Pro Rata Share of the Commitments shall be reduced after giving effect to such Commitment Increase; and (iii) “Reduction Amount” means the amount by which a Reducing Percentage Bank’s outstanding Advances decrease as of a Commitment Increase Effective Date (without regard to the effect of any borrowings made on such Commitment Increase Effective Date after giving effect to the Commitment Increase).

(e) Each Commitment Increase shall become effective on its Commitment Increase Effective Date and upon such effectiveness (i) the Administrative Agent shall record in the register each then CI Bank’s information as provided in the Notice of Commitment Increase and pursuant to an administrative questionnaire reasonably satisfactory to the Administrative Agent that shall be executed and delivered by each CI Bank to the Administrative Agent on or before the Commitment Increase Effective Date, (ii) Schedule II hereof shall be amended and restated to set forth all Banks (including any CI Banks) that will be Banks hereunder after giving effect to such Commitment Increase (which shall be set forth in Annex I to the applicable Notice of Commitment Increase) and the Administrative Agent shall distribute to each Bank (including each CI Bank) a copy of such amended and restated Schedule I, and (iii) each CI Bank identified on the Notice of Commitment Increase for such Commitment Increase shall be a “Bank” for all purposes under this Agreement.

(f) Any Commitment Increase or portion thereof may be designated as Canadian Allocated Commitments and/or Sterling Allocated Commitments subject to (i) the receipt of commitments from Canadian Banks or UK Banks to accept such additional Commitments and (ii) the prior approval of the Canadian L/C Issuer and/or the Sterling L/C Issuer, as the case may be, such approval not to be unreasonably withheld or delayed.

Section 2.21 Extension of Termination Date.

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(a) Not earlier than 60 days prior to, nor later than 30 days prior to, each anniversary of the date hereof, the Borrower may, upon notice to the Administrative Agent (which shall promptly notify the Banks), request a one-year extension of the Termination Date provided that the Borrower may not exercise this right more than two times prior to the Termination Date. Within 15 days of delivery of such notice, each Bank shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Bank’s sole and absolute discretion). Any Bank not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the Borrower and the Banks of the Banks’ responses.

(b) The Termination Date shall be extended only if the Majority Banks (calculated excluding any Defaulting Bank and after giving effect to any replacements of Banks permitted herein) (each such Bank a “Consenting Bank”) have consented thereto. If so extended, the Termination Date, as to the Consenting Banks and as to any Person replacing a Bank that does not consent to an extension (that so agrees upon becoming such a replacement), shall be extended to the same date in the following year, effective as of the Termination Date then in effect (such existing Termination Date being the “Extension Effective Date”). The Administrative Agent and the Borrower shall promptly confirm to the Banks such extension and the Extension Effective Date. As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Extension Effective Date signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension or confirming that those previously delivered pursuant to Section 3.1 remain in full force and effect and have not been amended or rescinded, as the case may be, and (ii) certifying that, (A) immediately before and after giving effect to such extension, the representations and warranties contained in Article IV made by it are true and correct on and as of the Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, (B) immediately before and after giving effect to such extension no Event of Default exists or will exist, and (C) since (1) the most immediately preceding June 30 or (2) the filing of a Form 8-K pertaining to any such type of event which was filed after such June 30 and prior to the date 30 days preceding such Extension Effectiveness Date, whichever shall later occur, there has not occurred an event, development or circumstance that has had or would reasonably be expected to have, a material adverse effect on the consolidated financial position or consolidated results of operations of the Borrower and its Subsidiaries taken as a whole.

(c) If any Bank does not consent to the extension of the Termination Date as provided in this Section 2.21(c), the Borrower shall have the right to replace such Bank in accordance with Section 2.18(c). For the avoidance of doubt, in the event such non-consenting Bank is not replaced, the Termination Date with respect to that Bank shall not be extended.

Section 2.22 Swingline Commitment.

(a) Subject to the terms and conditions hereof, each Swingline Lender severally agrees to make a portion of the credit otherwise available to the Borrower under the Commitments from time to time until the Termination Date by making swing line loans (“Swingline Loans”) to the Borrower; provided that no Swingline Lender shall be obligated to fund any Swingline Loan which would result in (i) the aggregate principal amount of outstanding Swingline Loans made by such Swingline Lender exceeding its Swingline Commitment, (ii) the (A) sum of (1) such Swingline Lender’s Pro Rata Share of outstanding L/C Obligations plus (2) such Swingline Lender’s Pro Rata Share of outstanding Advances (without regard to Swingline Loans) plus (3)(x) such Swingline Lender’s Pro Rata Share of outstanding Swingline Loans made by any Swingline Lender other than it and (y) outstanding Swingline Loans made by such Swingline Lender less (B) outstanding Swingline Loans, if any, being repaid with the proceeds of a Borrowing exceeding its Credit Exposure, or (iii) the sum of the Total Facility Advances exceeding the Total Facility Commitment; provided, further that no Swingline Lender shall be obligated to fund any

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Swingline Loan to refinance an outstanding Swingline Loan. Prior to the Termination Date, the Borrower may use the Swingline Commitment by borrowing, repaying (in whole or part) and reborrowing, all in accordance with the terms and conditions hereof. The Borrower may prepay Swingline Loans at any time upon notice to the applicable Swingline Lender by 12:00 Noon on the day of the proposed prepayment stating the proposed date and aggregate principal amount to be prepaid.

(b) The Borrower shall repay to the applicable Swingline Lender the then unpaid principal amount of each Swingline Loan made by such Swingline Lender on the earlier of (i) the Termination Date and (ii) the fifth Business Day after such Swingline Loan is made; provided that on each date that an Advance is borrowed, the Borrower shall repay all Swingline Loans then outstanding. The unpaid principal amount of each Swingline Loan shall bear interest at the per annum rate equal to the Swingline Rate in effect from time to time plus the Applicable Margin for Eurodollar Advances.

(c) The obligation of each Swingline Lender to make Swingline Loans to the Borrower is subject to the same conditions precedent for the making of Advances under Section 3.2, other than compliance with Section 2.2(a), as referred to in said Section 3.2.

Section 2.23 Procedure for Swingline Borrowing; Refunding of Swingline Loans.

(a) Whenever the Borrower desires that a Swingline Lender make Swingline Loans it shall give irrevocable telephonic notice to the Administrative Agent and the applicable Swingline Lender, confirmed promptly in writing (which telephonic notice must be received by such Swingline Lender not later than 2:30 P.M., New York City time, on the proposed date Swingline Loans are requested to be made), specifying (i) the amount to be borrowed and (ii) the requested date such Swingline Loans are to be advanced (which shall be a Business Day). Each borrowing under the Swingline Commitment shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof. As soon as such funds are available, but in any event not later than 4:00 P.M., New York City time, on the date such Swingline Loans are requested to be advanced pursuant to the Borrower’s corresponding written confirmation referenced above, the applicable Swingline Lender shall make available to the Administrative Agent at the Payment Office an amount in immediately available funds equal to the amount of the Swingline Loans to be made by such Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower at the aforesaid address in immediately available funds as soon as such funds are available, but in any event not later than 3:00 P.M., New York City time, on the date such Swingline Loans are requested to be advanced pursuant to the Borrower’s corresponding written confirmation.

(b) Each Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably authorizes such Swingline Lender to so act on its behalf), on one Business Day’s prior notice to the Administrative Agent and each Bank, with copy to the Borrower, given by such Swingline Lender no later than 12:00 Noon, New York City time, request each Bank to make, and each Bank hereby agrees to make, an Advance, in an amount equal to such Bank’s Pro Rata Share of the aggregate amount of such Swingline Lender’s Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay such Swingline Lender. Each Bank shall make the amount of such Advance available to the Administrative Agent at the Payment Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Advances shall be immediately made available by the Administrative Agent to the applicable Swingline Lender for application by it to the repayment of the Refunded Swingline Loans.

(c) If prior to the time an Advance would have otherwise been made pursuant to Section 2.23(b), one of the events described in Section 6.1(e) shall have occurred and be continuing with

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respect to the Borrower or any Principal Subsidiary or if for any other reason, as determined by the applicable Swingline Lender in its sole discretion, Advances may not be made as contemplated by Section 2.23(b), each Bank shall, on the date such Advance was to have been made pursuant to the notice referred to in Section 2.23(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to such Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Bank’s Pro Rata Share times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding to such Swingline Lender that were to have been repaid with such Advances.

(d) Whenever, at any time after any Swingline Lender has received from any Bank such Bank’s Swingline Participation Amount, such Swingline Lender receives any payment on account of outstanding Swingline Loans, such Swingline Lender will distribute to such Bank its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Bank’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by such Swingline Lender is required to be returned, such Bank will return to such Swingline Lender any portion thereof previously distributed to it by such Swingline Lender.

(e) Each Bank’s obligation to make the Advances referred to in Section 2.23(b) and to purchase participating interests pursuant to Section 2.23(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Bank or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default or the failure to satisfy any of the other conditions specified in Section 3.2, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Obligor or any other Bank or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

ARTICLE III

CONDITIONS TO ADVANCES

Section 3.1 Initial Conditions Precedent. The obligation of each Bank to make Advances and the obligation of the L/C Issuers to issue Letters of Credit, pursuant to the terms and conditions of this Agreement, is subject to the conditions precedent that the Administrative Agent shall have received the following, each dated on or before the date hereof, in form and substance reasonably satisfactory to the Administrative Agent:

(a) This Agreement, executed by the Borrower and each Bank, and, to the extent requested by any Bank within three (3) Business Days of the closing date hereof, an executed Note payable to such Bank, respectively.

(b) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement, each Note, each Letter of Credit Application, each Letter of Credit and each Notice of Borrowing, and of all documents evidencing other necessary corporate action with respect to each such Loan Document and certified copies of the restated certificate of incorporation and bylaws of the Borrower.

(c) A certificate of the Corporate Secretary, Deputy Corporate Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the

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Borrower authorized to sign each Loan Document to which it is a party and the other documents to be delivered hereunder.

(d) A favorable opinion of Norton Rose Fulbright US LLP, counsel for the Borrower, to be delivered to, and for the benefit of, the Banks and the Administrative Agent, at the express instruction of the Borrower.

(e) A favorable opinion of Michael P. Donaldson, Vice President and General Counsel of the Borrower, to be delivered to, and for the benefit of, the Banks and the Administrative Agent, at the express instruction of the Borrower.

(f) A certificate of a Responsible Officer of the Borrower certifying (i) there has not occurred a material adverse change since December 31, 2014 in the consolidated financial condition of the Borrower and its Subsidiaries taken as a whole, (ii) there has not occurred a material adverse change since March 31, 2015 in the business, assets, liabilities (actual or contingent), operations or condition (other than financial) of the Borrower and its Subsidiaries taken as a whole, and (iii) compliance with the financial covenant set forth in Section 5.2(c) as of March 31, 2015.

(g) All documentation required to comply with all “know-your-client” requirements under AML Legislation in relation to each Obligor and this Agreement, as determined by each Total Facility Bank in respect of such Total Facility Bank’s compliance, acting reasonably.

(h) Termination of all commitments and payment of all amounts due under the Existing 2011 Credit Agreement.

Section 3.2 Additional Conditions Precedent to Each Advance and L/C Credit Extension. The obligation of each Bank to make any Advance and the obligation of the L/C Issuers to make any L/C Credit Extension shall be subject to the additional conditions precedent that on the date of such Advance or L/C Credit Extension (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Letter of Credit Application, as the case may be, and the acceptance by the Borrower of the proceeds of such Advance or such L/C Credit Extension, as the case may be, shall constitute a representation and warranty by the Borrower that on the date of such Advance or L/C Credit Extension such statements are true):

(i) The representations and warranties contained in Section 4.1 of this Agreement are correct on and as of the date of such Advance or L/C Credit Extension (other than those representations and warranties that expressly speak solely as of an earlier date, which remain correct as of such earlier date), immediately before and after giving effect to such Advance and the Borrowing of which such Advance is a part or such L/C Credit Extension and to the application of the proceeds therefrom, as though made on and as of such date, and

(ii) No event has occurred and is continuing, or would result from such Advance or the Borrowing of which such Advance is a part or such L/C Credit Extension or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

and (b) the Administrative Agent shall have received the Notice of Borrowing required by Section 2.2(a) or the Letter of Credit Application required by Section 2.9(b)(i).

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of the Borrower. The Borrower represents and warrants to the Total Facility Banks as follows:

(a) The Borrower and each Principal Subsidiary are duly organized or validly formed, validly existing and (if applicable) in good standing, in each case under the laws of its jurisdiction of incorporation or formation. The Borrower and each Principal Subsidiary have all requisite powers and all material governmental licenses, authorizations, consents and approvals required in each case to carry on its business as now conducted.

(b) The execution, delivery and performance by each of the Obligors of each Loan Document to which it is or will be a party: (i) are within its corporate or equivalent powers, (ii) have been duly authorized by all necessary corporate or equivalent action of each such Obligor, (iii) require, in respect of each such Obligor, no action by or in respect of, or filing with, any governmental body, agency or official and (iv) do not contravene, or constitute a default under, any provision of law or regulation (including Regulation X and Regulation U) applicable to it or the restated certificate of incorporation or by-laws of the Borrower or the articles of amalgamation or by-laws of the Canadian Borrower or the memorandum and articles of association of the UK Borrower or except as disclosed to the Administrative Agent pursuant to this Agreement, any material judgment, injunction, order, decree or agreement binding upon it or result in the creation or imposition of any lien, security interest or other charge or encumbrance on any material asset of the Borrower or any of its Subsidiaries (“material” for the purposes of this representation meaning creating a liability of $100,000,000 or more).

(c) This Agreement and each Note are, and each other Loan Document to which any Obligor is or will be a party, when executed and delivered in accordance with this Agreement will be, the legal, valid and binding obligation of such Obligor, to the extent a party thereto, enforceable against it, as the case may be, in accordance with their respective terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(d) The audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2014 and the related audited consolidated statements of income and comprehensive income, cash flows and stockholders’ equity for the fiscal year then ended and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 2015, and the related unaudited consolidated statements of income (loss) and comprehensive income (loss) and cash flows for the three months then ended, in each case as filed with the Securities and Exchange Commission in its Form 10-K for the year ended December 31, 2014 and Form 10-Q for the quarter ended March 31, 2015, respectively, fairly present, in conformity with GAAP except as otherwise expressly noted therein, the consolidated financial position of the Borrower and its Subsidiaries as of such dates and their consolidated results of operations and cash flows for such fiscal periods, subject (in the case of the unaudited balance sheet and statements) to changes resulting from audit and normal year-end adjustments. As of March 31, 2015, the Borrower was in compliance with the financial covenant set forth in Section 5.2(c).

(e) From December 31, 2014 to the date of this Agreement, there has been no material adverse change in the consolidated financial condition of the Borrower and its Subsidiaries, considered as a whole; from March 31, 2015 to the date of this Agreement, there has been no material adverse change in the business, assets, liabilities (actual or contingent), operations or condition (other than financial) of the Borrower and its Subsidiaries considered as a whole.

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(f) Except as disclosed in the Borrower’s Form 10-K for the year ended December 31, 2014 or the Borrower’s Form 10-Q for the quarter ended March 31, 2015 in each case, as filed with the Securities and Exchange Commission prior to the date hereof, or as otherwise disclosed to the Administrative Agent pursuant to this Agreement, there is no action, suit or proceeding pending against the Borrower or any of its Subsidiaries, or to the knowledge of the Borrower threatened against the Borrower or any of its Subsidiaries, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the consolidated financial position or consolidated results of operations of the Borrower and its Subsidiaries taken as a whole or which in any manner draws into question the validity of this Agreement or any other Loan Document to which the Borrower is or will be a party.

(g) Except as disclosed to the Administrative Agent pursuant to this Agreement, no Termination Event has occurred or is reasonably expected to occur with respect to any Plan for which an Insufficiency in excess of $100,000,000 exists. Except as disclosed to the Administrative Agent pursuant to this Agreement, neither the Borrower nor any ERISA Affiliate has received any notification (or has knowledge of any reason to expect) that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, for which a Withdrawal Liability in excess of $100,000,000 exists.

(h) United States federal income tax returns of the Borrower and its Subsidiaries have been closed through the fiscal year ended December 31, 2010 or such subsequent date as disclosed to the Administrative Agent pursuant to this Agreement. The Borrower and its Subsidiaries have filed or caused to be filed all United States federal income tax returns and all other material domestic tax returns which to the knowledge of the Borrower are due prior to the date of this Agreement (considering any extensions filed by the Borrower and its Subsidiaries) required to be filed by them and have paid or provided for the payment, before the same become delinquent, of all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, other than those taxes contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes are, in the opinion of the Borrower, adequate to the extent required by GAAP.

(i) Neither the Borrower nor any Subsidiary is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(j) Following application of the proceeds of each Advance, no more than 25% of the value of the Reg U Limited Assets of the Borrower will consist of margin stock (as defined in Regulation U) and, to the extent relevant to the compliance with Regulation U or Regulation X by any of the Banks or the Borrower in connection with this Agreement or any of the Advances, no more than 25% of the value of the Reg U Limited Assets of the Borrower and its Subsidiaries on a consolidated basis will consist of margin stock (as defined in Regulation U).

(k) Except as disclosed to the Administrative Agent pursuant to this Agreement, the Borrower and each of its Subsidiaries are in compliance in all respects with all laws, rules, regulations and orders applicable to each of them (including applicable laws, rules, regulations and orders pertaining to ERISA and applicable Environmental Protection Statutes), except to the extent that failure to comply with such laws, rules, regulations and orders could not reasonably be expected to have a material adverse effect on the consolidated financial position or consolidated results of operations of the Borrower and its Subsidiaries taken as a whole. Except as disclosed to the Administrative Agent pursuant to this Agreement, there is (i) no presently outstanding allegation by government officials or other third parties that the Borrower or any of its Subsidiaries or any of their respective properties is now, or at any time prior to the date hereof was, in violation of any applicable Environmental Protection Statute, (ii) no

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administrative or judicial proceeding presently pending against the Borrower or any of its Subsidiaries or against any of their respective properties pursuant to any Environmental Protection Statute, and (iii) no claim presently outstanding against the Borrower or any of its Subsidiaries or against any of their respective properties, businesses or operations which was asserted pursuant to any applicable Environmental Protection Statute that, in the case of all matters described in clauses (i), (ii) or (iii) above in the aggregate, could reasonably be expected to have a material adverse effect on the consolidated financial position or consolidated results of operations of the Borrower and its Subsidiaries taken as a whole. Except as disclosed to the Administrative Agent pursuant to this Agreement, there are no facts or conditions or circumstances known to the Borrower that the Borrower reasonably believes could form the basis for any action, lawsuit, claim or proceeding (regulatory or otherwise) involving the Borrower or any of its Subsidiaries or their respective past or present properties, businesses or operations relating to the Environment or environmental matters, including any action, lawsuit, claim or proceeding arising from past or present practices or operations asserted under any Environmental Protection Statute, that in the aggregate could reasonably be expected to have a material adverse effect on the consolidated financial position or consolidated results of operations of the Borrower and its Subsidiaries taken as a whole.

(l) No information (other than Projections) furnished to the Administrative Agent or any Bank by the Borrower in connection with its entering into or becoming a party to any Loan Document or the preparation or negotiation of any Loan Document, to the best of the Borrower’s knowledge, is incomplete or incorrect in any material respect, and no such information contained, as of the date of delivery thereof to the Administrative Agent or such Bank, as the case may be, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, as of such date, when taken as a whole. All such information consisting of financial projections, oil and gas reserves estimates and projections and other information identified by the Borrower as estimates or projections (collectively, “Projections”) have been prepared by the Borrower in good faith based on assumptions the Borrower believed to be reasonable when so prepared.

(m) The Borrower has implemented and maintains in effect commercially reasonable policies and procedures designed to promote compliance by the Borrower and its Subsidiaries with Anti-Corruption Laws and Sanctions applicable to the Borrower and its Subsidiaries. The Borrower and its Subsidiaries are in compliance with Anti-Corruption Laws and Sanctions applicable to the Borrower and its Subsidiaries in all material respects, except that arise from actions or incidents that have been publicly disclosed by the Borrower or disclosed in writing to the Administrative Agent, in each case, at least twenty (20) days prior to the Closing Date. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

ARTICLE V

COVENANTS OF THE BORROWER

Section 5.1 Affirmative Covenants. The Borrower covenants and agrees that so long as any Bank shall have any Commitment hereunder, the Borrower will:

(a) Reporting Requirements. Furnish to each Bank:

(i) (A) promptly after the sending or filing thereof, a copy of each of the Borrower’s reports on Form 8-K (or any comparable form), (B) promptly after the filing or sending thereof, and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the Borrower’s report on Form 10-Q (or any comparable form) for

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such quarter, which report will include the Borrower’s quarterly unaudited consolidated financial statements as of the end of and for such quarter, and (C) promptly after the filing or sending thereof, and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the Borrower’s report on Form 10-K (or any comparable form) for such year, which report will include the Borrower’s annual audited consolidated financial statements as of the end of and for such year;

(ii) promptly following the delivery of each of the annual or quarterly financial reports referred to in clause (i) above, but in any event within 10 Business Days thereafter, a certificate of a Responsible Officer of the Borrower in a form acceptable to the Administrative Agent (A) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirement (to the extent applicable) of Section 5.2(c) as of the end of the applicable fiscal quarter, and (B) stating whether there exists on the date of such certificate any Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, and, if so, setting forth the details thereof and the action which the Borrower has taken and proposes to take with respect thereto;

(iii) as soon as is possible and in any event within five days after the public announcement by Moody’s or S&P of a downgrade in the Borrower’s senior unsecured long-term debt, notice of such change;

(iv) as soon as possible and in any event within five days after an executive officer of the Borrower having obtained knowledge thereof, notice of the occurrence of any Event of Default or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such notice, and a statement of a Responsible Officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken and proposes to take with respect thereto;

(v) as soon as possible and in any event (A) within 30 Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan for which an Insufficiency in excess of $100,000,000 exists, has occurred and (B) within 10 Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any other Termination Event with respect to any Plan for which an Insufficiency in excess of $100,000,000 exists, has occurred or is reasonably expected to occur, a statement of a Responsible Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

(vi) promptly and in any event within five Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice received by the Borrower or any ERISA Affiliate from the PBGC stating its intention to terminate any Plan for which an Insufficiency in excess of $100,000,000 exists or to have a trustee appointed to administer any Plan for which an Insufficiency in excess of $100,000,000 exists;

(vii) promptly and in any event within five Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate indicating liability in excess of $100,000,000 incurred or expected to be incurred by the Borrower or any ERISA Affiliate in connection with (A) the imposition of a Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, or (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA;

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(viii) promptly, and in any event within five Business Days after an executive officer of the Borrower having obtained knowledge thereof, notice of the filing of any litigation against the Borrower or any of the Principal Subsidiaries in which there is a reasonable possibility of an adverse decision which could materially adversely affect the consolidated financial position or consolidated results of operations of the Borrower and its Subsidiaries taken as a whole, setting forth the material details of such litigation;

(ix) promptly, and in any event within five Business Days after an executive officer of the Borrower having obtained knowledge thereof, notice of the filing of any governmental proceedings against the Borrower or any of the Principal Subsidiaries in which there is a reasonable possibility of an adverse decision which could materially adversely affect the consolidated financial position or consolidated results of operations of the Borrower and its Subsidiaries taken as a whole, setting forth the material details of such proceeding;

(x) promptly upon the receipt thereof by the Borrower or any Subsidiary, a copy of any form of notice, complaint, request for information under CERCLA or summons or citation received from the EPA, or any other domestic or foreign governmental agency or instrumentality, federal, state or local, in any way concerning any action or omission on the part of the Borrower or any of its present or former Subsidiaries in connection with Hazardous Materials or the Environment if the amount involved could reasonably be expected to result in a liability of the Borrower or any Subsidiary in excess of $100,000,000 in the aggregate, or concerning the filing of a lien on or against any property of the Borrower or any Subsidiary if such lien could reasonably be expected to secure a liability of the Borrower or any Subsidiary in excess of $100,000,000; and

(xi) such other information respecting the consolidated financial position or consolidated results of operations (including an annual report or reports on oil and gas reserves of the Borrower and its Subsidiaries) of the Borrower that any Bank through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 5.1(a)(i), Section 5.1(a)(iv) or Section 5.1(a)(xi) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at the website address listed in Section 8.2 or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Bank and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), whichever shall first occur; provided that: the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to deliver paper copies of the certificates required by Section 5.1(a)(ii) to the Administrative Agent, and such delivery shall be deemed a delivery thereof to each of the Banks. Except for such certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(b) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders (including applicable laws, rules, regulations and orders pertaining to ERISA and applicable Environmental Protection Statutes) to the extent noncompliance therewith would have a material adverse effect on the Borrower and its Subsidiaries taken as a whole.

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(c) Use of Proceeds. Use the proceeds of each Advance and Letter of Credit for general corporate purposes of the Borrower and its Subsidiaries, including to refinance bank debt, finance working capital and other general corporate purposes (and cause the Canadian Borrower and the UK Borrower to use the proceeds of each Canadian Advance and each Canadian Letter of Credit or each Sterling Advance or Sterling Letter of Credit, as applicable, for such general corporate purposes, including to finance working capital). However, no part of the proceeds of the Advances or Letters of Credit (or any Canadian Advances or Sterling Advances or Canadian Letters of Credit or Sterling Letters of Credit) shall be used for any purpose not permitted by Section 5.2(g).

(d) Maintenance of Insurance. Maintain, and cause each of the Principal Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties as the Borrower or such Principal Subsidiary, provided, that self-insurance by the Borrower or any such Principal Subsidiary shall not be deemed a violation of this covenant to the extent that companies engaged in similar businesses and owning similar properties as the Borrower or such Principal Subsidiary self-insure. The Borrower may maintain the Principal Subsidiaries’ insurance on behalf of them.

(e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of the Principal Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory), and franchises; provided, however, that this Section 5.1(e) shall not apply to any transactions permitted by Section 5.2(d) or (e) and shall not prevent the termination of existence, rights and franchises of any Principal Subsidiary (other than the Canadian Borrower during any Canadian Allocation Period, and the UK Borrower during any Sterling Allocation Period) pursuant to any merger or consolidation to which such Principal Subsidiary is a party, and provided, further, that the Borrower or any Principal Subsidiary shall not be required to preserve any right or franchise if the Borrower or such Principal Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Principal Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Banks.

(f) Visitation Rights. At any reasonable time and from time to time, after reasonable notice, permit the Administrative Agent or any of the Banks or any agents or representatives thereof to examine the records and books of account of, and visit the properties of, the Borrower and any of the Principal Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and any of the Principal Subsidiaries with any of the officers or directors of the Borrower.

(g) Payment of Taxes, Etc. Pay and discharge, and cause each of the Principal Subsidiaries to pay and discharge, before the same shall become delinquent (after taking into account any extensions filed), all taxes, assessments, governmental charges and like governmental levies imposed upon it or upon its income, profits or property, except where failure to pay such taxes, assessments, charges and levies could not reasonably be expected to have a material adverse effect on the consolidated financial position or consolidated results of operations of the Borrower and its Subsidiaries considered as a whole; provided, that neither the Borrower nor any Principal Subsidiary shall be required by this Section 5.1(g) to pay and discharge any such tax, assessment, charge or levy which is being contested in good faith and, if required by such contest, by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided.

(h) Anti-Corruption Laws and Sanctions. Will maintain in effect commercially reasonable policies and procedures designed to promote compliance by the Borrower and its Subsidiaries with Anti-Corruption Laws and Sanctions applicable to the Borrower and its Subsidiaries.

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Section 5.2 Negative Covenants. So long as any Bank shall have any Commitment hereunder, the Borrower will not at any time:

(a) Negative Pledge. Fail to perform and observe any term, covenant or agreement contained in Section 1007 of the Indenture (as modified for purposes hereof as set forth in this Section 5.2(a)). For purposes of this Section 5.2(a), Section 1007 and the definitions of all terms defined in the Indenture and used in or otherwise applicable to such Section 1007 are set forth on Exhibit D and are hereby incorporated in this Agreement by reference as if such provisions and definitions were set forth in full herein; provided, however, that solely for purposes of this Section 5.2(a), the word “Securities” used in the Indenture shall mean the Notes, the word “Company” used therein shall mean the Borrower, the phrases “the last paragraph of Section 1007” and “Section 1007” used therein shall mean this Section 5.2(a), the word “Trustee” as used therein shall mean the Administrative Agent, the phrase “Board of Directors” used in the Indenture shall mean the management of the Borrower, the phrase “Section 301” used therein shall mean Section 301 of the Indenture, Section 301 of the Indenture shall not apply to any Note, and the phrase “so long as any of the Securities are outstanding” used therein shall mean so long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder.

(b) Transactions with Affiliates. Enter into any material transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms no less favorable to the Borrower than would be obtainable by the Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to any of the following: (i) transactions between or among the Borrower and any of its wholly-owned Subsidiaries; (ii) transactions involving the purchase or sale of crude oil, natural gas and other hydrocarbons, in the ordinary course of business, so long as such transactions are priced in line with industry accepted benchmark prices and the pricing of such transactions are equivalent to the pricing of comparable transactions with unrelated third parties; (iii) any employment, equity award, equity option or equity appreciation agreement or plan, agreement or other similar compensation plan or arrangement; (iv) the performance of any agreement in effect on the Closing Date; (v) loans or advances to officers, directors and employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures and other purposes; (vi) maintenance of customary benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings plans and similar plans; (vii) fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants in their capacity as such; and (viii) sales of equity interests of the Borrower to its Affiliates.

(c) Total Debt to Capitalization. As of the end of any fiscal quarter of the Borrower, have a ratio of (i) Total Debt to (ii) Total Capitalization greater than 0.65 to 1.00.

(d) Disposition of Assets. Lease, sell, transfer or otherwise dispose of, voluntarily or involuntarily, all or substantially all of its assets.

(e) Mergers, Etc. Merge, consolidate or amalgamate with or into, any Person (or, during any Canadian Allocation Period or any Sterling Allocation Period, permit the Canadian Borrower or the UK Borrower to amalgamate with or into, any Person), unless (i) the Borrower (or, with respect to such amalgamation to which the Canadian Borrower is a party, the Canadian Borrower or, with respect to such amalgamation to which the UK Borrower is a party, the UK Borrower) is the survivor or (ii) (A) with respect to the Borrower, the surviving Person, if not the Borrower, is organized under the laws of the United States or a state thereof and has a Rating Level of Rating Level IV or higher, (B) with respect to the Canadian Borrower, the continuing Person is organized under the laws of Canada or any province or territory thereof, and in each case, assumes by agreement or operation of law all obligations of the Canadian Borrower under this Agreement (and, in respect of any such amalgamation described in clause

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(ii)(B), the Borrower shall ratify its obligations under the Canadian Guaranty), or (C) with respect to the UK Borrower, the continuing Person is organized under the laws of the United Kingdom, and in each case, assumes by agreement or operation of law all obligations of UK Borrower under this Agreement (and, in respect of any such amalgamation described in clause (ii)(C), the Borrower shall ratify its obligations under the UK Guaranty); provided, in each case under clause (i) or (ii), that both immediately before and after giving effect to such proposed transaction, no Event of Default or event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default exists, or would exist or result.

(f) Compliance with ERISA. (i) Terminate, or permit any ERISA Affiliate to terminate, any Plan so as to result in any liability in excess of $100,000,000 of the Borrower or any ERISA Affiliate to the PBGC, or (ii) permit circumstances which give rise to a Termination Event described in clauses (b), (d) or (e) of the definition of Termination Event with respect to a Plan so as to result in any liability in excess of $100,000,000 of the Borrower or any ERISA Affiliate to the PBGC.

(g) Use of Proceeds. Use the proceeds of any Advance or Letter of Credit for any purpose other than for general corporate purposes of the Borrower or its Subsidiaries (including to refinance certain bank debt, finance working capital and other general corporate purposes) (or permit the Canadian Borrower or the UK Borrower to use the proceeds of any Canadian Advance or Sterling Advance or Canadian Letter of Credit or Sterling Letter of Credit for any purpose other than for such general corporate purposes, including to finance working capital), or use, or permit any Subsidiary to use, any such proceeds (i) in any manner that violates or results in any violation of any law or regulation, or (ii) except with respect to such share exchange, to purchase or carry any margin stock (as defined in Regulation U) or to extend credit to others for the purpose of purchasing or carrying any margin stock (as defined in Regulation U).

(h) Anti-Corruption Laws and Sanctions. Will not, and will not permit its Subsidiaries to, use the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding or financing any activities, business or transaction (A) of or with any Person that at the time of such funding or financing is a Sanctioned Person, or (B) in any country, region or territory that at the time of such funding or financing is a Sanctioned Country, or (iii) in any manner that would result in the material violation by the Borrower or its Subsidiaries of any Sanctions applicable to the Borrower or its Subsidiaries.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.1 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) The Borrower shall fail to pay (i) (A) any Unreimbursed Amount, Canadian Unreimbursed Amount or Sterling Unreimbursed Amount remaining outstanding and due and payable pursuant to Sections 2.9(c)(iii), 2A.7(c)(iii) and 2B.8(c)(iii), respectively, (B) any principal on any Note, or (C) any principal on any Swingline Loan, in each case when due and payable or (ii) any interest on (A) any Note or (B) any Swingline Loan, in each case for more than five days after such interest becomes due and payable or (iii) any facility fee set forth in Section 2.3 or 2A.3 or 2B.3 or any other amount due hereunder for more than 15 days after such fee or other amount becomes due and payable;

or the Canadian Borrower shall fail to pay (i) any principal on any Canadian Note when due and payable or (ii) any interest on any Canadian Note for more than five days after such interest becomes due and

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payable or (iii) any other amount owed by it and due hereunder for more than 15 days after such other amount becomes due and payable;

or the UK Borrower shall fail to pay (i) any principal on any Sterling Note when due and payable or (ii) any interest on any Sterling Note for more than five days after such interest becomes due and payable or (iii) any other amount owed by it and due hereunder for more than 15 days after such other amount becomes due and payable; or

(b) Any representation or warranty made by any Obligor (or any of their respective officers) (including representations and warranties deemed made pursuant to Section 3.2) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

(c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.2, or any Obligor shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document, in each case on its part required to be performed or observed by it if, in the case of such other term, covenant or agreement, such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent at the request of any Bank; or

(d) The Borrower or any Principal Subsidiary shall (i) fail to pay any principal of or premium or interest on any Debt (other than Debt described in clause (e) of the definition of Debt) which is outstanding in the principal amount of at least $100,000,000 in the aggregate, of the Borrower or such Principal Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as a result of the giving of notice of a voluntary prepayment), prior to the stated maturity thereof, or (ii) with respect to Debt described in clause (e) of the definition of Debt, fail to pay any such Debt which is outstanding in the principal amount of at least $100,000,000 in the aggregate, of the Borrower or such Principal Subsidiary (as the case may be), when the same becomes due and payable, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or

(e) The Borrower or any Principal Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Principal Subsidiary seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 60 days; or the Borrower or any Principal Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f) Any judgment, decree or order for the payment of money in excess of $100,000,000 shall be rendered against the Borrower or any Principal Subsidiary and shall remain

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unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment, decree or order or (ii) there shall be any period longer than (A) 60 consecutive days or (B) such longer period as allowed by applicable law during which a stay of enforcement of such judgment, decree or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(g) Any Termination Event as defined in clauses (b), (d) or (e) of the definition thereof with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the liabilities to the PBGC resulting from all such Termination Events is equal to or greater than $100,000,000; or

(h) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $100,000,000 or requires payments exceeding $100,000,000 in any year; or

(i) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the date hereof by an amount exceeding $100,000,000; or

(j) Any provision requiring the payment of principal, interest or fees by an Obligor, or other material provision, of any Loan Document, after its execution and delivery hereunder, for any reason is not or ceases to be legal, valid and binding, or the Borrower or, during any Canadian Allocation Period, the Borrower or the Canadian Borrower, or, during any Sterling Allocation Period, the Borrower or the UK Borrower, shall so state in writing, in each case other than in accordance with the express provisions of any Loan Document or as the appropriate parties may otherwise agree under Section 8.1; or

(k) Any Change of Control shall occur;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the obligation of each Bank to make Advances and the obligation of the L/C Issuers to issue Letters of Credit to be suspended or terminated (as so notified by the Administrative Agent), whereupon the same shall forthwith be suspended or terminated, as applicable (at which time pursuant to such notice the obligations of each Canadian Bank to make Canadian Advances and each UK Bank to make Sterling Advances and the obligation of each Canadian L/C Issuer to issue Canadian Letters of Credit and each Sterling L/C Issuer to issue Sterling Letters of Credit shall automatically terminate or be suspended, as applicable), (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, require the Borrower to Cash Collateralize the L/C Obligations (in an amount up to the outstanding L/C Obligations), Canadian Cash Collateralize the Canadian L/C Obligations (in an amount up to the outstanding Canadian L/C Obligations) and Sterling Cash Collateralize the Sterling L/C Obligations (in an amount up to the outstanding Sterling L/C Obligations), and (iii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the principal balance of the Total Outstanding Amount, the Canadian Total Outstanding Amount, the Sterling Total Outstanding Amount, or any combination of the foregoing, or the Total Facility Outstandings, as the case may be, all interest accrued thereon and all other related accrued amounts payable under this Agreement (including Appendices 1 and 2 hereto, as the case may be) to be

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forthwith due and payable, whereupon the principal balance thereof, all such accrued interest and all such accrued amounts shall become and be forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate or further notice of any kind, all of which are, to the extent permitted by law, hereby expressly waived by each Obligor; provided, however, that

(A) in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code the obligation of each Bank to make its Advances and the obligation of each L/C Issuer to issue Letters of Credit, shall automatically be terminated and the principal balance of the Total Outstanding Amount, all such accrued interest and all such accrued amounts shall automatically become and be due and payable, without presentment, demand, protest, notice of intent to accelerate or any notice of any kind, all of which are, to the extent permitted by law, hereby expressly waived by the Borrower;

(B) in the event of an actual or deemed entry of an order for relief with respect to the Canadian Borrower under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangements Act (Canada) or the Winding-up Act (Canada) the obligation of each Canadian Bank to make its Canadian Advances or accept Canadian Bankers’ Acceptances and the obligation of each Canadian L/C Issuer to issue Canadian Letters of Credit, shall automatically be terminated and the principal balance of the Canadian Total Outstanding Amount, all such accrued interest and all such accrued amounts shall automatically become and be due and payable, without presentment, demand, protest, notice of intent to accelerate or any notice of any kind, all of which are, to the extent permitted by law, hereby expressly waived by the Canadian Borrower; and

(C) in the event of an actual or deemed entry of an order for relief with respect to the UK Borrower under the Insolvency Act (UK) or under any similar laws the obligation of each UK Bank to make its Sterling Advances and the obligation of each Sterling L/C Issuer to issue Sterling Letters of Credit, shall automatically be terminated and the principal balance of the Sterling Total Outstanding Amount, all such accrued interest and all such accrued amounts shall automatically become and be due and payable, without presentment, demand, protest, notice of intent to accelerate or any notice of any kind, all of which are, to the extent permitted by law, hereby expressly waived by the UK Borrower.

ARTICLE VII

THE AGENTS

Section 7.1 Authorization of the Agents.

(a) Each Bank hereby irrevocably appoints, designates and authorizes the Administrative Agent, each Canadian Bank hereby irrevocably appoints, designates and authorizes the Canadian Administrative Agent, and each UK Bank hereby irrevocably appoints, designates and authorizes the UK Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Total Facility Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the

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Administrative Agent, the Canadian Administrative Agent and the UK Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, rule, regulation or order. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer, Canadian L/C Issuer and Sterling L/C Issuer shall act on behalf of the Banks, Canadian Banks and UK Banks, respectively, with respect to any Letters of Credit, Canadian Letters of Credit or Sterling Letters of Credit issued by it and the documents associated therewith, and each Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article VII with respect to any acts taken or omissions suffered by such Issuer in connection with Letters of Credit, Canadian Letters of Credit or Sterling Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit, Canadian Letters of Credit and Sterling Letters of Credit as fully as if the terms “Administrative Agent”, “Canadian Administrative Agent” and “UK Administrative Agent” as used in this Article VII and in the definition of “Agent-Related Person” included the Issuers with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuers.

Section 7.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact, and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct of such agent or attorney-in-fact. The exculpatory provisions of this Article shall apply to any such sub agent to the same extent applicable to each Agent for whom it executes duties and shall apply to its activities performed in executing duties of the respective Agent.

Section 7.3 Liability of the Agents. No Agent-Related Person, L/C Issuer or any Bank shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Total Facility Bank or participant for any recital, statement, representation or warranty made by any Obligor or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Obligor or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Total Facility Bank or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Obligors or any Affiliate thereof.

Section 7.4 Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to each Obligor), independent accountants and other experts selected by it. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive

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such advice or concurrence of the Majority Banks (or, with respect to (i) the Canadian Advances and Canadian Letters of Credit and amounts due with respect thereto, the Canadian Majority Banks and (ii) with respect to the Sterling Advances and Sterling Letters of Credit and amounts due with respect thereto, the UK Majority Banks) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Total Facility Banks, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks (or, with respect to (i) the Canadian Advances and Canadian Letters of Credit and amounts due with respect thereto, the Canadian Majority Banks and (ii) with respect to the Sterling Advances and Sterling Letters of Credit and amounts due with respect thereto, the UK Majority Banks) (or such greater number of Banks, Canadian Banks or the UK Banks as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all Total Facility Banks.

(b) For purposes of determining compliance with the conditions specified in Section 3.1, each Total Facility Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank, Canadian Bank or UK Bank unless the relevant Agent, as appropriate, shall have received notice from such Bank, Canadian Bank or UK Bank prior to the date hereof specifying its objection thereto.

Section 7.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to (i) the Administrative Agent for the account of the Banks, (ii) to the Canadian Administrative Agent for the account of the Canadian Banks or (iii) to the UK Administrative Agent for the account of the UK Banks, unless such Agent shall have received written notice referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Total Facility Banks of its receipt of any such notice. Each Agent shall take such action with respect to such Default as may be directed by the Majority Banks, the Canadian Majority Banks or the UK Majority Banks, as the case may be in accordance with Article VI; provided, however, that unless and until such Agent has received any such direction, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Total Facility Banks.

Section 7.6 Credit Decision; Disclosure of Information by the Agents. Each Total Facility Bank acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Obligors or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Total Facility Bank as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Total Facility Bank represents to the Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their respective Subsidiaries, and all applicable bank or other regulatory laws. rules, regulations or orders relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Obligors. Each Total Facility Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the

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Obligors. Except for notices, reports and other documents expressly required to be furnished to the Total Facility Banks by the Agents herein, no Agent shall have any duty or responsibility to provide any Total Facility Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Obligors or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 7.7 Indemnification of the Administrative Agents. Whether or not the transactions contemplated hereby are consummated, the Banks, the Canadian Banks and the UK Banks shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Obligors and without limiting the obligation of the Obligors to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it, other than with respect to arrangement or other fees payable solely to the Arrangers for procuring the credit facility; provided, however, that no Total Facility Bank shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined (i) have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) have arisen in connection with a violation of law by such Indemnitee or breach in bad faith of its obligations under this Agreement; provided, however, that no action taken in accordance with the directions of the Majority Banks or, with respect to (a) the Canadian Advances and Canadian L/C Obligations, the Canadian Majority Banks and (b) with respect to the Sterling Advances and Sterling L/C Obligations, the UK Majority Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Total Facility Bank shall reimburse the Agents upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of any Obligor. The undertaking in this Section shall survive termination of the Commitments, the Canadian Commitments, the Sterling Commitments, the payment of all Advances, Canadian Advances and Sterling Advances and all other sums payable hereunder or under any other Loan Document, and the resignation of any Agent.

Section 7.8 The Agents in their Respective Individual Capacities. Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Obligors and their respective Affiliates as though it were not an Agent, an Issuer hereunder and without notice to or consent of the Total Facility Banks. The Total Facility Banks acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding the Obligors or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of an Obligor or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them. With respect to its Advances, Canadian Advances and Sterling Advances, each Agent shall have the same rights and powers under this Agreement as any other Total Facility Bank and may exercise such rights and powers as though it were not an Agent or an Issuer, and the terms “Bank”, “Banks”, “Canadian Bank”, “Canadian Banks”, “UK Bank” and “UK Banks” include each Agent in its individual capacity.

Section 7.9 Successor Agents. Any Agent may resign as an Agent upon 30 days’ notice to the Total Facility Banks and the Borrower. If an Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor administrative agent for the Banks, the Canadian Majority Banks shall appoint from among the Canadian Banks a successor Canadian administrative agent for the Canadian Banks and the UK Majority Banks shall appoint from among the UK Banks a successor UK administrative agent for the UK Banks, which successor shall be consented to by the Borrower at all

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times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor is appointed prior to the effective date of the resignation, the relevant resigning Agent may appoint, as the case may be, after consulting with the Banks, the Canadian Banks, the UK Banks and Borrower, a successor Agent, as the case may be, from among the Banks, Canadian Banks or UK Banks, as the case may be. Upon the acceptance of its appointment as successor hereunder, the Person acting as such successor shall succeed to all the rights, powers and duties of the retiring Agent, and the retiring Agent’s appointment, powers and duties as Agent shall be terminated, and without any other or further act or deed on the part of any Person. After any retiring Agent’s resignation hereunder, the provisions of this Article VII and Section 8.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement. If no successor agent has accepted appointment by the date which is 30 days following an Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Banks, Canadian Banks or UK Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks (or the Canadian Majority Banks or UK Majority Banks) appoint a successor agent as provided for above. If any of the Administrative Agent, the Canadian Administrative Agent or the UK Administrative Agent becomes a Defaulting Bank, then the Borrower may remove such Agent from its role as Agent and, as applicable, as an L/C Issuer and Bank, upon at least ten (10) Business Days prior written notice to such Agent; provided that (i) such notice shall provide that the effectiveness of such removal shall be contingent upon an appointment of a successor administrative agent (such appointed successor agent, a “Successor Agent”); (ii) the Borrower shall appoint from among the Banks a successor administrative agent for the Banks, the Canadian Borrower shall appoint from among the Canadian Banks a successor Canadian Administrative Agent for the Canadian Banks and the UK Borrower shall appoint from among the UK Banks a successor UK Administrative Agent for the UK Banks, which successor shall be consented to by the Majority Banks, the Canadian Majority Banks or the UK Majority Banks, as applicable (which consent shall not be unreasonably withheld, delayed or conditioned); (iii) such appointment shall be accepted by the Successor Agent, in its sole discretion and in writing; (iv) prior to the effectiveness of such removal, the Borrower shall have replaced such Defaulting Bank or terminated its Commitment and, if applicable, its Canadian Commitment or UK Commitment, in each case, as contemplated by Section 2.18(b), replaced such Defaulting Bank as Swingline Lender and Cash Collateralized or replaced all Letters of Credit, Canadian Letters of Credit and Sterling Letters of Credit issued by such Defaulting Bank in its capacity as an L/C Issuer, Canadian L/C Issuer or Sterling L/C Issuer and (v) such Defaulting Bank shall otherwise be subject to the provisions of Section 2.19.

Section 7.10 The Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to an Obligor, the Administrative Agent (irrespective of whether the principal of any Advance, Canadian Advance, Sterling Advance, L/C Obligation, Canadian L/C Obligation or Sterling L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on such Obligor) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances, Canadian Advances, Sterling Advances, L/C Obligations, Canadian L/C Obligations, Sterling L/C Obligations and all other indebtedness and liabilities that are owing by such Obligor under the Loan Documents and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks, the Canadian Banks, the UK Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks, the Canadian Banks, the UK Banks and any Agent and their respective agents and counsel and all other amounts due the Banks, the Canadian Banks, the UK Banks and any Agent

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under Section 2.3, Section 2.9(i) and (j), and Section 2A.7(i) and (j)) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank, each Canadian Bank and each UK Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Banks, the Canadian Banks or the UK Banks, as the case may be, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.3 and 8.4(a).

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Total Facility Bank any plan of reorganization, arrangement, adjustment or composition affecting the outstanding Advances, L/C Obligations, Canadian Advances, Canadian L/C Obligations, Sterling Advances, Sterling L/C Obligations or other indebtedness or liabilities of an Obligor under the Loan Documents, or the rights of any Total Facility Bank or to authorize the Administrative Agent to vote in respect of the claim of any Total Facility Bank in any such proceeding.

Section 7.11 Other Agents; Arrangers and Managers. None of the Banks or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Banks, those applicable to all Banks as such. Without limiting the foregoing, none of the Banks or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Bank, Canadian Bank or UK Banks. Each Bank, Canadian Bank and UK Bank acknowledges that it has not relied, and will not rely, on any of the Banks or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder (including for the avoidance of doubt, the Appendices hereto).

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Amendments, Etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or (i) with respect to amendments and waivers of provisions that relate only to the Canadian facility provided for in, and contemplated by, Appendix I to the Base Agreement, the approval of the Canadian Majority Banks or (ii) with respect to amendments and waivers of provisions that related only to the Sterling facility provided for in, and contemplated by, Appendix II to the Base Agreement, the approval of the UK Majority Banks), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Total Facility Bank (or with respect to amendments and waivers of provisions that relate only to the Canadian facility or the Sterling facility, the approval of each Canadian Bank or UK Bank, as applicable) directly affected thereby, do any of the following (with respect to such Total Facility Bank, Canadian Bank or UK Bank (as applicable) that is not in agreement therewith): (a) waive any of the conditions specified in Article III, (b) waive any of the conditions specified in Appendix 1 hereto, (c) waive any of the conditions specified in Appendix 2 hereto, (d) increase such Total Facility Bank’s

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Commitment, Canadian Bank’s Canadian Commitment or UK Bank’s Sterling Commitment (as applicable) or subject it to any additional obligations, (e) forgive or reduce the principal of, or interest on, the Total Facility Outstandings or any fees or other amounts payable hereunder to such Total Facility Bank, (f) postpone any date fixed for any payment of principal of, or interest on, the Total Facility Outstandings or any fees or other amounts payable hereunder, (g) take any action which requires the consent of such Total Facility Bank before it is applicable to such Total Facility Bank pursuant to the terms of any Loan Document, (h) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes which shall be required for the Banks or any of them to take any action under any Loan Document or (i) amend this Section 8.1; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by any Agent or any Issuer in addition to the Total Facility Banks required above to take such action, affect the rights or duties of such Agent or such Issuer under any Loan Document. Notwithstanding anything to the contrary herein, this Section 8.1, in respect of a Defaulting Bank, shall be subject to Section 2.19.

Section 8.2 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or delivered, if to any Obligor, to the Borrower at its address or telecopier numbers set forth below:

EOG Resources, Inc.

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

Attention: Helen Y. Lim, Vice President and Treasurer

Telephone No.: (713) 651-6612

Telecopier Nos. (communications must be sent to

both these numbers): (713) 651-6980 and (713) 651-6613

Website: http://www.eogresources.com

with a copy to:

EOG Resources, Inc.

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

Attention: Sherry Hutcheson Jones, Director of Treasury

Telephone No.: (713) 651-6596

Telecopier No.: (713) 651-6597

Website: http://www.eogresources.com

if to any Bank, at its Domestic Lending Office; if to the Administrative Agent, except as provided in Sections 2.2(a) and 2.8 (in which case notice shall be sent to the address listed in Exhibits B and C, unless the Administrative Agent designates a different address as provided below), at its address or telecopier number set forth below:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road

Ops Building 2, 3rd Floor

Newark, DE 19713-2107

Attention: Emily Cousineau

Telephone No.: (302) 634-8612

or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be

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designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall be effective, if mailed, two Business Days after deposit in the mails; if sent by overnight courier, one Business Day after delivery to the courier company; and if sent by telecopier, when received by the receiving telecopier equipment, respectively; provided, however, that (a) notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent and (b) telecopied notices received by any party after its normal business hours (or on a day other than a Business Day) shall be effective on the next Business Day. The notices contemplated by the definitions of “Borrowing” and “Interest Period” and by Section 2.8 may be combined in one notice, if all required information is provided in the combined notice and the combined notice meets the requirements as to timeliness set forth in each definition and Section to which the combined notice pertains. Each Agent and the Total Facility Banks shall be entitled to reasonably rely and act upon any notices (including telephonic Notices of Borrowing, Canadian Notices of Borrowing or UK Notices of Borrowing) purportedly given by or on behalf of any Obligor even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Obligor shall indemnify each Agent-Related Person and each Total Facility Bank from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of such Obligor; provided, such indemnity shall not be available to the extent such losses, costs, expenses or liabilities (a) have resulted from the gross negligence or willful misconduct of such indemnitee or (b) have arisen in connection with a violation of law by such indemnitee or a breach in bad faith by such indemnitee of its obligations under any Loan Document. All telephonic notices to and other communications between any parties hereto may be recorded by any party to such communication, and each of the parties hereto hereby consents to such recording by any other party hereto. Any disclosure or notice received by the Administrative Agent pursuant to Sections 4.1(f), (g), (k) or 5.1(a) hereof will be posted to Intralinks by the Administrative Agent and shall be subject to the confidentiality provisions set forth in Section 8.10.

Section 8.3 No Waiver; Remedies. No failure on the part of any Total Facility Bank or any Agent to exercise, and no delay in exercising, and no course of dealing with respect to, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity.

Section 8.4 Costs and Expenses.

(a) The Borrower agrees (i) to pay or reimburse each Agent for all reasonable costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (ii) to pay or reimburse each Agent, each Swingline Lender, each Issuer and each Total Facility Bank for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect hereof and during any legal proceeding, including any proceeding under the Bankruptcy Code or any other law relating to bankruptcy, insolvency or reorganization or relief of debtors), including all Attorney Costs; provided that a Defaulting Bank will not be reimbursed for its costs and expenses related to the replacement of such Defaulting Bank pursuant to Section 2.18(c) or other matters incidental thereto.

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(b) If any payment or purchase of principal of, or Conversion of, any Eurodollar Advance or Eurodollar Borrowing is made other than on the last day of an Interest Period relating to such Advance, as a result of a payment, purchase or Conversion pursuant to Sections 2.10, 2.11, 2.12 or 2.18 or acceleration of the maturity of the Total Facility Outstandings pursuant to Section 6.1 or for any other reason, the Borrower, subject to Section 8.8, shall, upon demand by any Total Facility Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Person any amounts required to compensate it for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, purchase or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Person to fund or maintain such Advance. A certificate in reasonable detail as to the basis for and the amount of such loss, costs or expense, submitted to the Borrower and the Administrative Agent by such Person, shall be conclusive and binding for all purposes, absent manifest error.

(c) Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Syndication Agent, each Arranger, each Swingline Lender, each Total Facility Bank, each Total Facility Bank acting as an Issuer and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses (other than losses for anticipated profits), damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee (other than by any other Indemnitee) in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment, Canadian Commitment, Sterling Commitment, Advance, Canadian Advance, Sterling Advance, Letter of Credit, Canadian Letter of Credit or Sterling Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuer to honor a demand for payment under a Letter of Credit, Canadian Letter of Credit or Sterling Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, Canadian Letter of Credit or Sterling Letter of Credit), or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Obligor or any Environmental Liability related in any way to any Obligor or any Subsidiary of the Borrower, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (a) have resulted from the gross negligence or willful misconduct of such Indemnitee or (b) have arisen in connection with a violation of law by such Indemnitee or a breach in bad faith by such Indemnitee of its obligations under any Loan Document. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, provided such Indemnitee has taken and maintains commercially reasonable efforts and controls to safeguard the use and access of such material and information, nor shall any Indemnitee have any liability for any indirect, special, punitive or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the date hereof).

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(d) All amounts due under this Section 8.4 shall be payable within 20 Business Days after the Borrower’s receipt of a reasonably detailed invoice therefor. The agreements in this Section shall survive the resignation of the any Agent, the replacement of any Total Facility Bank, the termination of the Commitments, and the repayment, satisfaction or discharge of all sums payable hereunder or under any other Loan Document.

Section 8.5 Payments Set Aside; Right of Set-Off.

(a) To the extent that any payment by or on behalf of any Obligor under this Agreement or a Person entitled to under this Agreement exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, in connection with any proceeding under the Bankruptcy Code or any other laws relating to bankruptcy, insolvency or reorganization or relief of debtors or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (ii) each Total Facility Bank severally agrees to pay to the relevant Agent, as the case may be, upon demand its applicable share of any amount so recovered from or repaid, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(b) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.1 to authorize the Administrative Agent to declare the Notes, the Canadian Notes and the Sterling Notes due and payable pursuant to the provisions of Section 6.1, each Total Facility Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness, whether or not such obligations may be unmatured, at any time owing by such Total Facility Bank to or for the credit or the account of the relevant Obligor against any and all of the obligations of such Obligor now or hereafter existing under this Agreement and the Note, Canadian Note, Sterling Note or any Canadian Bankers’ Acceptances held by such Total Facility Bank, irrespective of whether or not the Administrative Agent or such Bank, or the Canadian Administrative Agent or such Canadian Bank or the UK Administrative Agent or such UK Bank, as the case may be, shall have made any demand under this Agreement or such Note, Canadian Note, Sterling Note or Canadian Bankers’ Acceptance; provided, that in the event that any Defaulting Bank shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Bank from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Banks, Canadian Banks, the UK Banks and each Obligor as herein provided, and (y) such Defaulting Bank shall promptly provide to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Bank as to which it exercised such right of setoff. Each Bank, each Canadian Bank and each UK Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank, Canadian Bank or UK Bank; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank, each Canadian Bank and each UK Bank under this Section 8.5(b) are in addition to other rights and remedies (including other rights of set-off) which such Bank, Canadian Bank or UK Bank may have.

Section 8.6 Assignments and Participations.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written

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consent of each Bank then committed to make advances or extend letters of credit to it (other than an assignment effectuated by a merger or consolidation permitted by Section 5.2(e) to the surviving Person referred to herein). No Total Facility Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Bank may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Bank’s Commitment and the Advances at the time owing to it, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Bank subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000 (or its remaining commitments, if less) unless each of the Administrative Agent, each Swingline Lender and each Issuer and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank’s rights and obligations under this Agreement with respect to the Advances or the Commitment assigned; (iii) if (A) such assigning Bank or its Canadian branch or Affiliate is a Canadian Bank and has a Canadian Allocated Commitment or (B) such assigning Bank or its UK branch or Affiliate is a UK Bank and has a Sterling Allocated Commitment, then each such assigning Bank’s assignment, partial or entire, must be accompanied by a corresponding and proportionate assignment of the related Canadian Allocated Commitment of such Canadian Bank or the related Sterling Allocated Commitment of such UK Bank and such UK Bank must be able to make, and shall make, the representation and warranty in Section 2.14(f)(iii); (iv) (A) any assignment of a Commitment must be approved by the Administrative Agent and each L/C Issuer, (B) any assignment of a Canadian Allocated Commitment must be approved by the Canadian Agent and each Canadian L/C Issuer, and (C) any assignment of a Sterling Allocated Commitment must be approved by the UK Administrative Agent and each Sterling L/C Issuer, in each case, (1) such approval not to be unreasonably withheld, delayed or conditioned and (2) unless the Person that is the proposed assignee is itself a Bank or an Affiliate of a Bank (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); (v) if such Bank’s Canadian Pro Rata Share is greater than zero, such assignee or its Affiliate deals at “arm’s length,” within the meaning of the applicable taxing legislation, with the Canadian Borrower, and (vi) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and the Eligible Assignee, if it shall not be a Bank, shall deliver to the Administrative Agent an administrative questionnaire and shall deliver to the Borrower, all relevant information for notices under the Loan Documents to such assignee. Subject to the foregoing clauses (b)(i) through (b)(vi), the Administrative Agent shall record such assignment and, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank, a Canadian Bank or a UK Bank, as the case may be, under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such

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Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.14, and 8.4 with respect to facts and circumstances occurring while such Person was a Bank, Canadian Bank or UK Bank, as the case may be, as applicable, prior to the effective date of such assignment). Upon request, any Obligor (at its expense) shall execute and deliver a Note, Canadian Note or Sterling Note, as applicable, to the assignee Bank, Canadian Bank or UK Bank, as applicable. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this subsection (b) shall be null and void.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it. The Administrative Agent, the Canadian Administrative Agent and the UK Administrative Agent shall each maintain, a register for the recordation of the names and addresses of the Banks, Canadian Banks or UK Banks, respectively, and the Commitments, Canadian Allocated Commitments and Sterling Allocated Commitments of, and principal amounts of the Advances and L/C Obligations owing to, each Bank and the principal amounts of the Canadian Advances and Canadian L/C Obligations owing to, each Canadian Bank, and the principal amounts of the Sterling Advances and Sterling L/C Obligations owing to, each UK Bank pursuant to the terms hereof from time to time (each, a “Register”). The entries in the Registers shall be conclusive, absent manifest error, and the Obligors, the Administrative Agent, the Canadian Administrative Agent, the UK Administrative Agent and the Banks, the Canadian Banks and the UK Banks may treat each Person whose name is recorded in a Register pursuant to the terms hereof as a Bank, Canadian Bank or UK Bank, as the case may be, hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Each Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Bank, Canadian Bank or UK Bank may at any time, without the consent of, or notice to, the Obligors or the Administrative Agent, the Canadian Administrative Agent or the UK Administrative Agent, sell participations to any Person (other than a natural person or the Obligors or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Bank’s, Canadian Bank’s or UK Bank’s rights and/or obligations under this Agreement (including all or a portion of its Commitment, Canadian Allocated Commitment or Sterling Allocated Commitment and/or the Advances, Canadian Advances or Sterling Advances (including such Bank’s, Canadian Bank’s or UK Bank’s participations in L/C Obligations, Canadian L/C Obligations or Sterling L/C Obligations, respectively) and stated interest owing to it); provided that (i) such Bank’s, such Canadian Bank’s or such UK Bank’s obligations under this Agreement shall remain unchanged, (ii) such Bank, such Canadian Bank or such UK Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Obligors, the Administrative Agent, the Canadian Administrative Agent, the UK Administrative Agent and the other Banks, Canadian Banks and UK Banks shall continue to deal solely and directly with such Bank, such Canadian Bank or such UK Bank in connection with such Bank’s, such Canadian Bank’s or such UK Bank’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank, a Canadian Bank or a UK Bank sells such a participation shall provide that such Bank, Canadian Bank or UK Bank shall retain the sole right to enforce, and to participate in any related decision to enforce, this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank, such Canadian Bank or such UK Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (b), (c), (d), (e) or (f) of the first proviso to Section 8.1 that directly affects such Participant. Subject to subsection (e) of this Section, each Obligor agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.14, and 8.4(b) if it actually incurs any loss or expense pursuant to such sections, and then,

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solely to the same extent as if it were the Bank, Canadian Bank or UK Bank from which it had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.5(b) as though it were a Bank, a Canadian Bank or a UK Bank, provided such Participant agrees to be subject to Section 2.15 as though it were a Bank, a Canadian Bank or a UK Bank. Each Bank, Canadian Bank and UK Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances, Canadian Advances, Sterling Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Bank, Canadian Bank or UK Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank, Canadian Bank or UK Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, an Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e) A Participant shall not be entitled to receive any greater payment under Section 2.6, Section 2.7, Section 2.11, Section 2.14 or Section 8.4(b) than the applicable Bank, Canadian Bank or UK Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s, the Canadian Borrower’s or the UK Borrower’s prior written consent, as the case may be. A Participant that would be a Foreign Bank if it were a Bank shall not be entitled to the benefits of Section 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Sections 2.14, 2.15 and 8.16 as though it were a Bank.

(f) Any Bank, Canadian Bank or UK Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, Canadian Note or Sterling Note, if any) to secure obligations of such Bank, such Canadian Bank or such UK Bank to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Bank, such Canadian Bank or such UK Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank, Canadian Bank or UK Bank as a party hereto.

(g) As used herein, the following terms have the following meanings:

“Eligible Assignee” means (a) a Bank; (b) an Affiliate of a Bank; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the Swingline Lenders and the L/C Issuers, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (i) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (ii) any Defaulting Bank.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Approved Fund” means any Fund (that, so long as no Event of Default has occurred and is continuing, is approved by the Borrower, such approval not to be unreasonably withheld) that

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is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

(h) Notwithstanding anything to the contrary contained herein, any Bank that is a Fund may create a security interest in all or any portion of the Advances owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided, so long as no Event of Default has occurred and is continuing, such security interest is approved by the Borrower, such approval not to be unreasonably withheld; provided, further, that unless and until such trustee actually becomes a Bank in compliance with the other provisions of this Section 8.6, (i) no such pledge shall release the pledging Bank from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Bank under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(i) Notwithstanding anything to the contrary contained herein, if at any time any Bank assigns all of its Commitment and Total Outstanding Amount pursuant to subsection (b) above and such Bank is an Issuer (or if (A) such assigning Bank or its Canadian branch or Affiliate is a Canadian Bank and such Canadian Bank is an Issuer or (B) such assigning Bank or its UK branch or Affiliate is a UK Bank and such UK Bank is an Issuer) then, such Bank may, upon 30 days’ notice to the Borrower and the Banks, resign as such Issuer. In the event of any such resignation, the Borrower shall be entitled to appoint from among the Total Facility Banks one or more successor Issuers hereunder (as the case may be); provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such Bank, Canadian Bank or UK Bank, as the case may be. If a Total Facility Bank resigns as an Issuer, it shall retain all the rights and obligations of such Issuer hereunder with respect to all Letters of Credit, Canadian Letters of Credit or Sterling Letters of Credit (as applicable) outstanding as of the effective date of its resignation and all L/C Obligations, Canadian L/C Obligations or Sterling L/C Obligations (as applicable) with respect thereto.

Section 8.7 Governing Law; Entire Agreement; Integration; Jurisdiction.

(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes, the other Loan Documents and any related fee letters signed by the Borrower comprise the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersede all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of any Agent or any Total Facility Bank in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN MANHATTAN, NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY JOINDER AGREEMENT, EACH PARTY, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO

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THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

Section 8.8 Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest contracted for, charged, received, reserved, taken or paid under the Loan Documents shall not exceed the Highest Lawful Rate. If the Administrative Agent, the Canadian Administrative Agent, the UK Administrative Agent or any Bank, any Canadian Bank or any UK Bank shall contract for, charge, take, reserve or receive interest in an amount or at a rate that exceeds the Highest Lawful Rate, the excess interest shall be applied to the principal of the Advances, the Canadian Advances or the Sterling Advances, as applicable, and if such excess exceeds such unpaid principal, such interest shall be refunded to the relevant Obligor. In determining whether the interest contracted for, charged, received, reserved, taken or paid by any Agent or a Bank, a Canadian Bank or a UK Bank exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, rule, regulation or order (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the amounts payable hereunder and under the other Loan Documents.

In no event shall the aggregate “interest” (as defined in section 347 of the Criminal Code (Canada)) payable hereunder with respect to the Canadian Advances and Canadian Letters of Credit exceed the maximum effective annual rate of interest on the “credit advanced” (as defined in that section) permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Canadian Borrower, the Canadian Administrative Agent and Canadian Banks and the amount of such excess payment or collection shall be refunded to the Canadian Borrower. For purposes hereof, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term applicable to the Canadian Advances and Canadian Letters of Credit on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Canadian Administrative Agent shall be prima facie evidence, for the purposes of such determination.

The provisions of this Section 8.8 shall govern and control over every other provision of any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it shall control or govern.

Section 8.9 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 8.10 Confidentiality. Each Total Facility Bank agrees that it will use reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors or counsel, to another Total Facility Bank, or to such Total Facility Bank’s own holding or parent company and its Affiliates, in each case if the disclosing Total Facility Bank or its holding or parent company in its sole discretion determines that any such party should have access to such information, each of whom shall be instructed and shall agree to maintain such information confidential) any information with respect to the Borrower or its Subsidiaries which is furnished pursuant to this Agreement or any other Loan Document and which is designated by the Borrower to the Total Facility Banks in writing as confidential; provided that any Total Facility Bank may disclose any such information (a) as has become generally

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available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Total Facility Bank or its Affiliates or to the Federal Reserve Board or the FDIC or similar organizations (whether in the United States or elsewhere), (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Total Facility Bank, and (e) to any assignee, participant, prospective assignee or prospective participant or to any direct contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction to which the Borrower is a counterparty with respect to the Borrower’s obligations hereunder, if such assignee, participant, prospective assignee, prospective participant, counterparty or advisor agrees to be bound by this Section 8.10.

Section 8.11 Survival; Term; Reinstatement. In addition to the other provisions of this Agreement expressly stated to survive the termination of this Agreement, the obligations of the Borrower under Sections 2.6, 2.11, 2.14, 2.18 and 8.4 and the last sentence of this Section 8.11 and the obligations of the Total Facility Banks under Section 2.14(e) and Section 8.10 shall survive the termination of this Agreement. The Borrower agrees that if at any time all or any part of any payment previously applied by any Bank to any Advance or other sum hereunder is or must be returned by or recovered from such Bank for any reason (including the order of any bankruptcy court), the Loan Documents shall automatically be reinstated to the same effect as if the prior application had not been made, and the Borrower hereby agrees to indemnify such Bank against, and to save and hold such Bank harmless from, any required return by or recovery from such Bank of any such payment.

Section 8.12 Severability. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of any Loan Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of such Loan Document shall not be affected or impaired thereby.

Section 8.13 Time of the Essence. Time is of the essence of the Loan Documents.

Section 8.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Loan Documents may be transmitted and/or signed by facsimile or other electronic format. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all parties hereto. Each Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

Section 8.15 Effectiveness. This Agreement shall become effective when it shall have been executed and delivered by the Borrower and the Administrative Agent and when the Administrative Agent shall have, as to each Bank, Canadian Bank and UK Bank, either received a copy of a signature page hereof executed by such Person or been notified by such Person that such Person has executed it and thereafter shall be binding upon and inure to the benefit of and be enforceable by the Borrower, the Administrative Agent and each Bank, Canadian Bank or UK Bank, and their respective successors and permitted assigns.

Section 8.16 Tax Forms.

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(a) (i) Concurrent with the execution of any Note or Assignment and Assumption, as applicable, each Bank that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Bank”) shall, in accordance with the applicable U.S. Treasury Regulations, deliver to each of the Borrower and the Administrative Agent, a duly signed completed copy of either (A) IRS Form W-8BEN-E or any successor thereto (relating to such Foreign Bank and indicating whether such Foreign Bank is entitled to an exemption from, or reduction of, withholding tax on any or all payments to be made to such Foreign Bank by the Borrower pursuant to this Agreement), (B) IRS Form W-8ECI or any successor thereto (relating to any or all payments to be made to such Foreign Bank by the Borrower pursuant to this Agreement) to certify to the Borrower and the Administrative Agent that such Foreign Bank is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code, or (C) in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (1) a certificate to the effect that such Foreign Bank is not (x) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (y) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (z) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (2) IRS Form W-8BEN-E or any successor thereto,. Thereafter and from time to time, each such Foreign Bank shall (x) promptly submit to each of the Borrower and the Administrative Agent, respectively, such additional duly completed and signed copies of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be reasonably requested by the Borrower or the Administrative Agent or as may then be available or required under then current United States laws and regulations to entitle it to an exemption from or reduction of, United States withholding taxes in respect of any or all payments to be made to such Foreign Bank by the Borrower pursuant to this Agreement, (y) promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (z) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Applicable Lending Office) to avoid any requirement of applicable laws, rules, regulations or orders that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Bank.

(ii) Each Foreign Bank, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Bank under any of the Loan Documents (for example, in the case of a typical participation by such Bank), shall deliver to each of the Borrower and the Administrative Agent on the date when such Foreign Bank ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (in the reasonable exercise of its discretion), (A) a duly signed completed copy of the forms or statements required to be provided by such Bank as set forth above, to establish the portion of any such sums paid or payable with respect to which such Bank acts for its own account that is not subject to U.S. withholding tax, and (B) a duly signed completed copy of IRS Form W-8IMY (or any successor thereto), together with any information such Bank chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, including IRS Form W-8BEN-E or Form W-8ECI from the Person for whom the Bank is acting as an intermediary, to establish that such Bank is not acting for its own account with respect to a portion of any such sums payable to such Bank. Thereafter and from time to time, each such Foreign Bank shall (A) promptly submit to each of the Borrower and the Administrative Agent, respectively, such additional duly completed and signed copies of such form (or such successor form as shall be adopted from time to time by the relevant United States taxing authorities) as may be reasonably requested by the Borrower or the Administrative Agent or as may then be available or required under then current United States laws and regulations, (B) promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any information provided on such form, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the redesignation of its

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Applicable Lending Office) to avoid any requirement of applicable laws, rules, regulations or orders that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Bank.

(iii) The Borrower shall not be required to pay any additional amount to any Foreign Bank under Section 2.14, (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Bank transmits with an IRS Form W-8IMY pursuant to this Section 8.16(a) or (B) if such Bank shall have failed to satisfy the foregoing provisions of this Section 8.16(a); provided that if such Bank shall have satisfied the requirements of this Section 8.16(a), nothing in this Section 8.16(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 2.14 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Bank is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Bank or other Person for the account of which such Bank receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

(iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 8.16(a).

(b) Concurrent with the execution of any Note or any Assignment and Assumption, each Bank that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent two duly signed completed copies of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax. If such Bank fails to deliver such forms, then the Borrower or the Administrative Agent may withhold (and the Borrower shall have no obligation to pay additional amounts under Section 2.14) with respect to any payment to such Bank in an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

(c) If any governmental authority, central bank or comparable agency asserts that the Borrower or the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Bank, such Bank shall indemnify the Borrower or the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Borrower or the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Borrower or the Administrative Agent. The obligation of the Banks under this Section shall survive the termination of the Commitments, repayment of all amounts payable hereunder and under the other Loan Documents and the resignation of the Administrative Agent.

Section 8.17 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

77

Section 8.18 USA Patriot Act Notice. Each Total Facility Bank hereby notifies each Obligor that pursuant to the requirements of (i) the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), (ii) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and (iii) any other applicable anti-money laundering, anti-terrorist financing and “know your client” applicable laws (collectively, including any published or publicly available guidelines or orders thereunder, the “AML Legislation”), it is or from time to time shall be required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow such Total Facility Bank to identify each Obligor in accordance with the AML Legislation (including, if applicable, information regarding such Person’s directors, authorized signing officers, or other Persons in control of each such Person) (such required information with respect to the Obligors, the “AML Obligors Information”). Each Obligor shall provide such information and take such actions reasonably related to the AML Obligors Information as, in each case, are commercially reasonable and reasonably requested by any Total Facility Bank in order to assist such Total Facility Bank in maintaining compliance with AML Legislation in relation to the Obligors and this Agreement.

Section 8.19 Calculation of Dollar Equivalent Amounts. For all purposes of this Agreement, where it becomes necessary to calculate the amount of availability of the Commitments, the Canadian Allocated Commitments or the Sterling Allocated Commitments, or the Total Facility Outstandings or any component thereof, by determining the Dollar amount of any of the foregoing denominated or outstanding in either Canadian Dollars or Sterling, such amount shall be determined by converting any amounts denominated or outstanding in Canadian Dollars or Sterling into Dollars by using the Spot Rate (determined in respect of the most recent Revaluation Date).

Section 8.20 No Fiduciary Duty. The Administrative Agent, the Canadian Administrative Agent, the UK Administrative Agent, each Bank, each Canadian Bank, each UK Bank and each of their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of Borrower, the Canadian Borrower, and the UK Borrower (collectively, solely for purposes of this paragraph, the “Debtors”) and each of their stockholders and their Affiliates. Each Debtor agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any Debtor, its stockholders or its Affiliates, on the other. The Debtors acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Debtors, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Debtor, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Debtor, its stockholders or its Affiliates on other matters) or any other obligation to any Debtor except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Debtor, its management, stockholders, creditors or any other Person. Each Debtor acknowledges and agrees that such Debtor has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Debtor agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Debtor, in connection with such transaction or the process leading thereto.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

78

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EOG RESOURCES, INC., Borrower

By:	/s/ Helen Y. Lim
Name:	Helen Y. Lim
Title:	Vice President and Treasurer

Signature Page to Credit Agreement

JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer, Lender and Swingline Lender

By:	/s/ Debra Hrelja
Name:	Debra Hrelja
Title:	Vice President

Signature Page to Credit Agreement

Wells Fargo Bank, National Association, as L/C Issuer, Lender and Swingline Lender

By:	/s/ Nathan Starr
Name:	Nathan Starr
Title:	Assistant Vice President

Signature Page to Credit Agreement

Barclays Bank PLC, as L/C Issuer and Lender

By:	/s/ Vanessa Kurbatskiy
Name:	Vanessa Kurbatskiy
Title:	Vice President

Signature Page to Credit Agreement

Citibank, N.A., as L/C Issuer, Lender and Swingline Lender

By:	/s/ Maureen Maroney
Name:	Maureen Maroney
Title:	Vice President

Signature Page to Credit Agreement

Royal Bank of Canada, as L/C Issuer and Lender

By:	/s/ Kristan Spivey
Name:	Kristan Spivey
Title:	Authorized Signatory

Signature Page to Credit Agreement

Société Générale, as L/C Issuer and Lender

By:	/s/ Diego Medina
Name:	Diego Medina
Title:	Director

Signature Page to Credit Agreement

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as L/C Issuer and Lender

By:	/s/ Kevin Sparks
Name:	Kevin Sparks
Title:	Vice President

Signature Page to Credit Agreement

BNP Paribas, as Lender

By:	/s/ Ann Rhoads
Name:	Ann Rhoads
Title:	Managing Director

By:	/s/ Sriram Chandrasekaran
Name:	Sriram Chandrasekaran
Title:	Director

Signature Page to Credit Agreement

Canadian Imperial Bank of Commerce, New York Branch, as Lender

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

By:	/s/ William M. Reid
Name:	William M. Reid
Title:	Authorized Signatory

Signature Page to Credit Agreement

DNB Capital LLC, as Lender

By:	/s/ Kelton Glasscock
Name:	Kelton Glasscock
Title:	Senior Vice President

By:	/s/ Byron Cooley
Name:	Byron Cooley
Title:	Senior Vice President

Signature Page to Credit Agreement

Goldman Sachs Bank USA, as Lender

By:	/s/ Rebecca Kratz
Name:	Rebecca Kratz
Title:	Authorized Signatory

Signature Page to Credit Agreement

The Bank of Nova Scotia, as Lender

By:	/s/ J. Frazell
Name:	J. Frazell
Title:	Director

Signature Page to Credit Agreement

UBS AG, Stamford Branch, as Lender

By:	/s/ Craig Pearson
Name:	Craig Pearson
Title:	Associate Director Banking Product Services, US

By:	/s/ Denise Bushee
Name:	Denise Bushee
Title:	Associate Director

Signature Page to Credit Agreement

U.S. Bank National Association, as Lender

By:	/s/ Patrick Jeffrey
Name:	Patrick Jeffrey
Title:	Vice President

Signature Page to Credit Agreement

Bank of America, N.A., as Lender

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

Signature Page to Credit Agreement

BMO Harris Financing, Inc., as Lender

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Managing Director

Signature Page to Credit Agreement

Branch Banking & Trust Company, as Lender

By:	/s/ DeVon J. Lang
Name:	DeVon J. Lang
Title:	Senior Vice President

Signature Page to Credit Agreement

Comerica Bank, as Lender

By:	/s/ Jason Klesel
Name:	Jason Klesel
Title:	Commercial Banking Officer

Signature Page to Credit Agreement

PNC Bank, National Association, as Lender

By:	/s/ Tom Byargeon
Name:	Tom Byargeon
Title:	Managing Director

Signature Page to Credit Agreement

JOINDER TO CREDIT AGREEMENT BY CANADIAN BORROWER

This Joinder to Credit Agreement (this “Joinder”) is executed as of July 21, 2015 by the undersigned for the benefit of the Canadian Administrative Agent, each Canadian L/C Issuer and the Canadian Banks under that certain Revolving Credit Agreement (the “Agreement”) of even date herewith among EOG Resources, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the Banks, Canadian Banks and UK Banks a party thereto. Capitalized terms used and not defined herein shall have the meanings given in the Agreement.

In consideration of the premises and the mutual covenants and agreements contained in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Canadian Banks to extend credit to the Canadian Borrower under the Agreement, the undersigned hereby (i) executes and delivers this Joinder, (ii) joins the Agreement as the Canadian Borrower, (iii) confirms, represents and warrants to the Administrative Agent, the Canadian Administrative Agent and each Canadian Bank that all of the representations and warranties of the Canadian Borrower set forth in the Agreement and the other Loan Documents are true and correct at and as of the date hereof and after giving effect hereto, and (iv) ratifies and confirms in all respects, all obligations and covenants of the Canadian Borrower under the Agreement, and confirms that all such obligations and covenants are and shall remain in full force and effect.

Any reference to the Agreement in any Loan Document shall be deemed to be a reference to the Agreement as modified by this Joinder. The execution, delivery and effectiveness of this Joinder shall not operate as a waiver of any right, power or remedy of Administrative Agent, Canadian Administrative Agent, any Bank or any Canadian Bank under the Agreement or any other Loan Document nor constitute a waiver of any provision of the Agreement or any other Loan Document.

This Joinder shall take effect upon its execution and delivery by the undersigned. All representations and warranties herein of the Canadian Borrower shall survive the execution and delivery of this Joinder, and the making or granting of the Canadian Advances, and shall further survive until all of the Canadian Advances and Canadian L/C Obligations are paid in full.

THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Joinder is a Loan Document, and all provisions in the Agreement pertaining to Loan Documents shall apply hereto.

IN WITNESS WHEREOF, this Joinder is executed as of the date first above written.

EOG CANADA OIL & GAS INC., Canadian Borrower

By:	/s/ Helen Y. Lim
Name:	Helen Y. Lim
Title:	Vice President and Treasurer

Signature Page to Canadian Joinder

JOINDER TO CREDIT AGREEMENT BY UK BORROWER

This Joinder to Credit Agreement (this “Joinder”) is executed as of July 21, 2015 by the undersigned for the benefit of the UK Administrative Agent, each Sterling L/C Issuer and the UK Banks under that certain Revolving Credit Agreement (the “Agreement”) of even date herewith among EOG Resources, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer, and the Banks, Canadian Banks and UK Banks a party thereto. Capitalized terms used and not defined herein shall have the meanings given in the Agreement.

In consideration of the premises and the mutual covenants and agreements contained in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the UK Banks to extend credit to the UK Borrower under the Agreement, the undersigned hereby (i) executes and delivers this Joinder, (ii) joins the Agreement as the UK Borrower, (iii) confirms, represents and warrants to the Administrative Agent, the UK Administrative Agent and each UK Bank that all of the representations and warranties of the UK Borrower set forth in the Agreement and the other Loan Documents are true and correct at and as of the date hereof and after giving effect hereto, and (iv) ratifies and confirms in all respects, all obligations and covenants of the UK Borrower under the Agreement, and confirms that all such obligations and covenants are and shall remain in full force and effect.

Any reference to the Agreement in any Loan Document shall be deemed to be a reference to the Agreement as modified by this Joinder. The execution, delivery and effectiveness of this Joinder shall not operate as a waiver of any right, power or remedy of the Administrative Agent, UK Administrative Agent, any Bank or any UK Bank under the Agreement or any other Loan Document nor constitute a waiver of any provision of the Agreement or any other Loan Document.

This Joinder shall take effect upon its execution and delivery by the undersigned. All representations and warranties herein of the UK Borrower shall survive the execution and delivery of this Joinder, and the making or granting of the Sterling Advances, and shall further survive until all of the Sterling Advances and Sterling L/C Obligations are paid in full.

THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Joinder is a Loan Document, and all provisions in the Agreement pertaining to Loan Documents shall apply hereto.

IN WITNESS WHEREOF, this Joinder is executed as of the date first above written.

EOG RESOURCES UNITED KINGDOM LIMITED, UK Borrower

By:	/s/ Helen Y. Lim
Name:	Helen Y. Lim
Title:	Director

Signature Page to UK Joinder

APPENDIX 1

TERMS OF CANADIAN BORROWINGS AND CANADIAN LETTERS OF CREDIT

ARTICLE IA

DEFINITIONS

Section 1A.1 Certain Defined Terms. As used in this Appendix 1, terms defined in the Agreement or Appendix 2 and not otherwise defined herein shall have the same meanings when used in this Appendix, and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

“Canadian Administrative Agent” means JPMorgan, acting through its Toronto Branch, together with any successor thereto pursuant to Section 7.9.

“Canadian Advance” means an advance by a Canadian Bank to the Canadian Borrower (including Canadian BA Equivalent Loans by a Non-BA Bank) or the acceptance or purchase of Canadian Bankers’ Acceptances issued by the Canadian Borrower with the same maturity date pursuant to Article IIA (as divided or combined from time to time as contemplated in the definition herein of “Canadian Borrowing”), and refers to a Canadian Prime Rate Advance and to the issuance and purchase of Canadian Bankers’ Acceptances (each of which shall be a “Canadian Type” of Canadian Advance).

“Canadian Allocated Commitment” means, as to each Bank, its or its Canadian branch’s or Affiliate’s Canadian Pro Rata Share as set forth opposite such Bank’s or Canadian branch’s or Affiliate’s name on Schedule II (including after any revision thereof under Section 2.20(e) and Section 2.20(f)) or in the Assignment and Assumption pursuant to which such Bank or Canadian branch or Affiliate becomes a party hereto, as applicable, of the Canadian Allocated Total Commitment.

“Canadian Allocated Maximum Total Commitment” means the aggregate maximum Canadian Allocated Commitments of all Canadian Banks or their Canadian branch or Affiliate as set forth opposite such Bank’s or Canadian branch’s or Affiliate’s name on Schedule II (including after any revision thereof under Section 2.20(e) and Section 2.20(f)) or in the Assignment and Assumption pursuant to which such Bank or Canadian branch or Affiliate becomes a party hereto, as applicable.

“Canadian Allocation Period” means any time during which either (a) the Borrower has allocated any portion of the Commitments as the Canadian Allocated Total Commitment pursuant to Section 2A.10 or (b) the Canadian Total Outstanding Amount exceeds zero. As of the Closing Date, the Borrower has not allocated any portion of the Commitments as the Canadian Allocated Total Commitment pursuant to Section 2A.10 and the Canadian Total Outstanding Amount does not exceed zero.

“Canadian Allocated Total Commitment” means the aggregate amount of the Commitments allocated by the Borrower from time to time as the Canadian Allocated Total Commitment pursuant to Section 2A.10, not to exceed the Canadian Allocated Maximum Total Commitment. As of the Closing Date, the Canadian Allocated Total Commitment is zero.

“Canadian BA Discount Rate” means, (a) in respect of a Canadian BA being accepted by a Canadian Bank on any date, (i) for a Canadian Bank that is listed in Schedule I to the Bank Act (Canada), the average bankers’ acceptance rate as quoted on Reuters CDOR page (or such other page as may, from time to time, replace such page on that service for the purpose of displaying quotations for bankers’ acceptances accepted by leading Canadian financial institutions) at approximately 11:00 A.M. on such drawdown date for bankers’ acceptances having a comparable maturity date as the maturity date of such Canadian BA (the “CDOR Rate”); or, if such rate is not available at or about such time, the average of the

Appendix 1 - 1

bankers’ acceptance rates (expressed to five decimal places) as quoted to the Canadian Administrative Agent by the Canadian Schedule I BA Reference Banks as of 11:00 A.M. on such drawdown date for bankers’ acceptances having a comparable maturity date as the maturity date of such Canadian BA; (ii) for a Canadian Bank that is listed in Schedule II to the Bank Act (Canada), the rate established by the Canadian Administrative Agent to be the lesser of (A) the CDOR Rate plus one-tenth of one percent (0.1%) per annum; and (B) the average of the bankers’ acceptance rates (expressed to five decimal places) as quoted to the Canadian Administrative Agent by the Canadian Schedule II BA Reference Banks as of 11:00 A.M. on such drawdown date for bankers’ acceptances having a comparable maturity date as the maturity date of such Canadian BA; and (iii) for a Canadian Bank that is listed in Schedule III to the Bank Act (Canada), the rate established by the Canadian Administrative Agent to be the lesser of (A) the CDOR Rate plus one-tenth of one percent (0.1%) per annum; and (B) the average of the bankers’ acceptance rates (expressed to five decimal places) as quoted to the Canadian Administrative Agent by the Canadian Schedule III BA Reference Banks as of 11:00 A.M. on such drawdown date for bankers’ acceptances having a comparable maturity date as the maturity date of such Canadian BA; or (b) in respect of a Non BA Bank advancing a Canadian BA Equivalent Loan, the lesser of (i) the CDOR Rate plus one-tenth of one percent (0.10%) per annum and (ii) the average of the per annum rates established by the Canadian Administrative Agent on such drawdown date pursuant to the preceding clauses (i) and (ii), whether or not such rates were then actually utilized.

“Canadian BA Equivalent Loan” shall mean an advance provided hereunder by a Non BA Bank pursuant to Section 2A.2(b) in lieu of accepting a Canadian Bankers’ Acceptance.

“Canadian Bank” means JPMorgan, WFB, Barclays Bank, Citibank and RBC and certain other additional Banks, each acting through their respective Canadian branch or Affiliate (if not a Canadian resident financial institution) or their respective U.S. branch or Affiliate (if such Bank does not have a Canadian branch or Affiliate), with a Canadian Commitment from time to time hereunder.

“Canadian Bankers’ Acceptance” or “Canadian BA” means a Canadian Dollar draft of Canadian Borrower, in form acceptable to the accepting Canadian Bank, for a term selected by Canadian Borrower of either 30, 60, 90 or 180 days (as reduced or extended by the accepting Canadian Bank, acting reasonably, to allow the maturity thereof to fall on a Canadian Business Day) payable in Canada.

“Canadian Borrower” means, until the termination of the Borrower’s right to allocate a portion of the Total Committed Amount as the Canadian Allocated Total Commitment and for so long as it is so designated by the Borrower as such, EOG Canada Oil & Gas Inc., an Alberta corporation.

“Canadian Borrowing” means a borrowing hereunder consisting of Canadian Advances of the same Canadian Type made (or accepted or purchased, as applicable) on the same day by the Canadian Banks pursuant hereto; provided that (i) all Canadian Prime Rate Advances outstanding at any time shall thereafter be deemed to be one Canadian Borrowing, and (ii) subject to the provisions hereof, such Canadian Borrowing may be divided ratably to form multiple Canadian Borrowings (with the result that each Canadian Bank’s Canadian Advance as a part of each such multiple Canadian Borrowing is proportionately the same as its Canadian Advance as a part of such divided Canadian Borrowing) or combined with all or a ratable portion of one or more other Canadian Borrowings to form a new Canadian Borrowing, such division or combination to be made by notice from the Canadian Borrower given to the Canadian Administrative Agent not later than 12:00 Noon on the third Canadian Business Day prior to the proposed division or combination specifying the date of such division or combination (which shall be a Canadian Business Day) and all other relevant information (such as the Canadian Borrowings to be divided or combined, the respective amounts of the Canadian Borrowings resulting from any such division, the relevant maturity date(s), the amount of the Canadian Prime Rate Advances or other Borrowings to be so combined and such other information as the Canadian Administrative Agent may

Appendix 1 - 2

request), but in no event shall any Canadian Borrowing resulting from, or remaining after, any such division or combination be less than C$5,000,000 or shall any Canadian Bankers’ Acceptance or Canadian BA Equivalent Loan be less than C$100,000 (and in multiples of C$100,000 for any amounts in excess thereof), and in all cases each Canadian Bank’s Canadian Advance as a part of each such combined, resultant or remaining Canadian Borrowing shall be proportionately the same as its Canadian Advances as a part of the relevant Borrowings prior to such division or combination and each combined, resultant or remaining Canadian Borrowing shall be in an integral multiple of C$1,000,000. Each Canadian Borrowing comprised of a Canadian Type of Canadian Advances shall be that “Canadian Type” of Canadian Borrowing.

“Canadian Business Day” means any day of the year except Saturday, Sunday and any day on which banks are required or authorized to close in Houston, Texas, Calgary, Alberta or the province in which the Canadian Administrative Agent’s Canadian Payment Office is located.

“Canadian Cash Collateralize” has the meaning specified in Section 2A.7(g).

“Canadian Commitment” means, as to each Canadian Bank, its obligation during a Canadian Allocation Period to (a) make Canadian Advances to the Canadian Borrower pursuant to Section 2A.1, and (b) purchase participations in Canadian L/C Obligations pursuant to Section 2A.7(c), in an aggregate principal amount at any one time outstanding not to exceed in such period the lesser of (i) such Canadian Bank’s Canadian Allocated Commitment and (ii) such Canadian Bank’s pro rata share of the Canadian Allocated Total Commitment for such period, such pro rata share being a fraction whose numerator is such Canadian Bank’s Canadian Allocated Commitment and whose denominator is the Canadian Allocated Maximum Total Commitment.

“Canadian Discount Proceeds” means, in respect of each Canadian Bankers’ Acceptance or Canadian BA Equivalent Loan, funds in an amount which is equal to:

Face Amount
1 +	(Rate x Term)
365

(where “Face Amount” is the principal amount of the Canadian Bankers’ Acceptance being purchased, “Rate” is the Canadian BA Discount Rate expressed as a decimal (to five decimal places) on the day of purchase or advance and “Term” is the number of days in the term of the Canadian Bankers’ Acceptance.)

“Canadian Dollar” or “C$” means the lawful currency of Canada.

“Canadian Guaranty” means the Guaranty made by the Borrower in favor of the Canadian Administrative Agent on behalf of the Canadian Banks, substantially in the form of Exhibit 1-D.

“Canadian L/C Advance” means, with respect to each Canadian Bank, such Canadian Bank’s funding of its participation in any Canadian Unreimbursed Amount in accordance with its Canadian Pro Rata Share.

“Canadian L/C Credit Extension” means, with respect to any Canadian Letter of Credit, the issuance thereof or extension of the expiry date thereof, the renewal or increase of the amount thereof, or the amendment or other modification thereof.

Appendix 1 - 3

“Canadian L/C Issuer” means each of JPMorgan, WFB, Citibank and RBC, each acting through its Canadian branch, in its capacity as an issuer of Canadian Letters of Credit hereunder, and any other Canadian Bank that may become a Canadian Letter of Credit issuer as mutually agreed to by the Canadian Borrower, such Canadian Bank and the Canadian Administrative Agent, or any successor issuer of Canadian Letters of Credit hereunder.

“Canadian L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Canadian Letters of Credit plus (without duplication) the aggregate outstanding amount of all Canadian Unreimbursed Amounts and Canadian L/C Advances.

“Canadian Lending Office” means, as to any Canadian Bank, the office or offices of such Canadian Bank under its name on Schedule II or in the Assignment and Assumption or other document pursuant to which it became a party hereto as contemplated by Section 2.18 or Section 8.6, or such other office of such Canadian Bank as such Canadian Bank may from time to time specify to the Canadian Borrower and the Canadian Administrative Agent.

“Canadian Letter of Credit” means any letter of credit issued hereunder by a Canadian L/C Issuer as the same may be amended, extended, renewed or otherwise modified from time to time. A Canadian Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Canadian Letter of Credit Application” means an application and agreement for the issuance or amendment of a Canadian Letter of Credit in the form from time to time in use by a Canadian L/C Issuer, with such amendments thereto as the Canadian Borrower may reasonably request and acceptable to a Canadian L/C Issuer to avoid any conflict between it and the Agreement.

“Canadian Majority Banks” means at any time Canadian Banks having more than 50% of the Canadian Total Committed Amount, or, if the Commitments have been terminated pursuant to Section 6.1, Canadian Banks holding in the aggregate more than 50% of the Canadian Total Outstanding Amount, with the aggregate amount of each Canadian Bank’s risk participation and funded participation in Canadian L/C Obligations being deemed “held” by such Canadian Bank for purposes of this definition.

“Canadian Net Proceeds” means with respect to any Canadian Bankers’ Acceptance or Canadian BA Equivalent Loan, the Canadian Discount Proceeds less the amount equal to the applicable Canadian stamping fee payable with respect thereto pursuant to Section 2A.3(c).

“Canadian Note” means a promissory note made by the Canadian Borrower in favor of a Canadian Bank evidencing Canadian Borrowings made by such Canadian Bank, substantially in the form of Exhibit 1-A.

“Canadian Notice of Borrowing” has the meaning given to such term in Section 2A.2.

“Canadian Payment Office” means JPMorgan Chase Bank, Toronto Branch, Operations Administration, 66 Wellington Street West, TD Bank Tower, Toronto, ON, Suite 4500 or such other office as the Canadian Administrative Agent may designate by written notice to the other parties hereto.

“Canadian Prime Rate” means, on any day, the rate determined by the Canadian Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 A.M. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Canadian Administrative Agent in its reasonable discretion) and (ii) the average rate for 30 day Canadian Bankers’ Acceptances that appears on Reuters CDOR Page (or, in the event such rate

Appendix 1 - 4

does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Canadian Administrative Agent in its reasonable discretion) at 10:15 A.M. Toronto time on such day, plus the Applicable Margin; provided, that if any the above rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the CDOR Rate shall be effective from and including the effective date of such change in the PRIMCAN Index or CDOR Rate, respectively.

“Canadian Prime Rate Advance” means a Canadian Advance that bears interest at the Canadian Prime Rate.

“Canadian Pro Rata Share” means:

(a) at any time the Commitments remain outstanding and not during a Canadian Allocation Period, with respect to each Bank, the percentage set forth adjacent to such Bank’s or Canadian branch’s or Affiliate’s name on Schedule II and under the caption “Canadian Pro Rata Share” or in the Assignment and Assumption pursuant to which such Bank or Canadian branch or Affiliate becomes a party hereto;

(b) at any time the Commitments remain outstanding and during a Canadian Allocation Period, with respect to each Canadian Bank, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Canadian Commitment of such Canadian Bank at such time and the denominator of which is the amount of the Canadian Allocated Total Commitment at such time; and

(c) upon the termination of the Commitments pursuant to Section 6.1, with respect to each Canadian Bank, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is:

the sum of

(i) the outstanding Canadian Advances of such Canadian Bank plus

(ii) an amount equal to (A) the outstanding Canadian Advances of such Canadian Bank divided by (B) the aggregate outstanding Canadian Advances of all Canadian Banks times (C) all outstanding Canadian L/C Obligations, and the denominator of which is the Canadian Total Outstanding Amount.

The initial Canadian Pro Rata Share of each Bank or its Canadian branch or Affiliate is set forth opposite the name of such Bank on Schedule II or in the Assignment and Assumption pursuant to which such Bank becomes a party hereto, as applicable.

“Canadian Schedule I BA Reference Banks” means the Canadian Banks listed in Schedule I to the Bank Act (Canada) as are, at such time, designated by the Canadian Administrative Agent, with the prior consent of the Canadian Borrower (acting reasonably), as the Schedule I BA Reference Banks.

“Canadian Schedule II BA Reference Banks” means the Canadian Banks listed in Schedule II to the Bank Act (Canada) as are, at such time, designated by the Canadian Administrative Agent, with the prior consent of the Canadian Borrower (acting reasonably), as the Canadian Schedule II BA Reference Banks.

Appendix 1 - 5

“Canadian Schedule III BA Reference Banks” means the Canadian Banks listed in Schedule III to the Bank Act (Canada) as are, at such time, designated by the Canadian Administrative Agent, with the prior consent of the Canadian Borrower (acting reasonably), as the Canadian Schedule III BA Reference Banks.

“Canadian Stamping Fee Rate” means with respect to any Canadian Bankers’ Acceptance accepted by any Canadian Bank or any Canadian BA Equivalent Loan advanced by any Non-BA Bank at any time, a percentage per annum equal to the Applicable Margin then in effect; provided that if an Event of Default has occurred and is continuing, the Canadian Stamping Fee Rate shall be increased by 2% per annum.

“Canadian Total Committed Amount” means, at any time, the aggregate amount of the Canadian Commitments at such time.

“Canadian Total Outstanding Amount” means, at any time, the sum of (a) the outstanding Canadian Advances at such time plus (b) the outstanding Canadian L/C Obligations.

“Canadian Unreimbursed Amount” has the meaning set forth in Section 2A.7(c)(i).

“Convert”, “Conversion” and “Converted” each refers to a conversion of Canadian Advances or a Canadian Borrowing of one Canadian Type into Canadian Advances or a Canadian Borrowing, as the case may be, of another Canadian Type pursuant to the provisions hereof.

“Non-BA Bank” means a Canadian Bank that (a) is not a bank chartered under, or subject to, the Bank Act (Canada) or (b) has notified the Canadian Administrative Agent that it is unable to accept Canadian Bankers’ Acceptances or does not customarily stamp, for purposes of subsequent sale, or accept Canadian Bankers’ Acceptances.

ARTICLE IIA

AMOUNT AND TERMS OF THE CANADIAN ADVANCES

Section 2A.1 The Canadian Advances. Each Canadian Bank severally agrees, on the terms and conditions hereinafter set forth, to make one or more Canadian Advances as part of a Canadian Borrowing to the Canadian Borrower from time to time on any Canadian Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding (a) such Canadian Bank’s Canadian Commitment minus (b) such Canadian Bank’s Canadian Pro Rata Share of outstanding Canadian L/C Obligations. Each Canadian Borrowing (other than a Canadian Borrowing or deemed Canadian Borrowing under Section 2A.7(c)(ii) to reimburse a Canadian L/C Issuer for any Canadian Unreimbursed Amount) shall be in an aggregate amount not less than C$5,000,000, shall be in an integral multiple of C$1,000,000 and shall, when made, consist of Canadian Advances of the same Canadian Type, made on the same day by the Canadian Banks ratably according to their respective Canadian Commitments (excluding, with respect to any Canadian Borrowing or deemed Canadian Borrowing under Section 2A.7(c)(ii), the Canadian Pro Rata Share of any Canadian Bank upon it becoming a Defaulting Bank) and the face amount of each Canadian Bankers’ Acceptance or Canadian BA Equivalent Loan shall be in a principal amount of C$100,000 or a whole multiple of C$100,000 in excess thereof. Within the limits of each Canadian Bank’s Canadian Commitment, the Canadian Borrower may borrow, prepay pursuant to Section 2A.8 and reborrow under this Section 2A.1. Subject to the terms and conditions hereof, more than one Canadian Borrowing may be made on a Canadian Business Day.

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Section 2A.2 Making the Canadian Advances. Subject to Section 2A.2(b), (a) each Canadian Borrowing shall be made on notice , given not later than 11:00 A.M. (x) in the case of a proposed Canadian Borrowing comprised of Canadian Bankers’ Acceptances, at least three Canadian Business Days prior to the date of the proposed Canadian Borrowing, and (y) in the case of a proposed Canadian Borrowing comprised of Canadian Prime Rate Advances, on the day of the proposed Canadian Borrowing, by the Canadian Borrower to the Canadian Administrative Agent, which shall give to each Canadian Bank prompt notice thereof by telecopy. Each such notice of a Canadian Borrowing (a “Canadian Notice of Borrowing”) shall be by telecopy, confirmed immediately in writing, in substantially the form of Exhibit 1-B, duly signed by a Responsible Officer of the Canadian Borrower and specifying therein (1) the requested date of such Canadian Borrowing, (2) whether the Canadian Borrower is requesting a Canadian Prime Rate Advance or a Canadian Borrowing by way of Canadian Bankers’ Acceptances, (3) the aggregate amount of such Canadian Borrowing, and (4) if applicable, the maturity date of Canadian Bankers’ Acceptances to be issued, rolled over or advanced (which shall be a Canadian Business Day), provided that the Canadian Borrower may not specify Canadian Bankers’ Acceptances for any Canadian Borrowing if, after giving effect to such Canadian Borrowing, Canadian Bankers’ Acceptances having more than five different maturity dates shall be outstanding without the consent of Canadian Majority Banks. If the Canadian Borrower requests a Canadian Borrowing of, Conversion to, or rollover of Canadian Bankers’ Acceptances in any such Canadian Notice of Borrowing, but fails to specify a maturity date therefor, it will be deemed to have specified Canadian Bankers’ Acceptances with a 30-day term. Each Canadian Bank shall, before 12:00 Noon (2:00 P.M. in the case of a Canadian Borrowing comprised of Canadian Prime Rate Advances) on the date of such Canadian Borrowing, (i) make available for the account of its Canadian Lending Office to the Canadian Administrative Agent at its Canadian Payment Office, in same day funds, such Canadian Bank’s ratable portion of such Canadian Borrowing or (ii) accept drafts of Canadian Bankers’ Acceptances. After the Canadian Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article IIIA, the Canadian Administrative Agent will make such funds available to the Canadian Borrower at the Canadian Administrative Agent’s aforesaid address.

(b) Notwithstanding Sections 2A.2(a) and 2A.11, each Non-BA Bank will, in lieu of accepting a Canadian Bankers’ Acceptance on the date of any Canadian Borrowing by way of Canadian Bankers’ Acceptances, make a Canadian BA Equivalent Loan. The amount of each Canadian BA Equivalent Loan shall be equal to the Canadian Discount Proceeds (with reference to the applicable Canadian BA Discount Rate applicable to such Non-BA Bank) which would be realized from a hypothetical sale of those Canadian Bankers’ Acceptances which, but for this subsection, would have been sold to such Non-BA Bank. Concurrent with the making of a Canadian BA Equivalent Loan, each Non-BA Bank shall be entitled to deduct therefrom an amount equal to the applicable fee pursuant to Section 2A.3(b) which, but for this Section 2A.2(b), such Non-BA Bank would otherwise be entitled to receive in connection with its acceptance of Canadian Bankers’ Acceptances. Any Canadian BA Equivalent Loan shall be made on the relevant date of any Borrowing by way of Canadian Bankers’ Acceptances, and shall remain outstanding for the term of the corresponding Canadian Bankers’ Acceptance. On the maturity date of the corresponding Canadian Bankers’ Acceptance, such Canadian BA Equivalent Loan shall be repaid in an amount equal to the face amount of a draft that would have been accepted by such Non-BA Bank if such Non-BA Bank had accepted and purchased a Canadian Bankers’ Acceptance hereunder. Each Canadian BA Equivalent Loan made pursuant to this subsection shall be deemed to be a Canadian Bankers’ Acceptance accepted and purchased by such Non-BA Bank pursuant to the terms hereof, and except in this subsection, any reference to a Canadian Bankers’ Acceptance shall include such Canadian BA Equivalent Loan.

(c) Each Canadian Notice of Borrowing shall be irrevocable and binding on the Canadian Borrower.

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(d) Unless the Canadian Administrative Agent shall have received notice from a Canadian Bank prior to the date of any Canadian Borrowing that such Canadian Bank will not make available to the Canadian Administrative Agent such Canadian Bank’s ratable portion of such Canadian Borrowing, the Canadian Administrative Agent may assume that such Canadian Bank has made such portion available to the Canadian Administrative Agent on the date of such Canadian Borrowing in accordance with subsection (a) of this Section 2A.2 and the Canadian Administrative Agent may, in reliance upon such assumption, make available to the Canadian Borrower on such date a corresponding amount. If and to the extent that such Canadian Bank shall not have so made such ratable portion available to the Canadian Administrative Agent, such Canadian Bank and the Canadian Borrower severally agree to repay to the Canadian Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Canadian Borrower until the date such amount is repaid to the Canadian Administrative Agent, at (1) in the case of the Canadian Borrower, the interest rate applicable at the time to Canadian Advances comprising such Canadian Borrowing and (2) in the case of such Canadian Bank, the Canadian Prime Rate. If such Canadian Bank shall repay to the Canadian Administrative Agent such corresponding amount, such amount so repaid shall constitute such Canadian Bank’s Canadian Advance as part of such Canadian Borrowing for purposes of this Agreement.

(e) The failure of any Canadian Bank to make the Canadian Advance to be made by it as part of any Canadian Borrowing shall not relieve any other Canadian Bank of its obligation, if any, hereunder to make its Canadian Advance on the date of such Canadian Borrowing, but no Canadian Bank shall be responsible for the failure of any other Canadian Bank to make the Canadian Advance to be made by such other Canadian Bank on the date of any Canadian Borrowing.

(f) The Canadian Administrative Agent shall promptly notify the Canadian Borrower and the Canadian Banks of the Canadian BA Discount Rate applicable to any Canadian Bankers’ Acceptances upon determination thereof. The determination of the Canadian BA Discount Rate by the Canadian Administrative Agent shall be conclusive in the absence of manifest error.

Section 2A.3 Fees. (a) Canadian Facility Fee. Subject to Section 8.8, the Borrower agrees to pay to the Canadian Administrative Agent, for the account of each Canadian Bank, a Canadian facility fee on the average daily amount of such Canadian Bank’s Canadian Allocated Commitment, whether or not used, during any Canadian Allocation Period. The Canadian facility fee is due on the last Canadian Business Day of each March, June, September and December during any Canadian Allocation Period and on the last day of each Canadian Allocation Period, and on the date such Canadian Bank’s Canadian Allocated Commitment is terminated. The rate per annum of the Canadian facility fee for each calendar quarter shall be determined as provided in Schedule I based on the Rating Level in effect on the first day of such quarter. As provided in Section 2.3, the Borrower may at its option pay such Canadian facility fee together with any facility fee owing to the Banks pursuant to Section 2.3(a) pursuant to a single payment to the Administrative Agent for the benefit of the Banks and the Canadian Banks, respectively; provided, the Borrower shall so specify to the Administrative Agent that such payment is with respect to both the Canadian facility fee hereunder and such facility fee.

(b) Canadian Stamping Fee. Subject to Section 8.8, in consideration of each Canadian Bank’s commitment to accept or participate in Canadian Bankers’ Acceptances under this Agreement, the Canadian Borrower will pay to Canadian Administrative Agent for the account of each Canadian Bank the Canadian Stamping Fee Rate multiplied by the face amount of each Canadian Bankers’ Acceptance accepted by such Canadian Bank under this Agreement calculated for the number of days in the term of such Canadian Bankers’ Acceptance. Such fee shall be due and payable on the date on which such Canadian Bankers’ Acceptances are accepted and if such Canadian Bank is purchasing

Appendix 1 - 8

such Canadian Bankers’ Acceptance, such fee shall be deducted from the Canadian Discount Proceeds paid to the Canadian Borrower.

Section 2A.4 Repayment. The Canadian Borrower shall repay the unpaid principal amount of Canadian Advance owed to each Canadian Bank in accordance with the Canadian Note to such Canadian Bank. All Canadian Advances shall be due and payable on the Termination Date.

Section 2A.5 Interest. (a) Subject to Section 8.8, the Canadian Borrower shall pay interest on the unpaid principal amount of each Canadian Prime Rate Advance owed to each Canadian Bank from the date of such Canadian Prime Rate Advance until such principal amount shall be paid in full, at a rate per annum equal at all times to the Canadian Prime Rate in effect from time to time, due quarterly on the last Canadian Business Day of each March, June, September and December during such periods and on the date such Canadian Prime Rate Advance shall be Converted (in whole or in part), changed (in whole or in part) as a result of any division or combination of any Canadian Borrowing, or paid in full; provided that any such Canadian Prime Rate Advance not paid when due shall bear interest on the principal amount thereof from time to time outstanding, payable upon demand, until paid in full at a rate per annum equal at all such times to 2% above the Canadian Prime Rate in effect from time to time.

(b) Other Canadian Obligations. If any amount payable by the Canadian Borrower (other than principal in respect of any Canadian Advance), including Canadian Bankers’ Acceptances, under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount from time to time outstanding shall thereafter bear interest on the principal amount thereof from time to time outstanding, payable upon demand, until paid in full, at a fluctuating interest rate per annum at all such times equal to 2% above the Canadian Prime Rate in effect from time to time.

(c) For the purposes of the Interest Act (Canada), whenever interest payable pursuant to this Agreement with respect to the Canadian Advances, Canadian L/C Obligations and other amounts payable hereunder or under the other Loan Documents with respect thereto is calculated on the basis of a period other than a calendar year (the “Interest Period”), each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Interest Period.

(d) To the extent permitted by law, the provisions of the Judgment Interest Act (Alberta) R.S.A. 2000 C.J-1 shall not apply to the Loan Documents and are hereby expressly waived by Canadian Borrower.

(e) For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest shall not apply to any interest calculation under the Loan Documents with respect to the Canadian Advances, Canadian L/C Obligations and other amounts payable hereunder or under the other Loan Documents with respect thereto, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

Section 2A.6 Voluntary Conversion of Borrowings. (a) The Canadian Borrower may on any Canadian Business Day, upon notice given to the Canadian Administrative Agent not later than 12:00 Noon on the third Canadian Business Day prior to the date of the proposed Conversion, and subject to the other limitations set forth herein, Convert all or any portion of a Canadian Borrowing of one Canadian Type into a Canadian Borrowing of another Canadian Type. Each such notice of a Conversion (a “Canadian Notice of Conversion”) shall be duly signed by a Responsible Officer, be by telecopy, confirmed immediately in writing, in substantially the form of Exhibit 1-C, and shall, within the

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restrictions specified above, specify (1) the date of such Conversion, (2) the Canadian Borrowing (or identified portion thereof) to be Converted and the Canadian Type into which it is to be Converted, and (3) if such Conversion is into Canadian Bankers’ Acceptances, the maturity date of Canadian Bankers’ Acceptances to be issued or rolled over (which shall be a Canadian Business Day).

(b) Except as otherwise provided herein, a Canadian Bankers’ Acceptance may be rolled over or Converted only on its maturity date. During the existence of a Default, no Canadian Borrowings may be requested as or Converted to, and no Canadian Bankers’ Acceptances may be rolled over as new Canadian Bankers’ Acceptances without the consent of Canadian Majority Banks.

(c) All Canadian Borrowings, Conversions and continuations under this Agreement shall be effected in a manner that (i) treats all Canadian Banks ratably (including, for example, effecting Conversions of any portion of a Canadian Borrowing in a manner that results in each Canadian Bank retaining its same ratable percentage of both the Converted portion and the remaining portion not Converted), and (ii) results in each Canadian Borrowing (including, in the case of any Conversion of a portion of a Canadian Borrowing, both the Converted portion and the remaining portion not Converted) being in an amount not less than C$5,000,000 and in an integral multiple of C$1,000,000 and, if applicable, the face amount of each Canadian Bankers’ Acceptance being in a principal amount of C$100,000 or a whole multiple of C$100,000 in excess thereof. Upon Conversion of any Canadian Borrowing, or portion thereof, into a particular Canadian Type, all Canadian Advances comprising such Canadian Borrowing or portion thereof, as the case may be, will be deemed Converted into Canadian Advances of such Canadian Type.

Section 2A.7 Canadian Letters of Credit.

(a) The Canadian Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each Canadian L/C Issuer agrees, in reliance upon the agreements of the other Canadian Banks set forth in this Section 2A.7, (1) from time to time on any Canadian Business Day prior to the Letter of Credit Expiration Date, to issue Canadian Letters of Credit for the account of the Canadian Borrower, and to amend or renew Canadian Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Canadian Letters of Credit; and (B) the Canadian Banks severally agree to participate in Canadian Letters of Credit issued for the account of the Canadian Borrower; provided that (i) no Canadian L/C Issuer shall be obligated to make any Canadian L/C Credit Extension with respect to any Canadian Letter of Credit if the aggregate outstanding amount of Letters of Credit, Canadian Letters of Credit and Sterling Letters of Credit issued by it hereunder would exceed an aggregate principal amount of such Canadian L/C Issuer’s Letter of Credit Commitment (or such greater amount as may be agreed to by such Canadian L/C Issuer), (ii) no Canadian L/C Issuer shall be obligated to make any Canadian L/C Credit Extension with respect to any Canadian Letter of Credit if the aggregate outstanding amount of Canadian Letters of Credit issued by it hereunder would exceed the Canadian Allocated Maximum Total Commitment and (iii) no Canadian L/C Issuer shall be obligated to issue Canadian Letters of Credit and no Canadian Bank shall be obligated to participate in any Canadian Letter of Credit if as of the date of such Canadian L/C Credit Extension, (x) the Canadian Total Outstanding Amount would exceed the Canadian Allocated Total Commitment or (y) the outstanding Canadian Borrowings of any Canadian Bank, plus such Canadian Bank’s Canadian Pro Rata Share of the outstanding Canadian L/C Obligations would exceed such Canadian Bank’s Canadian Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, the Canadian Borrower’s ability to obtain Canadian Letters of Credit shall be fully revolving, and accordingly the Canadian Borrower may, during the foregoing period, obtain Canadian Letters of Credit to replace Canadian Letters of Credit that have expired or that have been drawn upon and reimbursed.

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(ii) No Canadian L/C Issuer shall be under any obligation to issue any Canadian Letter of Credit if:

(A) any order, judgment or decree of any governmental body, agency or official or arbitrator shall by its terms purport to enjoin or restrain such Canadian L/C Issuer from issuing such Canadian Letter of Credit, or any law, rule, regulation or order applicable to such Canadian L/C Issuer or any request or directive (whether or not having the force of law) from any governmental body, agency or official with jurisdiction over such Canadian L/C Issuer shall prohibit, or request that such Canadian L/C Issuer refrain from, the issuance of letters of credit generally or such Canadian Letter of Credit in particular or shall impose upon such Canadian L/C Issuer with respect to such Canadian Letter of Credit any restriction, reserve or capital requirement (for which such Canadian L/C Issuer is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon such Canadian L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the date hereof and which such Canadian L/C Issuer in good faith deems material to it;

(B) subject to Section 2A.7(b)(iii), the expiry date of such requested Canadian Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Canadian Majority Banks have approved such expiry date;

(C) the expiry date of such requested Canadian Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Canadian Banks have approved such expiry date;

(D) the issuance of such Canadian Letter of Credit would violate one or more reasonable and customary commercial banking policies of such Canadian L/C Issuer generally applicable to the issuance of letters of credit and applied by such Canadian L/C Issuer to other similarly situated borrowers under similar credit facilities; or

(E) such Canadian Letter of Credit is in an initial amount less than $100,000 (or C$100,000), in the case of a commercial Canadian Letter of Credit, or $500,000 (or C$500,000), in the case of a standby Canadian Letter of Credit, or is to be denominated in a currency other than Dollars or Canadian Dollars.

(iii) No Canadian L/C Issuer shall be under any obligation to amend, extend, renew or otherwise modify any Canadian Letter of Credit if (A) such Canadian L/C Issuer would have no obligation at such time to issue such Canadian Letter of Credit in its amended, extended, renewed or modified form under the terms hereof, or (B) the beneficiary of such Canadian Letter of Credit does not accept the proposed amendment, extension, renewal or modification to such Canadian Letter of Credit.

(b) Procedures for Issuance and Amendment of Canadian Letters of Credit; Auto-Renewal Canadian Letters of Credit.

(i) Each Canadian Letter of Credit shall be issued or amended, as the case may be, upon the request of the Canadian Borrower delivered to the relevant Canadian L/C Issuer (with a copy to the Canadian Administrative Agent) in the form of a Canadian Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Canadian Borrower. Such Canadian Letter of Credit Application must be received by the relevant Canadian L/C Issuer and the Canadian Administrative Agent not later than 12:00 Noon at least two Canadian Business Days (or such later date and time as requested by the Canadian Borrower and as the relevant Canadian L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the

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case may be. In the case of a request for an initial issuance of a Canadian Letter of Credit, such Canadian Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant Canadian L/C Issuer: (A) the proposed issuance date of the requested Canadian Letter of Credit (which shall be a Canadian Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the relevant Canadian L/C Issuer may require. In the case of a request for an amendment of any outstanding Canadian Letter of Credit, such Canadian Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant Canadian L/C Issuer (1) the Canadian Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Canadian Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant Canadian L/C Issuer may require.

(ii) Promptly after receipt of any Canadian Letter of Credit Application, the relevant Canadian L/C Issuer will confirm with the Canadian Administrative Agent (by telephone or in writing) that the Canadian Administrative Agent has received a copy of such Canadian Letter of Credit Application from the Canadian Borrower and, if not, the relevant Canadian L/C Issuer will provide the Canadian Administrative Agent with a copy thereof. Upon receipt by the relevant Canadian L/C Issuer of confirmation from the Canadian Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such Canadian L/C Issuer shall, on the requested date, issue a Canadian Letter of Credit for the account of the Canadian Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the relevant Canadian L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Canadian Letter of Credit, each Canadian Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant Canadian L/C Issuer a risk participation in such Canadian Letter of Credit in an amount equal to the product of such Canadian Bank’s Canadian Pro Rata Share times the amount of such Canadian Letter of Credit.

(iii) If the Canadian Borrower so requests in any applicable Canadian Letter of Credit Application, the relevant Canadian L/C Issuer may, in its sole and absolute discretion, agree to issue a Canadian Letter of Credit that has automatic renewal provisions (each, a “Canadian Auto-Renewal Letter of Credit”); provided that any such Canadian Auto-Renewal Letter of Credit must permit the relevant Canadian L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Canadian Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Canadian Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Canadian Letter of Credit is issued. Unless otherwise directed by the relevant Canadian L/C Issuer, the Canadian Borrower shall not be required to make a specific request to the relevant Canadian L/C Issuer for any such renewal. Once a Canadian Auto-Renewal Letter of Credit has been issued, the Canadian Banks shall be deemed to have authorized (but may not require) the relevant Canadian L/C Issuer to permit the renewal of such Canadian Letter of Credit at any time prior to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the relevant Canadian L/C Issuer shall not permit any such renewal if the relevant Canadian L/C Issuer has determined that it would have no obligation at such time to issue such Canadian Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2A.7(a)(ii) or otherwise), or it has received notice (which may be by telephone or in writing) on or before the day that is two Canadian Business Days before the Canadian Nonrenewal Notice Date (1) from the Canadian Administrative Agent that the Canadian Majority Banks have elected not to permit such renewal or (2) from the Canadian Administrative Agent, any Canadian Bank or the Canadian Borrower that one or more of the applicable conditions specified in Section 3A.2 is not then satisfied. If a Default or Event of Default has occurred and is continuing immediately prior to the Letter of Credit Expiration Date, such Canadian Auto-Renewal Letter of Credit shall not be renewed.

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(iv) Promptly after its delivery of any Canadian Letter of Credit or any amendment to a Canadian Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant Canadian L/C Issuer will also deliver to the Canadian Borrower and the Canadian Administrative Agent a true and complete copy of such Canadian Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) On the date of any payment by any Canadian L/C Issuer under any Canadian Letter of Credit (each such date, a “Canadian Honor Date”), the relevant Canadian L/C Issuer shall notify the Canadian Borrower and the Canadian Administrative Agent of such payment. If the relevant Canadian L/C Issuer shall give such notice prior to 11:00 A.M. on the Canadian Honor Date, by not later than 11:00 A.M. on the Canadian Honor Date, the Canadian Borrower shall reimburse the relevant Canadian L/C Issuer through the Canadian Administrative Agent in an amount equal to the amount of such drawing; otherwise, the Canadian Borrower shall reimburse the relevant Canadian L/C Issuer through the Canadian Administrative Agent in an amount equal to the amount of such drawing by 11:00 A.M. on the Canadian Business Day following the Canadian Honor Date. If the Canadian Borrower fails to reimburse the relevant Canadian L/C Issuer as required by the foregoing, the Canadian Administrative Agent shall promptly notify each Canadian Bank of the Canadian Honor Date, the amount of the unreimbursed drawing (the “Canadian Unreimbursed Amount”), and the amount of such Canadian Bank’s Canadian Pro Rata Share thereof. In such event, the Canadian Borrower shall be deemed to have requested a Canadian Borrowing of Canadian Prime Rate Advances to be disbursed on the Canadian Honor Date in an amount equal to the Canadian Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2A.1 for the principal amount of Canadian Prime Rate Advances, but subject to compliance with the conditions set forth in Section 3A.2 (other than (i) the delivery of a Canadian Notice of Borrowing and (ii) the absence of a Default which is based upon the Canadian Borrower’s failure to fully and timely reimburse for such drawing). Any notice given by any Canadian L/C Issuer or the Canadian Administrative Agent pursuant to this Section 2A.7(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Canadian Bank (including the Canadian Bank acting as the relevant Canadian L/C Issuer) shall upon receipt of any notice from the Canadian Administrative Agent pursuant to Section 2A.7(c)(i) make funds available to the Canadian Administrative Agent for the account of the relevant Canadian L/C Issuer at the Canadian Administrative Agent’s office in an amount equal to its Canadian Pro Rata Share of the Canadian Unreimbursed Amount not later than 12:00 P.M. on the Canadian Honor Date specified in such notice by the Canadian Administrative Agent, whereupon, subject to the provisions of Section 2A.7(c)(iii), each Canadian Bank that so makes funds available shall be deemed to have made a Canadian Prime Rate Advance subject to compliance with the conditions set forth in Section 3A.2 (other than (i) the delivery of a Canadian Notice of Borrowing and (ii) the absence of a Default which is based upon the Canadian Borrower’s failure to fully and timely reimburse for such drawing) to the Canadian Borrower in such amount and the corresponding Canadian Unreimbursed Amount shall be deemed refinanced. The Canadian Administrative Agent shall remit the funds so received to the relevant Canadian L/C Issuer.

(iii) With respect to any Canadian Unreimbursed Amount that is not fully refinanced by a Canadian Borrowing or a deemed Canadian Borrowing under Section 2A.7(c)(i) or (ii) because the conditions set forth in Section 3A.2 and not excused under Section 2A.7(c)(i) or (ii) cannot be satisfied on the Canadian Honor Date, then (A) the relevant Canadian L/C Issuer will notify the Borrower of such event and the amount of such Canadian Unreimbursed Amount that has not been refinanced and (B) such Canadian Unreimbursed Amount that is not so refinanced (1) shall thereafter bear interest on the amount thereof from time to time outstanding at a rate per annum equal to 2% above the Canadian Prime

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Rate in effect from time to time and (2) shall be due and payable on the 15th day following the Canadian Borrower’s receipt of such notice from such Canadian L/C Issuer. In such event, each Canadian Bank’s payment to the Canadian Administrative Agent for the account of the relevant Canadian L/C Issuer pursuant to Section 2A.7(c)(ii) shall be payment in respect of its participation in such Canadian Unreimbursed Amount and shall constitute a Canadian L/C Advance from such Canadian Bank in satisfaction of its participation obligation under this Section 2A.7.

(iv) Until each Canadian Bank funds its Canadian Advance or Canadian L/C Advance pursuant to this Section 2A.7(c) to reimburse the relevant Canadian L/C Issuer for any amount drawn under any Canadian Letter of Credit, interest in respect of such Canadian Bank’s Canadian Pro Rata Share of such amount shall be solely for the account of the relevant Canadian L/C Issuer.

(v) Each Canadian Bank’s obligation to reimburse the relevant Canadian L/C Issuer for amounts drawn under Canadian Letters of Credit, as contemplated by this Section 2A.7(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Canadian Bank may have against the relevant Canadian L/C Issuer, the Canadian Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of a reimbursement to a Canadian L/C Issuer shall constitute a Canadian Borrowing if the Canadian Borrower is unable to satisfy the conditions set forth in Section 3A.2 (other than (i) delivery by the Canadian Borrower of a Canadian Notice of Borrowing and (ii) the absence of a Default which is based upon the Canadian Borrower’s failure to fully and timely reimburse for such drawing) and no such making of a reimbursement shall relieve or otherwise impair the obligation of the Canadian Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by the relevant Canadian L/C Issuer under any Canadian Letter of Credit, together with interest as provided in Section 2A.7(c).

(vi) If any Canadian Bank fails to make available to the Canadian Administrative Agent for the account of a Canadian L/C Issuer any amount required to be paid by such Canadian Bank pursuant to the foregoing provisions of this Section 2A.7(c) by the time specified in Section 2A.7(c)(ii), the relevant Canadian L/C Issuer shall be entitled to recover from such Canadian Bank (acting through the Canadian Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the relevant Canadian L/C Issuer at a rate per annum equal to the Canadian Prime Rate from time to time in effect. A certificate of a Canadian L/C Issuer submitted to any Canadian Bank (through the Canadian Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after a Canadian L/C Issuer has made a payment under any Canadian Letter of Credit and has received from any Canadian Bank such Canadian Bank’s Canadian L/C Advance in respect of such payment in accordance with Section 2A.7(c), if the Canadian Administrative Agent receives for the account of the relevant Canadian L/C Issuer any payment in respect of the related Canadian Unreimbursed Amount or interest thereon (whether directly from the Canadian Borrower or otherwise, including proceeds of Canadian Cash Collateral applied thereto by the Canadian Administrative Agent), the Canadian Administrative Agent will distribute to such Canadian Bank its Canadian Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Canadian Bank’s Canadian L/C Advance was outstanding) in the same funds as those received by the Canadian Administrative Agent.

Appendix 1 - 14

(ii) If any payment received by the Canadian Administrative Agent for the account of a Canadian L/C Issuer pursuant to Section 2A.7(c)(i) is required to be returned under any of the circumstances described in Section 8.5(a) (including pursuant to any settlement entered into by the relevant Canadian L/C Issuer in its discretion), each Canadian Bank shall pay to the Canadian Administrative Agent for the account of the relevant Canadian L/C Issuer its Canadian Pro Rata Share thereof on demand of the Canadian Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Canadian Bank, at a rate per annum equal to the Canadian Prime Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the Canadian Borrower to reimburse the relevant Canadian L/C Issuer for each drawing under each Canadian Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Canadian Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that the Canadian Borrower may have at any time against any beneficiary or any transferee of such Canadian Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Canadian L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Canadian Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Canadian Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Canadian Letter of Credit;

(iv) any payment by the relevant Canadian L/C Issuer under such Canadian Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Canadian Letter of Credit; or any payment made by the relevant Canadian L/C Issuer under such Canadian Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Canadian Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy and Insolvency Act (Canada) or any other law relating to bankruptcy, insolvency or reorganization or relief of debtors or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Canadian Borrower.

The Canadian Borrower shall promptly examine a copy of each Canadian Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Canadian Borrower’s instructions or other irregularity, the Canadian Borrower will immediately notify the relevant Canadian L/C Issuer. The Canadian Borrower shall be conclusively deemed to have waived any such claim against a Canadian L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of Canadian L/C Issuer. Each Canadian Bank and the Canadian Borrower agree that, in paying any drawing under a Canadian Letter of Credit, no Canadian L/C Issuer shall have

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any responsibility to obtain any document (other than documents purporting to be sight drafts, certificates and other documents expressly required by the Canadian Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any Canadian L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of a Canadian L/C Issuer shall be liable to any Canadian Bank for (i) any action taken or omitted in connection herewith at the request or with the approval of the Canadian Banks or the Canadian Majority Banks, as applicable; (ii) any action taken or omitted unless a court of competent jurisdiction determines by a final, non-appealable judgment that the taking or omitting of such action constituted gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Canadian Letter of Credit or Canadian Letter of Credit Application. The Canadian Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Canadian Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Canadian Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of any Canadian L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of a Canadian L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2A.7(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Canadian Borrower may have a claim against a Canadian L/C Issuer, and a Canadian L/C Issuer may be liable to the Canadian Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Canadian Borrower or its Subsidiaries which the Canadian Borrower proves were caused by (A) a Canadian L/C Issuer’s willful misconduct, gross negligence, violation of law or breach in bad faith of such Canadian L/C Issuer’s obligations under any Loan Document or (B) a Canadian L/C Issuer’s willful failure to pay under any Canadian Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Canadian Letter of Credit. In furtherance and not in limitation of the foregoing, a Canadian L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Canadian L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Canadian Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Canadian Cash Collateral. Upon the request of the Canadian Administrative Agent, (i) if a Canadian L/C Issuer has honored any full or partial drawing request under any Canadian Letter of Credit and such drawing has resulted in a Canadian Unreimbursed Amount, or (ii) if, as of the Letter of Credit Expiration Date, any Canadian Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, and in each case so long as such Canadian Unreimbursed Amount or Canadian Letter of Credit remains outstanding, the Canadian Borrower shall immediately Canadian Cash Collateralize such then outstanding Canadian L/C Obligations (in an amount equal to such outstanding L/C Obligations determined as of the date of such Canadian Unreimbursed Amount or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, “Canadian Cash Collateralize” means to pledge and deposit with or deliver to the Canadian Administrative Agent, for the benefit of the relevant Canadian L/C Issuer and the Canadian Banks, as collateral for such Canadian L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Canadian Administrative Agent and the relevant Canadian L/C Issuer (which documents are hereby consented to by the Canadian Banks). Derivatives of such term have corresponding meanings. The Canadian Borrower hereby grants to the Canadian Administrative Agent, for the benefit of any Canadian L/C Issuer and the Canadian Banks, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing, which security interest shall be deemed automatically terminated and such collateral subject to the Canadian Borrower’s instruction on return, upon such

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Canadian L/C Obligations no longer being outstanding. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Canadian Administrative Agent.

(h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by a Canadian L/C Issuer and the Canadian Borrower, when a Canadian Letter of Credit is issued (i) the rules of the ISP shall apply to each standby Canadian Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the ICC at the time of issuance (including, if in effect at each relevant time, the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Canadian Letter of Credit.

(i) Canadian Letter of Credit Fees. The Canadian Borrower shall pay to the Canadian Administrative Agent for the account of each Canadian Bank in accordance with its Canadian Pro Rata Share, a Canadian Letter of Credit fee for each Canadian Letter of Credit equal to the L/C Fee Rate times the daily maximum amount available to be drawn under such Canadian Letter of Credit, it being agreed that with respect to any Canadian Letter of Credit that, by its terms or the terms of the related Canadian Letter of Credit Application or any other document, agreement or instrument related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Canadian Letter of Credit shall be deemed to be the maximum stated amount of such Canadian Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Canadian Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Canadian Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. The L/C Fee Rate for each calendar quarter shall be determined as provided in Schedule I based on the Rating Level in effect on each applicable day of such quarter.

(j) Fronting Fee and Documentary and Processing Charges Payable to Canadian L/C Issuer. The Canadian Borrower shall pay directly to a Canadian L/C Issuer for its own account a fronting fee with respect to each Canadian Letter of Credit equal to 0.20% per annum times the daily maximum amount available to be drawn under such Canadian Letter of Credit, it being agreed that with respect to any Canadian Letter of Credit that, by its terms or the terms of the related Canadian Letter of Credit Application or any other document, agreement or instrument related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Canadian Letter of Credit shall be deemed to be the maximum stated amount of such Canadian Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. Such fronting fee shall be computed on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Canadian Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Canadian Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Canadian Borrower shall pay directly to a Canadian L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Canadian L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Canadian Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Canadian Letter of Credit Application, the terms hereof shall control.

Section 2A.8 Prepayments. (a) The Canadian Borrower may (x) in respect of Canadian Bankers’ Acceptances, upon notice by 12:00 Noon at least three Canadian Business Days’ in advance of

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the proposed prepayment, and (y) in respect of Canadian Prime Rate Advances, upon notice by 12:00 Noon on the day of the proposed prepayment, to the Canadian Administrative Agent (which shall promptly notify each Canadian Bank) stating the proposed date and aggregate principal amount of the prepayment and the Canadian Types of Canadian Advances to be prepaid, and if such notice is given the Canadian Borrower shall prepay the outstanding principal amounts of the Canadian Advances comprising part of the same Canadian Borrowing in whole or ratably in part, together, in the case of prepayment of Canadian Prime Rate Advances, with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty; provided that (i) any prepayment of Canadian Bankers’ Acceptances shall be in a principal amount of C$100,000 or a whole multiple of C$100,000 in excess thereof and shall be made in accordance with Section 2A.11(e), and (ii) any prepayment of Canadian Prime Rate Advances shall be in a principal amount of C$5,000,000 or a whole multiple of C$1,000,000 in excess thereof, or, in each case, if less, the entire principal amount thereof then outstanding.

(b) Subject to Section 2A.12, if for any reason the Canadian Total Outstanding Amount at any time exceeds the Canadian Allocated Total Commitment then in effect, the Canadian Borrower shall immediately prepay Canadian Borrowings, Canadian Bankers’ Acceptances and/or Canadian Cash Collateralize the Canadian L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Canadian Borrower shall not be required to Canadian Cash Collateralize the Canadian L/C Obligations pursuant to this Section 2A.8(b) unless after the prepayment in full of the Canadian Borrowings and Canadian Bankers’ Acceptances the Canadian Total Outstanding Amount exceeds the Canadian Allocated Total Commitment then in effect.

Section 2A.9 Payments and Computations. (a) The Canadian Borrower shall make each payment due from it under any Loan Document not later than 12:00 Noon on the day when due in Canadian Dollars to the Canadian Administrative Agent at its Payment Office in same day funds without setoff, deduction or counterclaim except as may be permitted pursuant to Section 2.14. The Canadian Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or other amounts due from it hereunder ratably to the Canadian Banks (decreased, as to any Canadian Bank, for any taxes withheld in respect of such Canadian Bank as contemplated by Section 2.14(b)) for the account of their respective Canadian Lending Offices, and like funds relating to the payment of any other amount payable to any Canadian Bank to such Canadian Bank for the account of its Canadian Lending Office, in each case to be applied in accordance with the terms of this Agreement.

(b) All computations of interest based on the Canadian Prime Rate shall be made by the Canadian Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Canadian Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c) Whenever any payment hereunder or under the Canadian Notes shall be stated to be due on a day other than a Canadian Business Day, such payment shall be made on the next succeeding Canadian Business Day, and such extension of time shall in such case be included in the computation of payment of any interest or fee, as the case may be, due hereunder.

(d) Unless the Canadian Administrative Agent shall have received notice from the Canadian Borrower prior to the date on which any payment is due from the Canadian Borrower to the Canadian Banks hereunder that the Canadian Borrower will not make such payment in full, the Canadian Administrative Agent may assume that the Canadian Borrower has made such payment in full to the Canadian Administrative Agent on such date, and the Canadian Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Canadian Bank on such due date an amount equal to the amount then due such Canadian Bank. If and to the extent the Canadian Borrower shall not have so

Appendix 1 - 18

made such payment in full to the Canadian Administrative Agent, each Canadian Bank shall, subject to Section 8.8, repay to the Canadian Administrative Agent forthwith on demand such amount distributed to such Canadian Bank together with interest thereon, for each day from the date such amount is distributed to such Canadian Bank until the earlier of (i) the date such Canadian Bank repays such amount to the Canadian Administrative Agent and (ii) the date two Canadian Business Days after the date such amount is so distributed, at the Canadian Prime Rate and thereafter until the date such Canadian Bank repays such amount to the Canadian Administrative Agent at the Canadian Prime Rate plus 2%.

Section 2A.10 Canadian Allocation and Reallocation of the Commitments. Prior to any termination by the Borrower pursuant to Section 2.16 of its right to allocate a portion of the Total Committed Amount as the Canadian Allocated Total Commitment, the Borrower may by notice to the Administrative Agent and the Canadian Administrative Agent allocate (or reallocate, if previously allocated) a portion of the aggregate Commitments specified therein as the Canadian Allocated Total Commitment; provided that (i) any such notice shall be received by the Administrative Agent and Canadian Administrative Agent not later than 12:00 Noon five Canadian Business Days prior to the date such allocation or reallocation shall become effective, (ii) any such allocation or reallocation shall be in an aggregate amount of $5,000,000 or any whole multiple in excess thereof, not to exceed the Canadian Allocated Maximum Total Commitment, or shall be a reallocation to zero, (iii) the Borrower shall not allocate or reallocate any portion of the Commitments if, after giving effect thereto and to any concurrent prepayments hereunder (a) the Total Outstanding Amount would exceed the Total Committed Amount, (b) the Canadian Total Outstanding Amount would exceed the Canadian Allocated Total Commitment, (c) the sum of such Bank’s outstanding Advances plus such Bank’s Pro Rata Share of outstanding L/C Obligations would exceed such Bank’s Commitment; or (d) the sum of such Canadian Bank’s outstanding Canadian Advances plus such Canadian Bank’s Pro Rata Share of outstanding Canadian L/C Obligations would exceed such Canadian Bank’s Canadian Commitment, and (v) the Borrower shall make no more than four allocations or reallocations of the Commitments in any calendar year. The Administrative Agent will promptly notify the Banks or their Canadian branches or Affiliates with Canadian Allocated Commitments of any such notice of allocation or reallocation of the Commitments and the amount of their respective Canadian Allocated Commitments, and shall notify all Banks of the Commitments and Canadian Allocated Total Commitment upon the effectiveness of such allocation or reallocation.

Section 2A.11 Canadian Bankers’ Acceptances.

(a) Creation of Canadian Bankers’ Acceptances. Upon receipt of a Notice of Canadian Borrowing requesting purchase or acceptance of Canadian Bankers’ Acceptances, and subject to the provisions of this Agreement, each Canadian Bank shall accept, in accordance with its Canadian Pro Rata Share of the requested Canadian Borrowing from time to time such Canadian Bankers’ Acceptances as the Canadian Borrower shall request.

(b) Terms of Acceptance by the Canadian Banks.

(i) Delivery and Payment. Subject to Sections 2A.11(c) and 2A.11(d) and only if a valid appointment pursuant to Section 2A.11(b)(v) is not in place, the Canadian Borrower shall pre-sign and deliver to each Canadian Bank bankers’ acceptance drafts in sufficient quantity to meet the Canadian Borrower’s requirements for anticipated Canadian Borrowings by way of Canadian Bankers’ Acceptances. The Canadian Borrower shall, at its option, provide for payment to the Canadian Administrative Agent for the benefit of Canadian Banks of each Canadian Bankers’ Acceptance on the date on which a Canadian Bankers’ Acceptance matures, either by payment of the full face amount thereof or through utilization of a Conversion to another Canadian Type of Canadian Borrowing in accordance with this Agreement, or through a combination thereof. Canadian Borrower waives presentment for payment of Canadian Bankers’ Acceptances by Canadian Banks and shall not claim from

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Canadian Banks any days of grace for the payment at maturity of Canadian Bankers’ Acceptances. Any amount owing by the Canadian Borrower in respect of any Canadian Bankers’ Acceptance which is not paid in accordance with the foregoing, shall, as and from the date on which such Canadian Bankers’ Acceptance matures, be deemed to be outstanding hereunder as a Canadian Prime Rate Advance.

(ii) No Liability. The Canadian Administrative Agent and Canadian Banks shall not be liable for any damage, loss or improper use of any bankers’ acceptance draft endorsed in blank except for any loss arising by reason of the Canadian Administrative Agent or a Canadian Bank failing to use the same standard of care in the custody of such bankers’ acceptance drafts as the Canadian Administrative Agent or such Canadian Bank use in the custody of their own property of a similar nature.

(iii) Canadian Bankers’ Acceptances Purchased by Canadian Banks. Where the Canadian Borrower so elects in the Notice of Canadian Borrowing or fails to elect to market such Canadian Bankers’ Acceptances under Section 2A.11(b)(iv) in such notice, each Canadian Bank shall purchase Canadian Bankers’ Acceptances accepted by it for an amount equal to the Canadian Discount Proceeds.

(iv) Marketing. Where the Canadian Borrower so elects in the Notice of Canadian Borrowing in respect of a Canadian Advance, it shall be responsible for, and shall make its own arrangements with respect to, the marketing of all (but not less than all) Canadian Bankers’ Acceptances issued in connection with such Canadian Advance.

(v) Power of Attorney. To facilitate the procedures contemplated in this Agreement, the Canadian Borrower hereby appoints each Canadian Bank from time to time as the attorney-in-fact of the Canadian Borrower to execute, endorse and deliver on behalf of the Canadian Borrower drafts or depository bills in the form or forms prescribed by such Canadian Bank for Canadian Bankers’ Acceptances denominated in Canadian Dollars. Each Canadian Bankers’ Acceptance executed and delivered by a Canadian Bank on behalf of the Canadian Borrower shall be as binding upon the Canadian Borrower as if it had been executed and delivered by a Responsible Officer of the Canadian Borrower. The foregoing appointment shall cease to be effective, in respect of any Canadian Bank regarding the Canadian Borrower, three Canadian Business Days following receipt by such Canadian Bank of a written notice from the Canadian Borrower revoking such appointment (which notice shall be copied to the Canadian Administrative Agent); provided that any such revocation shall not affect Canadian Bankers’ Acceptances previously executed and delivered by such Canadian Bank pursuant to such appointment.

(vi) Pro-Rata Treatment of Canadian Advances.

(A) In the event it is not practicable to allocate Canadian Bankers’ Acceptances to each Canadian Bank such that the aggregate amount of Canadian Bankers’ Acceptances required to be purchased by such Canadian Bank hereunder is in a whole multiple of C$100,000, the Canadian Administrative Agent is authorized by the Canadian Borrower and each Canadian Bank to make such allocation as the Canadian Administrative Agent determines in its sole and unfettered discretion may be equitable in the circumstances and, if the aggregate amount of such Canadian Bankers’ Acceptances is not a whole multiple of C$100,000, then the Canadian Administrative Agent may allocate (on a basis considered by it to be equitable) the excess of such Canadian Bankers’ Acceptances over the next lowest whole multiple of C$100,000 to one Canadian Bank, which shall purchase a Canadian Bankers’ Acceptance with a face amount equal to the excess and having the same term as the corresponding Canadian Bankers’ Acceptances. In no event shall the portion of the outstanding Canadian Borrowings by way of Canadian Bankers’ Acceptances of a Canadian Bank exceed such Canadian Bank’s Pro Rata Share of the aggregate

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Canadian Borrowings by way of Canadian Bankers’ Acceptances by more than C$100,000 as a result of such exercise of discretion by the Canadian Administrative Agent.

(B) If during the term of any Canadian Bankers’ Acceptance accepted by a Canadian Bank hereunder the Canadian Stamping Fee Rate changes as a result of a change in the Applicable Margin or an Event of Default occurs and is continuing, the fee paid to such Canadian Bank by the Canadian Borrower pursuant to Section 2A.3(c) (in this paragraph called the “Initial Fee”) with respect to such Canadian Bankers’ Acceptance shall be recalculated based upon such change in the Canadian Stamping Fee Rate or the existence of such Event of Default for the number of days during the term of such Canadian Bankers’ Acceptance that such change is applicable or such Event of Default exists. If such recalculated amount is in excess of the Initial Fee then the Canadian Borrower shall pay to such Canadian Bank the amount of such excess, and if such recalculated amount is less than the Initial Fee, then the amount of such reduction shall be credited to other amounts payable by the Canadian Borrower to such Canadian Bank.

(c) General Procedures for Canadian Bankers’ Acceptances.

(i) Marketing Notice. The Canadian Borrower may in a Notice of Canadian Borrowing request a Canadian Borrowing by way of Canadian Bankers’ Acceptances and, if the Canadian Borrower is responsible for marketing of such Canadian Bankers’ Acceptances under Section 2A.11(b)(iv), by subsequent notice to the Canadian Administrative Agent provide the Canadian Administrative Agent, which shall in turn notify each Canadian Bank, with information as to the discount proceeds payable by the purchasers of the Canadian Bankers’ Acceptances and the party to whom delivery of the Canadian Bankers’ Acceptances by each Canadian Bank is to be made against delivery to each Canadian Bank of the applicable discount proceeds, but if it does not do so, the Canadian Borrower shall initiate a telephone call to the Canadian Administrative Agent by 10:00 A.M. Toronto, Ontario time on the date of advance, or the date of the Conversion or rollover, as applicable, and provide such information to the Canadian Administrative Agent. Such discount proceeds less the fee calculated in accordance with Section 2A.3(b) shall promptly be delivered to the Canadian Agent. Any such telephone advice shall be subject to Section 2A.2 and shall be confirmed by a written notice of the Canadian Borrower to the Canadian Administrative Agent prior to 2:00 P.M. Toronto, Ontario time on the same day.

(ii) Rollover. In the case of a rollover of maturing Canadian Bankers’ Acceptances, issued by a Canadian Bank, such Canadian Bank, in order to satisfy the continuing liability of the Canadian Borrower to the Canadian Bank for the face amount of the maturing Canadian Bankers’ Acceptances issued by the Canadian Borrower, shall retain for its own account the Canadian Net Proceeds of each new Canadian Bankers’ Acceptance issued by it in connection with such rollover; and the Canadian Borrower shall, on the maturity date of the maturing Canadian Bankers’ Acceptances issued by the Canadian Borrower, pay to the Canadian Administrative Agent for the benefit of Canadian Banks an amount equal to the difference between the face amount of the maturing Canadian Bankers’ Acceptances and the aggregate Canadian Net Proceeds of the new Canadian Bankers’ Acceptances.

(iii) Conversion from Canadian Prime Rate Advances. In the case of a Conversion from a Canadian Prime Rate Advance into a Canadian Borrowing by way of Canadian Bankers’ Acceptances to be accepted by a Canadian Bank pursuant to Sections 2A.11(a), (b) and (c), such Canadian Bank, in order to satisfy the continuing liability of the Canadian Borrower to it for the principal amount of the Canadian Prime Rate Advances owing by the Canadian Borrower being Converted, shall retain for its own account the Canadian Discount Proceeds of each new Canadian Bankers’ Acceptance issued by it in connection with such Conversion; and the Canadian Borrower shall, on the date of issuance

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of the Canadian Bankers’ Acceptances, pay to the Canadian Administrative Agent for the benefit of Canadian Banks an amount equal to the difference between the aggregate principal amount of the Canadian Prime Rate Advances owing by the Canadian Borrower being Converted owing to the Canadian Banks and the aggregate Canadian Discount Proceeds of such Canadian Bankers’ Acceptances.

(iv) Conversions to Canadian Prime Rate Advances. In the case of a Conversion of a Canadian Borrowing by way of Canadian Bankers’ Acceptances into Canadian Prime Rate Advances, each Canadian Bank, in order to satisfy the liability of the Canadian Borrower to it for the face amount of the maturing Canadian Bankers’ Acceptances, shall record the obligation of the Canadian Borrower to it as a Canadian Prime Rate Advance, unless the Canadian Borrower provides for payment to the Canadian Administrative Agent for the benefit of Canadian Banks of the face amount of the maturing Canadian Bankers’ Acceptance in some other manner acceptable to Canadian Banks, including Conversion to another Canadian Type of Canadian Borrowing.

(v) Authorization. The Canadian Borrower hereby authorizes each Canadian Bank to complete, stamp, hold, sell, rediscount or otherwise dispose of all Canadian Bankers’ Acceptances accepted by it pursuant to this Section in accordance with the instructions provided by the Canadian Borrower pursuant to Sections 2A.1 and 2A.2, as applicable.

(vi) Depository Notes. The parties agree that in the administering of Canadian Bankers’ Acceptances, each Canadian Bank may avail itself of the debt clearing services offered by a clearing house for depository notes pursuant to the Depository Bills and Notes Act (Canada) and that the procedures set forth in Article II be deemed amended to the extent necessary to comply with the requirements of such debt clearing services.

(d) Execution of Bankers’ Acceptances. The signatures of any authorized signatory on Canadian Bankers’ Acceptances may, at the option of the Canadian Borrower, be reproduced in facsimile and such Canadian Bankers’ Acceptances bearing such facsimile signatures shall be binding on the Canadian Borrower as if they had been manually signed by such authorized signatory. Notwithstanding that any person whose signature appears on any Canadian Bankers’ Acceptance as a signatory may no longer be an authorized signatory of the Canadian Borrower at the date of issuance of a Canadian Bankers’ Acceptance, and notwithstanding that the signature affixed may be a reproduction only, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and as if such signature had been manually applied, and any such Canadian Bankers’ Acceptance so signed shall be binding on the Canadian Borrower.

(e) Escrowed Funds. Upon the occurrence of an Event of Default and an acceleration of the Canadian Advances under Section 6.1 or upon a prepayment permitted under Section 2A.8, the Canadian Borrower shall forthwith pay to the Canadian Administrative Agent for deposit into an escrow account maintained by and in the name of Canadian Administrative Agent for the benefit of Canadian Banks in accordance with their Canadian Pro Rata Shares an amount equal to the Canadian Banks’ maximum potential liability (as determined by the Canadian Administrative Agent) under then outstanding Canadian Bankers’ Acceptances for the Canadian Borrower (the “Canadian Escrow Funds”). The Canadian Escrow Funds shall be held by the Canadian Administrative Agent for set-off against future amounts owing by the Canadian Borrower in respect to such Canadian Bankers’ Acceptances and pending such application shall bear interest at the rate declared by the Canadian Administrative Agent from time to time as that payable by it in respect of deposits for such amount and for such period relative to the maturity date of the Canadian Bankers’ Acceptances, as applicable. If such Event of Default is either waived or cured in compliance with the terms of this Agreement, then the Canadian Escrow Funds, together with any accrued interest to the date of release, shall be forthwith released to the Canadian Borrower.

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(f) Market Disruption. Notwithstanding anything to the contrary herein contained, if:

(i) the Canadian Administrative Agent (acting reasonably), makes a determination, which determination shall be conclusive and binding upon the Canadian Borrower, and notifies the Canadian Borrower, that there no longer exists an active market for bankers’ acceptances accepted by the Canadian Banks hereunder; or

(ii) the Canadian Administrative Agent is advised by one or more Canadian Banks holding at least 25% of the Canadian Total Committed Amount by written notice (each, a “BA Suspension Notice”) that such Canadian Bank or Banks (acting reasonably) have determined that the Canadian BA Discount Rate will not or does not accurately reflect the discount rate which would be applicable to a sale of Canadian Bankers’ Acceptances accepted by such Canadian Banks in the market for the applicable term;

then the Canadian Administrative Agent shall promptly notify the Canadian Borrower and the Canadian Banks of the occurrence of the events described in either clause (i) or (ii) above and that, as a result:

(A) the right of the Canadian Borrower to request Canadian Bankers’ Acceptances or Canadian BA Equivalent Loans from any Canadian Bank hereunder has been suspended until the Canadian Administrative Agent (acting reasonably) determines that the circumstances causing such suspension no longer exist;

(B) any outstanding Notice of Canadian Borrowing requesting a Canadian Advance by way of Canadian Bankers’ Acceptances or Canadian BA Equivalent Loans hereunder has been deemed to be a Notice of Canadian Borrowing requesting a Canadian Prime Rate Advance in the amount specified in the original Notice of Canadian Borrowing;

(C) any outstanding Canadian Notice of Conversion or Notice of Canadian Borrowing requesting a Conversion of a Canadian Borrowing hereunder into a Canadian Borrowing by way of Canadian Bankers’ Acceptances or Canadian BA Equivalent Loans has been deemed to be a Canadian Notice of Conversion requesting a Conversion of such Canadian Borrowing into a Canadian Prime Rate Advance; and

(D) any outstanding Notice of Canadian Borrowing requesting a rollover of Canadian Bankers’ Acceptances or Canadian BA Equivalent Loans under such Credit Facility has been deemed to be a Canadian Notice of Conversion requesting a Conversion of such Canadian Borrowing into a Canadian Prime Rate Advance.

Upon the termination of any suspension described in clause (A) above or if the circumstances giving rise to such suspension no longer exist, then the Canadian Administrative Agent shall promptly notify the Canadian Borrower and the Canadian Banks. A BA Suspension Notice shall be effective upon receipt of the same by the Canadian Administrative Agent if received prior to 11:00 A.M. on a Canadian Business Day and, if not, then on the next following Canadian Business Day, except in connection with a Canadian Notice of Borrowing or Canadian Notice of Conversion previously received by the Canadian Administrative Agent, in which case the applicable BA Suspension Notice shall only be effective with respect to such previously received Canadian Notice of Borrowing or Canadian Notice of Conversion if received by the Canadian Administrative Agent prior to 11:00 A.M. two (2) Canadian Business Days prior to the proposed drawdown date or rollover date or conversion date (as applicable) applicable to such previously received Canadian Notice of Borrowing or Canadian Notice of Conversion (as applicable).

Appendix 1 - 23

Section 2A.12 Currency Fluctuations. Notwithstanding any other provision of this Agreement, the Canadian Administrative Agent shall have the right to calculate the Canadian Total Outstanding Amount for all purposes including making a determination from time to time of the available undrawn portion of the Canadian Total Committed Amount. If following such calculation, the Canadian Administrative Agent determines that the Canadian Total Outstanding Amount is greater than 105% of the Canadian Total Committed Amount at such time, then the Canadian Administrative Agent shall so advise the Canadian Borrower and the Canadian Borrower shall following such advice repay, on the later of (a) five Canadian Business Days after such advice and (b) the earlier of (i) the next date on which interest is payable by the Canadian Borrower pursuant to Section 2A.5(a), and (ii) the next maturity date of any outstanding Canadian Bankers’ Acceptance, an amount equal to the amount by which the Canadian Total Outstanding Amount exceeds the Canadian Total Committed Amount, together with all accrued interest on the amount so paid.

Section 2A.13 Currency Conversion and Currency Indemnity. (a) The Canadian Borrower shall make payment relative to any Canadian Advance or Canadian Letter of Credit in Canadian Dollars. If any payment is received on account of any Canadian Advance or Canadian Letter of Credit in any currency (the “Other Currency”) other than Canadian Dollars (whether voluntarily, pursuant to any Conversion of a Canadian Borrowing or pursuant to an order or judgment or the enforcement thereof or the realization of any security or the liquidation of the Canadian Borrower or otherwise howsoever), such payment shall constitute a discharge of the liability of the Canadian Borrower hereunder and under the other Loan Documents in respect thereof only to the extent of the amount of Canadian Dollars which the Canadian Administrative Agent or relevant Canadian Banks are able to purchase with the amount of the Other Currency received by it on the Canadian Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.

(b) If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due in Canadian Dollars, then the conversion shall be made on the basis of the rate of exchange prevailing on the next Canadian Business Day following the date such judgment is given and in any event the Canadian Borrower shall be obligated to pay the Canadian Administrative Agent or Canadian Banks any deficiency in accordance with Section 2A.13(c). For the foregoing purposes “rate of exchange” means the rate at which the Canadian Administrative Agent or relevant Canadian Banks, as applicable, in accordance with their normal banking procedures are able on the relevant date to purchase Canadian Dollars with the Judgment Currency after deducting any premium and costs of exchange.

(c) If the Canadian Administrative Agent or any Canadian Bank receives any payment or payments on account of the liability of the Canadian Borrower hereunder pursuant to any judgment or order in any Other Currency, and the amount of Canadian Dollars which the Canadian Administrative Agent or relevant Canadian Bank is able to purchase on the Canadian Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of Canadian Dollars due in respect of such liabilities immediately prior to such judgment or order, then the Canadian Borrower shall, within five Canadian Business Days after demand, and the Canadian Borrower hereby agrees to, indemnify and save the Canadian Administrative Agent or such Canadian Bank harmless from and against any loss, cost or expense arising out of or in connection with such deficiency. The agreement of indemnity provided for in this Section 2A.13(c) shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Administrative Agent, Banks, Canadian Administrative Agent or Canadian Banks or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

Appendix 1 - 24

ARTICLE IIIA

ADDITIONAL CONDITIONS TO CANADIAN ADVANCES

Section 3A.1 Additional Initial Conditions Precedent. In addition to the satisfaction of the conditions precedent set forth in Section 3.1 and Section 3B.1, the obligation of each Canadian Bank to make Canadian Advances and the obligation of each Canadian L/C Issuer to issue Canadian Letters of Credit pursuant to the terms and conditions of this Agreement is subject to the additional condition precedent that the Canadian Administrative Agent shall have received the following, each dated on or before the date hereof, in form and substance reasonably satisfactory to the Canadian Administrative Agent:

(a) An executed Joinder to the Agreement and the executed Canadian Notes payable to the Canadian Banks, respectively.

(b) The executed Canadian Guaranty.

(c) Certified copies of the resolutions of the Board of Directors of the Canadian Borrower approving this Agreement, each Canadian Note and each Notice of Canadian Borrowing, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each such Loan Document and certified copies of the certificate and articles of amalgamation and bylaws of the Canadian Borrower.

(d) A certificate of the Secretary or an Assistant Secretary of the Canadian Borrower certifying the names and true signatures of the officers of the Canadian Borrower authorized to sign each Loan Document to which it is a party and the other documents to be delivered hereunder.

(e) A favorable opinion of Gowling Lafleur Henderson LLP, counsel for the Canadian Borrower, to be delivered to, and for the benefit of, the Canadian Banks and the Canadian Administrative Agent, at the express instruction of the Borrower.

(f) To the extent the items delivered on the Closing Date under Section 3.1(b), (c), (d) and (e) do not address the Canadian Guaranty, the Borrower shall deliver each of the referenced documents in form and substance reasonably satisfactory to the Canadian Administrative Agent.

Section 3A.2 Additional Conditions Precedent to Each Canadian Advance and Canadian L/C Credit Extension. The obligation of each Canadian Bank to make any Canadian Advance and the obligation of each Canadian L/C Issuer to make any Canadian L/C Credit Extension shall be subject to the additional conditions precedent that on the date of such Canadian Advance or Canadian L/C Credit Extension: (a) each of the statements set forth in Section 3.2(i) and (ii) shall be true (and each of the giving of the applicable Canadian Notice of Borrowing or Canadian Letter of Credit Application and the acceptance by the Canadian Borrower of the proceeds of such Canadian Advance or such Canadian L/C Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Canadian Advance or Canadian L/C Credit Extension such statements are true) (for purposes of the foregoing, each reference to “Advance”, “Borrowing” or “L/C Credit Extension”, set forth in such Section 3.2(i) or (ii) shall be deemed to refer instead to such requested Canadian Advance, Canadian Borrowing or Canadian L/C Credit Extension, respectively), and (b) the Canadian Administrative Agent shall have received the Canadian Notice of Borrowing required by Section 2A.2 or the Canadian Letter of Credit Application required by Section 2A.7(b)(i) and such other approvals, opinions or documents as any Canadian Bank through the Canadian Administrative Agent may reasonably request.

Appendix 1 - 25

APPENDIX 2

TERMS OF STERLING BORROWINGS AND STERLING LETTERS OF CREDIT

ARTICLE IB

DEFINITIONS

Section 1B.1 Certain Defined Terms. As used in this Appendix 2, terms defined in the Agreement or Appendix 1 and not otherwise defined herein shall have the same meanings when used in this Appendix, and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

“Impacted Sterling Interest Period” has the meaning specified in the definition of “Sterling Screen Rate.”

“Sterling” means Great Britain Pounds Sterling and, when used in reference to any Sterling Advance or Sterling Borrowing, indicates that such Sterling Advance, or the Sterling Advances comprising such Sterling Borrowing, are denominated in Great Britain Pounds Sterling.

“Sterling Advance” means an advance by a UK Bank to the UK Borrower pursuant to this Appendix 2 (as divided or combined from time to time as contemplated in the definition herein of “Sterling Borrowing”), which bears interest as provided in Section 2B.5.

“Sterling Allocated Commitment” means, as to each Bank, its or its UK branch or Affiliate’s Sterling Pro Rata Share as set forth opposite such Bank’s or UK branch’s or Affiliate’s name on Schedule II (including any revision thereof under Section 2.20(e) and Section 2.20(f)) or in the Assignment and Assumption pursuant to which such Bank or UK branch’s or Affiliate becomes a party hereto, as applicable, of the Sterling Allocated Total Commitment.

“Sterling Allocated Maximum Total Commitment” means the aggregate maximum Sterling Allocated Commitments of all UK Banks or their respective UK branch or Affiliate as set forth on Schedule II (including any revision thereof under Section 2.20(e) and Section 2.20(f)) or in the Assignment and Assumption pursuant to which such Bank or UK branch or Affiliate becomes a party hereto, as applicable.

“Sterling Allocated Total Commitment” means the aggregate amount of the Commitments allocated by the Borrower from time to time as the Sterling Allocated Total Commitment pursuant to Section 2B.11, not to exceed the Sterling Allocated Maximum Total Commitment. As of the Closing Date, the Sterling Allocated Total Commitment is zero.

“Sterling Allocation Period” means any time during which either (a) the Borrower has allocated any portion of the Commitments as the Sterling Allocated Total Commitment pursuant to Section 2B.11 or (b) the Sterling Total Outstanding Amount exceeds zero. As of the Closing Date, the Borrower has not allocated any portion of the Commitments as the Sterling Allocated Total Commitment pursuant to Section 2B.11 and the Sterling Total Outstanding Amount does not exceed zero.

“Sterling Borrowing” means a borrowing hereunder consisting of Sterling Advances having the same Sterling Interest Period; provided that subject to the limitations in Section 2B.2(a) as to the number of permitted Sterling Interest Periods and subject to the provisions of Sections 2B.7 and 2B.8(c), on the last day of a Sterling Interest Period for a Sterling Borrowing, such Sterling Borrowing may be divided ratably to form multiple Sterling Borrowings (with the result that each UK Bank’s Sterling Advance as a part of each such multiple Sterling Borrowing is proportionately the same as its Sterling Advance as a

Appendix 2 - 1

part of such divided Sterling Borrowing) or combined with all or a ratable portion of one or more other Sterling Borrowings, the Sterling Interest Period for which also ends on such day, to form a new Sterling Borrowing, such division or combination to be made by notice from the UK Borrower given to the UK Administrative Agent not later than 12:00 Noon on the third UK Business Day prior to the proposed division or combination specifying the date of such division or combination (which shall be a UK Business Day) and all other relevant information (such as the Sterling Borrowings to be divided or combined, the respective amounts of the Sterling Borrowings resulting from any such division, the relevant Sterling Interest Periods and such other information as the UK Administrative Agent may request), but in no event shall any Sterling Borrowing resulting from, or remaining after, any such division or combination be less than £5,000,000, and in all cases each UK Bank’s Sterling Advance as a part of each such combined, resultant or remaining Sterling Borrowing shall be proportionately the same as its Sterling Advances as a part of the relevant Sterling Borrowings prior to such division or combination and each combined, resultant or remaining Sterling Borrowing shall be in an integral multiple of £1,000,000.

“Sterling Cash Collateralize” has the meaning specified in Section 2B.8(g).

“Sterling Commitment” means, as to each UK Bank, its obligation during a Sterling Allocation Period to (a) make Sterling Advances to the UK Borrower pursuant to Section 2B.1, and (b) purchase participations in Sterling L/C Obligations pursuant to Section 2B.8(c), in an aggregate principal amount at any one time outstanding not to exceed in such period, the lesser of (i) such UK Bank’s Sterling Allocated Commitment and (ii) such UK Bank’s Pro Rata Share of the Sterling Allocated Total Commitment for such period, such Pro Rata Share being a fraction whose numerator is such UK’s Bank’s Sterling Allocated Commitment and whose denominator is the Sterling Allocated Maximum Total Commitment.

“Sterling Interest Period” means, with respect to each Sterling Advance, in each case comprising part of the same Sterling Borrowing, the period commencing on the date of such Sterling Advance (or a division or combination of any Sterling Borrowing resulting in such a Sterling Advance) and ending on the last day of the period selected by the UK Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Sterling Interest Period and ending on the last day of the period selected by the UK Borrower pursuant to the provisions below except that any Sterling Interest Period for Sterling Advances which commences on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month shall end on the last UK Business Day of the appropriate subsequent calendar month. The duration of each such Sterling Interest Period shall be one, two, three or six months, in each case as the UK Borrower may, upon notice received by the UK Administrative Agent not later than 12:00 Noon on the third UK Business Day prior to the first day of such Sterling Interest Period, select; provided, however, that:

(a) Sterling Interest Periods commencing on the same date for Sterling Advances comprising part of the same Sterling Borrowing shall be of the same duration;

(b) whenever the last day of any Sterling Interest Period would otherwise occur on a day other than a UK Business Day, the last day of such Sterling Interest Period shall be extended to occur on the next succeeding UK Business Day, provided, in the case of any Sterling Interest Period for a Sterling Advance, that if such extension would cause the last day of such Sterling Interest Period to occur in the next following calendar month, the last day of such Sterling Interest Period shall occur on the next preceding UK Business Day; and

(c) no Sterling Interest Period may end after the Termination Date.

Appendix 2 - 2

“Sterling Interpolated Rate” means, at any time, for any Sterling Interest Period, the rate per annum (rounded to the same number of decimal places as the Sterling Screen Rate) determined by the UK Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Sterling Screen Rate for the longest period (for which the Sterling Screen Rate is available) that is shorter than the Impacted Sterling Interest Period and (b) the Sterling Screen Rate for the shortest period (for which the Sterling Screen Rate is available) that exceeds the Impacted Sterling Interest Period.

“Sterling L/C Advance” means, with respect to each UK Bank, such UK Bank’s funding of its participation in any Sterling Unreimbursed Amount in accordance with its Sterling Pro Rata Share.

“Sterling L/C Credit Extension” means, with respect to any Sterling Letter of Credit, the issuance thereof or extension of the expiry date thereof, the renewal or increase of the amount thereof, or the amendment or other modification thereof.

“Sterling L/C Issuer” means each of JPMorgan, WFB, Citibank and RBC, each acting through its UK branch, in its capacity as an issuer of Sterling Letters of Credit hereunder, and any other UK Bank that may become a Sterling Letter of Credit issuer as mutually agreed to by the UK Borrower, such UK Bank and the UK Administrative Agent, or any successor issuer of Sterling Letters of Credit hereunder.

“Sterling L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Sterling Letters of Credit (without duplication) plus the aggregate outstanding amount of all Sterling Unreimbursed Amounts and Sterling L/C Advances.

“Sterling Letter of Credit” means any letter of credit issued hereunder by a Sterling L/C Issuer as the same may be amended, extended, renewed or otherwise modified from time to time. A Sterling Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Sterling Letter of Credit Application” means an application and agreement for the issuance or amendment of a Sterling Letter of Credit in the form from time to time in use by a Sterling L/C Issuer, with such amendments thereto as the UK Borrower may reasonably request and acceptable to a Sterling L/C Issuer to avoid any conflict between it and the Agreement.

“Sterling LIBO Rate” means, for any Sterling Interest Period with respect to any Sterling Advance, the Sterling Screen Rate for such Sterling Interest Period as of approximately 11:00 A.M., London time, on the first day of such Sterling Interest Period.

“Sterling Note” means a promissory note made by the UK Borrower in favor of a UK Bank evidencing Sterling Borrowings made by such UK Bank, substantially in the form of Exhibit 2-A.

“Sterling Notice of Borrowing” has the meaning specified in Section 2B.2(a).

“Sterling Pro Rata Share” means:

(a) at any time the Commitments remain outstanding and not during a Sterling Allocation Period, with respect to each Bank, the percentage set forth adjacent to such Bank’s or UK branch’s or Affiliate’s name on Schedule II and under the caption “Sterling Pro Rata Share” or in the Assignment and Assumption pursuant to which such Bank or UK branch or Affiliate becomes a party hereto;

(b) at any time the Commitments remain outstanding and during a Sterling Allocation Period, with respect to each UK Bank, a fraction (expressed as a percentage, carried out to the ninth

Appendix 2 - 3

decimal place), the numerator of which is the amount of the Sterling Commitment of such UK Bank at such time and the denominator of which is the amount of the Sterling Allocated Total Commitment at such time; and

(c) upon the termination of the Commitments pursuant to Section 6.1, with respect to each UK Bank, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is:

the sum of

(i) the outstanding Sterling Advances of such UK Bank plus

(ii) an amount equal to (A) the outstanding Sterling Advances of such UK Bank divided by (B) the aggregate outstanding Sterling Advances of all UK Banks times (C) all outstanding Sterling L/C Obligations, and the denominator of which is the Sterling Total Outstanding Amount.

The initial Sterling Pro Rata Share of each Bank or its UK branch or Affiliate is set forth opposite the name of such Bank on Schedule II or in the Assignment and Assumption pursuant to which such Bank becomes a party hereto, as applicable.

“Sterling Screen Rate” means the London interbank offered rate administered by the ICE Benchmark Administration (or any other Person that replaces the ICE Benchmark Administration and takes over the administration of such rate) for Sterling for a period equal in length to such Sterling Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any successor or substitute page or screen to the Reuters screen that displays such rate, or, if such rate does not appear on the Reuters screen or successor or substitute page or screen to the Reuters screen, on the appropriate page or screen of such other information service that publishes such rate from time to time as selected by the UK Administrative Agent in its reasonable discretion), provided that if the Sterling Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the Sterling Screen Rate shall not be available for any such Sterling Interest Period (an “Impacted Sterling Interest Period”), then the applicable Sterling LIBO Rate shall be the Sterling Interpolated Rate.

“Sterling Total Committed Amount” means, at any time, the aggregate amount of the Sterling Commitments at such time.

“Sterling Total Outstanding Amount” means, at any time, the sum of (a) the outstanding Sterling Advances at such time plus (b) the outstanding Sterling L/C Obligations.

“Sterling Unreimbursed Amount” has the meaning specified in Section 2B.8(c)(i).

“Substitute Basis” has the meaning specified in Section 2B.7(d).

“UK Administrative Agent” means JPMorgan, acting through its London Branch, together with any successor thereto pursuant to Section 7.9.

“UK Bank” means JPMorgan, WFB, Barclays Bank, Citibank and RBC and certain other additional Banks, each acting through their respective UK branch or Affiliate (if not a UK resident financial institution) or their respective U.S. branch or Affiliate (if such Bank does not have a UK branch or Affiliate), with a Sterling Commitment from time to time hereunder.

Appendix 2 - 4

“UK Borrower” means, until the termination of the Borrower’s right to allocate a portion of the Total Committed Amount as the Sterling Allocated Total Commitment and for so long as it is designated by the Borrower as such, EOG Resources United Kingdom Limited.

“UK Business Day” means any day of the year except Saturday, Sunday and any day on which banks are required or authorized to close in Houston, Texas and London, England or such other place in the United Kingdom which the UK Administrative Agent’s UK Payment Office is located.

“UK Guaranty” means the Guaranty made by the Borrower in favor of the UK Administrative Agent on behalf of the UK Banks, substantially in the form of Exhibit 2-C.

“UK Lending Office” means, as to any UK Bank, the office or offices of such UK Bank under its name on Schedule II or in the Assignment and Assumption or other document pursuant to which it became a party hereto as contemplated by Section 2.18 or Section 8.6, or such other office of such UK Bank as such UK Bank may from time to time specify to the UK Borrower and the UK Administrative Agent.

“UK Majority Banks” means at any time UK Banks having more than 50% of the Sterling Allocated Total Commitment, or, if the Commitments have been terminated pursuant to Section 6.1, UK Banks holding in the aggregate more than 50% of the Sterling Total Outstanding Amount, with the aggregate amount of each UK Bank’s risk participation and funded participation in Sterling L/C Obligations being deemed “held” by such UK Bank for purposes of this definition.

“UK Payment Office” means J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, London, E14 5JP, United Kingdom, or such other office as the UK Administrative Agent may designate by written notice to the other parties hereto.

ARTICLE IIB

AMOUNT AND TERMS OF THE STERLING ADVANCES

Section 2B.1 The Sterling Advances. Each UK Bank severally agrees, on the terms and conditions hereinafter set forth, to make one or more Sterling Advances as part of a Sterling Borrowing to the UK Borrower from time to time on any UK Business Day during the Sterling Allocation Period in an aggregate amount not to exceed at any time outstanding (i) such UK Bank’s Sterling Commitment minus (ii) such UK Bank’s Sterling Pro Rata Share of outstanding Sterling L/C Obligations. Each Sterling Borrowing (other than a Sterling Borrowing or deemed Sterling Borrowing under Section 2B.8 to reimburse a Sterling L/C Issuer for any Sterling Unreimbursed Amount) shall be in an aggregate amount not less than £5,000,000, shall be in an integral multiple of £1,000,000 and shall, when made, consist of Sterling Advances having the same Sterling Interest Period, made on the same day by the UK Banks ratably according to their respective Sterling Commitments. Within the limits of each UK Bank’s Sterling Commitment, the UK Borrower may borrow, prepay pursuant to Section 2.9B(a) and reborrow under this Section 2B.1. Subject to the terms and conditions hereof, more than one Sterling Borrowing may be made on a UK Business Day (including, for example, a Sterling Borrowing having one Sterling Interest Period and another Sterling Borrowing having a different Sterling Interest Period).

Section 2B.2 Making the Sterling Advances.

(a) Each Sterling Borrowing shall be made on notice, given not later than 12:00 Noon at least three UK Business Days prior to the date of the proposed Borrowing by the UK Borrower to the UK Administrative Agent, which shall give to each UK Bank prompt notice thereof by telecopy. Each such notice of a Sterling Borrowing (a “Sterling Notice of Borrowing”) shall be by telecopy, confirmed

Appendix 2 - 5

immediately in writing, in substantially the form of Exhibit 2-B, duly signed by a Responsible Officer, specifying therein the requested (A) date of such Sterling Borrowing, (B) aggregate amount of such Sterling Borrowing, and (C) initial Sterling Interest Period for each such Sterling Advance, provided that the UK Borrower may not specify Sterling Advances for any Sterling Borrowing if, after giving effect to such UK Borrowing, Sterling Advances having more than four different Sterling Interest Periods shall be outstanding. The UK Administrative Agent shall promptly notify each UK Bank and the UK Borrower of the applicable interest rate under Section 2B.5. Each UK Bank shall, before 12:00 Noon on the date of such Sterling Borrowing, make available for the account of its Applicable Lending Office to the UK Administrative Agent at its UK Payment Office, in same day funds, such UK Bank’s ratable portion of such Sterling Borrowing. After the UK Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article IIIB, the UK Administrative Agent will make such funds available to the UK Borrower at the UK Administrative Agent’s aforesaid address.

(b) Unless the UK Administrative Agent shall have received notice from a UK Bank prior to the date of any Sterling Borrowing that such UK Bank will not make available to the UK Administrative Agent such UK Bank’s ratable portion of such Sterling Borrowing, the UK Administrative Agent may assume that such UK Bank has made such portion available to the UK Administrative Agent on the date of such Sterling Borrowing in accordance with subsection (a) of this Section 2B.2 and the UK Administrative Agent may, in reliance upon such assumption, make available to the UK Borrower on such date a corresponding amount. If and to the extent that such UK Bank shall not have so made such ratable portion available to the UK Administrative Agent, such UK Bank and the UK Borrower severally agree to repay to the UK Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the UK Borrower until the date such amount is repaid to the UK Administrative Agent, at (i) in the case of the UK Borrower, the Sterling LIBO Rate applicable at the time to Sterling Advances comprising such Sterling Borrowing and (ii) in the case of such UK Bank, the Sterling LIBO Rate. If such UK Bank shall repay to the UK Administrative Agent such corresponding amount, such amount so repaid shall constitute such UK Bank’s Sterling Advance as part of such Sterling Borrowing for purposes of this Agreement.

(c) The failure of any UK Bank to make the Sterling Advance to be made by it as part of any Sterling Borrowing shall not relieve any other UK Bank of its obligation, if any, hereunder to make its Sterling Advance on the date of such Sterling Borrowing, but no UK Bank shall be responsible for the failure of any other UK Bank to make the Sterling Advance to be made by such other UK Bank on the date of any Sterling Borrowing.

Section 2B.3 Fees. Sterling Facility Fee. Subject to Section 8.8, the Borrower agrees to pay to the UK Administrative Agent, for the account of each UK Bank, a Sterling facility fee on the average daily amount of such UK Bank’s Sterling Allocated Commitment, whether or not used, during any Sterling Allocation Period. The Sterling facility fee is due on the last UK Business Day of each March, June, September and December during any Sterling Allocation Period and on the last day of each Sterling Allocation Period, and on the date such UK Bank’s Sterling Allocated Commitment is terminated. The rate per annum of the Sterling facility fee for each calendar quarter shall be determined as provided in Schedule I based on the Rating Level in effect on the first day of such quarter. As provided in Section 2.3, the Borrower may at its option pay such Sterling facility fee together with any facility fee owing to the Banks pursuant to Section 2.3 pursuant to a single payment to the Administrative Agent for the benefit of the UK Banks; provided, the Borrower shall so specify to the Administrative Agent that such payment is with respect to both the Sterling facility fee hereunder and such facility fee.

Section 2B.4 Repayment. The UK Borrower shall repay the unpaid principal amount of each Sterling Advance owed to each UK Bank on the Termination Date.

Appendix 2 - 6

Section 2B.5 Interest.

(a) Subject to Section 8.8, the UK Borrower shall pay interest on the unpaid principal amount of each Sterling Advance owed to each UK Bank from the date of such Sterling Advance until such principal amount shall be paid in full, at a rate per annum equal at all times during each Sterling Interest Period for such Sterling Advance to the sum of the Sterling LIBO Rate for such Sterling Interest Period for such Sterling Advance plus the Applicable Margin per annum for such Sterling Interest Period, due on the last day of such Sterling Interest Period and, if such Sterling Interest Period has a duration of more than three months, on the day which occurs during such Sterling Interest Period three months from the first day of such Sterling Interest Period (each Sterling Advance to bear interest from and including the first day of the Sterling Interest Period for such Sterling Advance to (but not including) the last day of such Sterling Interest Period); provided that any such Sterling Advance not paid when due shall bear interest on the principal amount thereof from time to time outstanding, payable upon demand, until paid in full at a rate per annum equal at all such times to 2% above the rate per annum required to be paid on such Sterling Advance immediately prior to the date on which such Sterling Advance was due.

(b) If any amount payable by the UK Borrower (other than principal in respect of any Sterling Advance) under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount from time to time outstanding shall bear interest on the principal amount thereof from time to time outstanding, payable upon demand, until paid in full at a rate per annum equal at all such times to the Sterling LIBO Rate, plus the Applicable Margin, plus 2% per annum.

(c) All interest under this Appendix 2 shall be computed on the basis of a year of 365 or 366 days, as applicable, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Section 2B.6 [reserved]

Section 2B.7 Interest Rate Determination and Protection.

(a) If, prior to the commencement of any selected Sterling Interest Periods in relation to any requested Sterling Advances, the UK Administrative Agent is unable to obtain timely information for determining the Sterling LIBO Rate for such period:

(i) the UK Administrative Agent shall forthwith notify the UK Borrower and the UK Banks that the Sterling LIBO Rate cannot be determined for such Sterling Interest Period;

(ii) the obligation of the UK Banks to make Sterling Advances for such Sterling Interest Periods shall be suspended until the UK Administrative Agent shall notify the Borrower and the UK Banks that the circumstances causing such suspension no longer exist; and

(iii) if a Substitute Basis can be established under Section 2B.7(b)(v), all such new Sterling Advances for such Sterling Interest Periods shall bear interest on such Substituted Basis; otherwise such Sterling Advances shall bear interest at the Sterling Default Rate.

(b) If, with respect to any Sterling Advances, the UK Majority Banks notify the UK Administrative Agent that the applicable interest rate for any requested Sterling Interest Period for such Sterling Advances will not adequately and fairly reflect the cost to such UK Majority Banks of making, funding or maintaining their respective Sterling Advances for such Sterling Interest Period, the UK Administrative Agent shall forthwith so notify the UK Borrower and the UK Banks, whereupon:

Appendix 2 - 7

(i) the UK Administrative Agent shall promptly give written notice of such determination or notification to the UK Borrower and each of the UK Banks;

(ii) the obligation of the UK Banks to make Sterling Advances for such Sterling Interest Periods shall be suspended until the UK Administrative Agent shall notify the UK Borrower and the UK Banks that the circumstances causing such suspension no longer exist; and

(iii) if a Substitute Basis can be established under Section 2B.7(b)(v), all such new Sterling Advances for which such Sterling Interest Period otherwise would have been selected shall bear interest on such Substituted Basis; otherwise such Sterling Advances shall be bear interest at the Sterling Default Rate.

(c) After the giving of any notice by the UK Administrative Agent pursuant to Section 2B.7(b), no UK Bank shall be obliged to participate in the Sterling Advance to which such notification relates unless such Sterling Advance is already then outstanding. The giving of any notice by the UK Administrative Agent pursuant to Section 2B.7(b) shall not relieve any UK Bank of any obligation it may have under this Agreement to make a Sterling Advance (including any Sterling Advance for which a Notice of Sterling Borrowing was given prior to such notice by the UK Administrative Agent).

(d) During the period of 15 days after the giving of any notice by the UK Administrative Agent pursuant to Section 2B.7(a) or (b), the UK Administrative Agent (in consultation with the UK Banks) shall negotiate with the Borrower in good faith with a view to ascertaining whether a substituted basis (a “Substitute Basis”) may be agreed for the making of further Sterling Advances by the UK Banks to which such notice by the UK Administrative Agent related for the Sterling Interest Period(s) applicable to those Sterling Advances. If a Substitute Basis is agreed by all the UK Banks and the Borrower it shall apply in accordance with its terms from the commencement of such Sterling Interest Period. The UK Administrative Agent shall not agree to any Substitute Basis on behalf of any UK Bank without the prior consent of that UK Bank.

(e) If a Substitute Basis is not so agreed by the Borrower and all the UK Banks by the end of such 15 day period, each UK Bank’s Sterling Advance or Sterling Advances to which the notice by the UK Administrative Agent related shall bear interest during the Sterling Interest Period(s) relative thereto at the rate which is the sum of (a) the per annum rate certified by such UK Bank to be its cost of funds (from such sources as it may reasonably select out of those sources then available to it) for such Sterling Interest Period in relation to such Sterling Borrowing multiplied by a fraction, the numerator for which is 1 and the denominator for which is 1 minus the then applicable rate of any special deposit, cash ratio deposit or other reserves or charges with respect to liabilities or assets consisting of or including “eligible liabilities” imposed by any governmental or regulatory authority, plus (b) the Applicable Margin (such rate the “Sterling Default Rate”).

(f) So long as any Substitute Basis is in force or Section 2B.7(h) shall apply in relation to any Sterling Borrowing, the UK Administrative Agent, in consultation with the Borrower and each UK Bank shall from time to time, but not less often than monthly, review whether or not the circumstances referred to in Section 2B.7(a) still prevail with a view to returning to the normal interest provisions of this Agreement.

(g) If the UK Borrower shall fail to select the duration of any Sterling Interest Period for any Sterling Advances in accordance with the provisions contained in the definition of “Sterling Interest Period” in Section 1B.1, the UK Administrative Agent will forthwith so notify the UK Borrower and the UK Banks and the UK Borrower shall be deemed to have selected a Sterling Interest Period of one month duration.

Appendix 2 - 8

(h) Any UK Bank may, if it so elects, fulfill its Sterling Commitment as to any Sterling Advance by causing a branch, foreign or otherwise, or Affiliate of such UK Bank to make such Sterling Advance and may transfer and carry such Sterling Advance at, to or for the account of any branch office or Affiliate of such UK Bank; provided that in such event, for the purposes of this Agreement, such Sterling Advance shall be deemed to have been made by such Bank and the obligation of the UK Borrower to repay such Sterling Advance shall nevertheless be to such Bank and shall be deemed to be held by such UK Bank, to the extent of such Sterling Advance, for the account of such branch or Affiliate; provided further that for UK tax purposes if such branch or Affiliate is the beneficial owner of such interest, then the UK Bank, or such branch or Affiliate, shall advise the UK Borrower that such branch or Affiliate is the beneficial owner of such interest, and provide to the UK Borrower the forms, documentation or other information as set forth in Section 2.14(g).

Section 2B.8 Sterling Letters of Credit.

(a) The Sterling Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the Sterling L/C Issuer agrees, in reliance upon the agreements of the other UK Banks set forth in this Section 2B.8, (1) from time to time on any UK Business Day prior to the Letter of Credit Expiration Date, to issue Sterling Letters of Credit for the account of the UK Borrower, and to amend or renew Sterling Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Sterling Letters of Credit; and (B) the UK Banks severally agree to participate in Sterling Letters of Credit issued for the account of the UK Borrower; provided that (i) no Sterling L/C Issuer shall be obligated to make any Sterling L/C Credit Extension with respect to any Sterling Letter of Credit if the aggregate outstanding amount of Sterling Letters of Credit, Letters of Credit and Canadian Letters of Credit issued by it hereunder would exceed such Sterling L/C Issuer’s Letter of Credit Commitment (or such greater amount as may be agreed to by such Sterling L/C Issuer), (ii) no Sterling L/C Issuer shall be obligated to make any Sterling L/C Credit Extension with respect to any Sterling Letter of Credit if the aggregate outstanding amount of Sterling Letters of Credit issued by it hereunder would exceed the Sterling Allocated Maximum Total Commitment and (iii) no Sterling L/C Issuer shall be obligated to issue Sterling Letters of Credit and no UK Bank shall be obligated to participate in any Sterling Letter of Credit if as of the date of such Sterling L/C Credit Extension, (x) the Sterling Total Outstanding Amount would exceed the Sterling Total Committed Amount or (y) the aggregate outstanding Sterling Advances of any UK Bank, plus such UK Bank’s Sterling Pro Rata Share of the outstanding Sterling L/C Obligations, would exceed such UK Bank’s Sterling Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, the UK Borrower’s ability to obtain Sterling Letters of Credit shall be fully revolving, and accordingly the UK Borrower may, during the foregoing period, obtain Sterling Letters of Credit to replace Sterling Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) No Sterling L/C Issuer shall be under any obligation to issue any Sterling Letter of Credit if:

(A) any order, judgment or decree of any governmental body, agency or official or arbitrator shall by its terms purport to enjoin or restrain such Sterling L/C Issuer from issuing such Sterling Letter of Credit, or any law, rule, regulation or order applicable to such Sterling L/C Issuer or any request or directive (whether or not having the force of law) from any governmental body, agency or official with jurisdiction over such Sterling L/C Issuer shall prohibit, or request that such Sterling L/C Issuer refrain from the issuance of letters of credit generally or such Sterling Letter of Credit in particular or shall impose upon such Sterling L/C Issuer with respect to such Sterling Letter of Credit any restriction, reserve or capital requirement (for which such Sterling L/C Issuer is not otherwise compensated hereunder) not in effect on the date hereof, or

Appendix 2 - 9

shall impose upon such Sterling L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the date hereof and which such Sterling L/C Issuer in good faith deems material to it;

(B) subject to Section 2B.8(b)(iii), the expiry date of such requested Sterling Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the UK Majority Banks have approved such expiry date;

(C) the expiry date of such requested Sterling Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the UK Banks have approved such expiry date;

(D) the issuance of such Sterling Letter of Credit would violate one or more reasonable and customary commercial banking policies of such Sterling L/C Issuer generally applicable to the issuance of letters of credit and applied by such Sterling L/C Issuer to other similarly situated borrowers under similar credit facilities; or

(E) such Sterling Letter of Credit is in an initial amount less than $100,000, in the case of a commercial Sterling Letter of Credit, or $500,000, in the case of a standby Sterling Letter of Credit, or is to be denominated in a currency other than Dollars or Sterling.

(iii) No Sterling L/C Issuer shall be under any obligation to amend, extend, renew or otherwise modify any Sterling Letter of Credit if (A) such Sterling L/C Issuer would have no obligation at such time to issue such Sterling Letter of Credit in its amended, extended, renewed or modified form under the terms hereof, or (B) the beneficiary of such Sterling Letter of Credit does not accept the proposed amendment, extension, renewal or other modification to such Sterling Letter of Credit.

(b) Procedures for Issuance and Amendment of Sterling Letters of Credit; Auto-Renewal Sterling Letters of Credit.

(i) Each Sterling Letter of Credit shall be issued or amended, as the case may be, upon the request of the UK Borrower delivered to the relevant Sterling L/C Issuer (with a copy to the Administrative Agent) in the form of a Sterling Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the UK Borrower. Such Sterling Letter of Credit Application must be received by the relevant Sterling L/C Issuer and the UK Administrative Agent not later than 12:00 Noon at least two UK Business Days (or such later date and time as requested by the UK Borrower and as the relevant Sterling L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Sterling Letter of Credit, such Sterling Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant Sterling L/C Issuer: (A) the proposed issuance date of the requested Sterling Letter of Credit (which shall be a UK Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the relevant Sterling L/C Issuer may require. In the case of a request for an amendment of any outstanding Sterling Letter of Credit, such Sterling Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant Sterling L/C Issuer (1) the Sterling Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a UK Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant Sterling L/C Issuer may require.

(ii) Promptly after receipt of any Sterling Letter of Credit Application, the relevant Sterling L/C Issuer will confirm with the UK Administrative Agent (by telephone or in writing) that the UK

Appendix 2 - 10

Administrative Agent has received a copy of such Sterling Letter of Credit Application from the UK Borrower and, if not, the relevant Sterling L/C Issuer will provide the UK Administrative Agent with a copy thereof. Upon receipt by the relevant Sterling L/C Issuer of confirmation from the UK Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the relevant Sterling L/C Issuer shall, on the requested date, issue a Sterling Letter of Credit for the account of the UK Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the relevant Sterling L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Sterling Letter of Credit, each UK Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant Sterling L/C Issuer a risk participation in such Sterling Letter of Credit in an amount equal to the product of such UK Bank’s Sterling Pro Rata Share times the amount of such Sterling Letter of Credit.

(iii) If the UK Borrower so requests in any applicable Sterling Letter of Credit Application, the relevant Sterling L/C Issuer may, in its sole and absolute discretion, agree to issue a Sterling Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Sterling Letter of Credit”); provided that any such Auto-Renewal Sterling Letter of Credit must permit the relevant Sterling L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Sterling Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Sterling Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Sterling Letter of Credit is issued. Unless otherwise directed by the relevant Sterling L/C Issuer, the UK Borrower shall not be required to make a specific request to the relevant Sterling L/C Issuer for any such renewal. Once an Auto-Renewal Sterling Letter of Credit has been issued, the UK Banks shall be deemed to have authorized (but may not require) the relevant Sterling L/C Issuer to permit the renewal of such Sterling Letter of Credit at any time prior to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the relevant Sterling L/C Issuer shall not permit any such renewal if (A) the relevant Sterling L/C Issuer has determined that it would have no obligation at such time to issue such Sterling Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2B.8(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two UK Business Days before the Nonrenewal Notice Date (1) from the UK Administrative Agent that the UK Majority Banks have elected not to permit such renewal or (2) from the UK Administrative Agent, any UK Bank or the UK Borrower that one or more of the applicable conditions specified in Section 3B.2 is not then satisfied.

(iv) Promptly after its delivery of any Sterling Letter of Credit or any amendment to a Sterling Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant Sterling L/C Issuer will also deliver to the UK Borrower and the UK Administrative Agent a true and complete copy of such Sterling Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) On the date of any payment by any Sterling L/C Issuer under any Sterling Letter of Credit (each such date, an “Sterling Honor Date”), the relevant Sterling L/C Issuer shall notify the UK Borrower and the UK Administrative Agent of such payment. If the relevant Sterling L/C Issuer shall give such notice prior to 11:00 A.M. on the Sterling Honor Date, by not later than 11:00 A.M. on the Sterling Honor Date, the UK Borrower shall reimburse the relevant Sterling L/C Issuer through the UK Administrative Agent in an amount equal to the amount of such drawing. If the UK Borrower fails to reimburse the relevant Sterling L/C Issuer by 11:00 A.M. on the Sterling Honor Date, the UK Administrative Agent shall promptly notify each UK Bank of the Sterling Honor Date, the amount of the unreimbursed drawing (the “Sterling Unreimbursed Amount”), and the amount of such UK Bank’s Sterling Pro Rata Share thereof. In such event, the UK Borrower shall be deemed to have requested a UK Borrowing of Sterling

Appendix 2 - 11

Advances with a seven day Sterling Interest Period to be disbursed on the Sterling Honor Date in an amount equal to the Sterling Unreimbursed Amount, but subject to compliance with the conditions set forth in Section 3.2B (other than (i) the delivery of a Sterling Notice of Borrowing and (ii) the absence of an event that would constitute an Event of Default but for the requirement of time elapse which is based upon the UK Borrower’s failure to fully and timely reimburse for such drawing). Any notice given by any Sterling L/C Issuer or the Administrative Agent pursuant to this Section 2B.8(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each UK Bank (including the UK Bank acting as Sterling L/C Issuer) shall upon any notice pursuant to Section 2B.8(c)(i) make funds available to the UK Administrative Agent for the account of the relevant Sterling L/C Issuer at the UK Administrative Agent’s Office in an amount equal to its Sterling Pro Rata Share of the Sterling Unreimbursed Amount not later than 1:00 P.M. on the Sterling Honor Date specified in such notice by the UK Administrative Agent, whereupon, subject to the provisions of Section 2B.8(c)(iii), each UK Bank that so makes funds available shall be deemed to have made a Sterling Advance with a seven day Sterling Interest Period subject to compliance with the conditions set forth in Section 3.2 (other than (i) the delivery of a Sterling Notice of Borrowing and (ii) the absence of an event that would constitute an Event of Default but for the requirement of time elapse which is based upon the UK Borrower’s failure to fully and timely reimburse for such drawing) to the UK Borrower in such amount and the corresponding Sterling Unreimbursed Amount shall be deemed refinanced. The UK Administrative Agent shall remit the funds so received to the relevant Sterling L/C Issuer.

(iii) With respect to any Sterling Unreimbursed Amount that is not fully refinanced by a Sterling Borrowing of Sterling Advances pursuant to a Sterling Borrowing under Section 2B.1 or a deemed Sterling Borrowing under Section 2B.8(c)(i) or (ii) because the conditions set forth in Section 3B.2 and not excused under Section 2B.8(c)(i) or (ii) cannot be satisfied on the Honor Date, then (A) the relevant Sterling L/C Issuer will notify the UK Borrower of such event and the amount of such Sterling Unreimbursed Amount that has not been refinanced and (B) such Sterling Unreimbursed Amount that is not so refinanced (1) shall thereafter bear interest on the amount thereof from time to time outstanding at a rate per annum equal to 2% above the Sterling LIBO Rate with a seven day Sterling Interest Period in effect from time to time and (2) shall be due and payable on the 15th day following the UK Borrower’s receipt of such notice from such Sterling L/C Issuer. In such event, each UK Bank’s payment to the UK Administrative Agent for the account of the relevant Sterling L/C Issuer pursuant to Section 2B.8(c)(ii) shall be deemed payment in respect of its participation in such Sterling Unreimbursed Amount and shall constitute a Sterling L/C Advance from such UK Bank in satisfaction of its participation obligation under this Section 2B.8.

(iv) Until each UK Bank funds its Sterling Advance or Sterling L/C Advance pursuant to this Section 2B.8(c) to reimburse the relevant Sterling L/C Issuer for any amount drawn under any Sterling Letter of Credit, interest in respect of such UK Bank’s Sterling Pro Rata Share of such amount shall be solely for the account of the relevant Sterling L/C Issuer.

(v) Each UK Bank’s obligation to reimburse the relevant Sterling L/C Issuer for amounts drawn under Sterling Letters of Credit, as contemplated by this Section 2B.8(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such UK Bank may have against the relevant Sterling L/C Issuer, the UK Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of a reimbursement to a Sterling L/C Issuer shall constitute a Sterling Borrowing if the UK Borrower is unable to satisfy the conditions set forth in Section 3.2 (other than (i)

Appendix 2 - 12

delivery by the UK Borrower of a Sterling Notice of Borrowing and (ii) the absence of an event that would constitute an Event of Default but for the requirement of time elapse which is based upon the UK Borrower’s failure to fully and timely reimburse for such drawing) and no such making of a reimbursement shall relieve or otherwise impair the obligation of the UK Borrower to reimburse the relevant Sterling L/C Issuer for the amount of any payment made by the relevant Sterling L/C Issuer under any Sterling Letter of Credit, together with interest as provided in Section 2B.8(c).

(vi) If any UK Bank fails to make available to the UK Administrative Agent for the account of a Sterling L/C Issuer any amount required to be paid by such UK Bank pursuant to the foregoing provisions of this Section 2B.8(c) by the time specified in Section 2B.8(c)(ii), the relevant Sterling L/C Issuer shall be entitled to recover from such UK Bank (acting through the UK Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the relevant Sterling L/C Issuer at a rate per annum equal to the Sterling LIBO Rate from time to time in effect. A certificate of a Sterling L/C Issuer submitted to any UK Bank (through the UK Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after a Sterling L/C Issuer has made a payment under any Sterling Letter of Credit and has received from any UK Bank such UK Bank’s Sterling L/C Advance in respect of such payment in accordance with Section 2B.8(c), if the UK Administrative Agent receives for the account of the relevant Sterling L/C Issuer any payment in respect of the related Sterling Unreimbursed Amount or interest thereon (whether directly from the UK Borrower or otherwise, including proceeds of Sterling Cash Collateral applied thereto by the UK Administrative Agent), the UK Administrative Agent will distribute to such UK Bank its Sterling Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such UK Bank’s Sterling L/C Advance was outstanding) in the same funds as those received by the UK Administrative Agent.

(ii) If any payment received by the UK Administrative Agent for the account of a Sterling L/C Issuer pursuant to Section 2B.8(c)(i) is required to be returned under any of the circumstances described in Section 8.5(a) (including pursuant to any settlement entered into by the relevant Sterling L/C Issuer in its discretion), each UK Bank shall pay to the UK Administrative Agent for the account of the relevant Sterling L/C Issuer its Sterling Pro Rata Share thereof on demand of the UK Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such UK Bank, at a rate per annum equal to the Sterling LIBO Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the UK Borrower to reimburse the relevant Sterling L/C Issuer for each drawing under each Sterling Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement (and this Appendix 2) under all circumstances, including the following:

(i) any lack of validity or enforceability of such Sterling Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that the UK Borrower may have at any time against any beneficiary or any transferee of such Sterling Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Sterling L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Sterling Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

Appendix 2 - 13

(iii) any draft, demand, certificate or other document presented under such Sterling Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Sterling Letter of Credit;

(iv) any payment by the relevant Sterling L/C Issuer under such Sterling Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Sterling Letter of Credit; or any payment made by the relevant Sterling L/C Issuer under such Sterling Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Sterling Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code or any other law relating to bankruptcy, insolvency or reorganization or relief of debtors; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the UK Borrower.

The UK Borrower shall promptly examine a copy of each Sterling Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the UK Borrower’s instructions or other irregularity, the UK Borrower will immediately notify the relevant Sterling L/C Issuer. The UK Borrower shall be conclusively deemed to have waived any such claim against a Sterling L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of Sterling L/C Issuer. Each UK Bank and the UK Borrower agree that, in paying any drawing under a Sterling Letter of Credit, no Sterling L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Sterling Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any Sterling L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of a Sterling L/C Issuer shall be liable to any UK Bank for (i) any action taken or omitted in connection herewith at the request or with the approval of the UK Banks or the UK Majority Banks, as applicable; (ii) any action taken or omitted unless a court of competent jurisdiction determines by a final, non-appealable judgment that the taking or omitting of such action constituted gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Sterling Letter of Credit or Sterling Letter of Credit Application. The UK Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Sterling Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the UK Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of any Sterling L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of a Sterling L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2B.8(e); provided, however, that anything in such clauses to the contrary notwithstanding, the UK Borrower may have a claim against a Sterling L/C Issuer, and a Sterling L/C Issuer may be liable to the UK Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the UK Borrower or its Subsidiaries which the UK Borrower proves were caused by (A) a Sterling L/C Issuer’s willful misconduct, gross negligence, violation of law or breach in bad faith of such Sterling L/C Issuer’s obligations under any Loan Document or (B) a Sterling L/C Issuer’s willful failure to pay under any Sterling Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Sterling Letter of Credit. In furtherance and not in limitation of the foregoing, a Sterling L/C Issuer may accept documents that appear on their face to be in

Appendix 2 - 14

order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Sterling L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Sterling Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Sterling Cash Collateral. Upon the request of the UK Administrative Agent, (i) if a Sterling L/C Issuer has honored any full or partial drawing request under any Sterling Letter of Credit and such drawing has resulted in a Sterling Unreimbursed Amount, or (ii) if, as of the Letter of Credit Expiration Date, any Sterling Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, and in each case so long as such Sterling Unreimbursed Amount or Sterling Letter of Credit remains outstanding, the UK Borrower shall immediately Sterling Cash Collateralize such then outstanding Sterling L/C Obligations (in an amount equal to such outstanding Sterling L/C Obligations determined as of the date of such Sterling Unreimbursed Amount or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, “Sterling Cash Collateralize” means to pledge and deposit with or deliver to the UK Administrative Agent, for the benefit of the relevant Sterling L/C Issuer and the UK Banks, as collateral for the Sterling L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the UK Administrative Agent and the relevant Sterling L/C Issuer (which documents are hereby consented to by the UK Banks). Derivatives of such term have corresponding meanings. The UK Borrower hereby grants to the UK Administrative Agent, for the benefit of any Sterling L/C Issuer and the UK Banks, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing, which security interest shall be deemed automatically terminated and such collateral subject to the UK Borrower’s instruction on return, upon such Sterling L/C Obligations no longer being outstanding. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at the UK Administrative Agent.

(h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by a Sterling L/C Issuer and the UK Borrower, when a Sterling Letter of Credit is issued (i) the rules of the ISP shall apply to each standby Sterling Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the ICC at the time of issuance (including, if in effect at each relevant time, the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Sterling Letter of Credit.

(i) Sterling Letter of Credit Fees. The UK Borrower shall pay to the Administrative Agent for the account of each UK Bank in accordance with its Sterling Pro Rata Share, a Sterling Letter of Credit fee in Sterling for each Sterling Letter of Credit equal to the L/C Fee Rate times the daily maximum amount available to be drawn under such Sterling Letter of Credit, it being agreed that with respect to any Sterling Letter of Credit that, by its terms or the terms of the related Sterling Letter of Credit Application or any other document, agreement or instrument related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Sterling Letter of Credit shall be deemed to be the maximum stated amount of such Sterling Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first UK Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Sterling Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. The L/C Fee Rate for each calendar quarter shall be determined as provided in Schedule I based on the Rating Level in effect on each applicable day of such quarter.

Appendix 2 - 15

(j) Fronting Fee and Documentary and Processing Charges Payable to Sterling L/C Issuer. The UK Borrower shall pay directly to the relevant Sterling L/C Issuer for its own account a fronting fee in Sterling with respect to each Sterling Letter of Credit equal to 0.20% per annum times the daily maximum amount available to be drawn under such Sterling Letter of Credit, it being agreed that with respect to any Sterling Letter of Credit that, by its terms or the terms of the related Sterling Letter of Credit Application or any other document, agreement or instrument related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Sterling Letter of Credit shall be deemed to be the maximum stated amount of such Sterling Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. Such fronting fee shall be computed on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first UK Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Sterling Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the UK Borrower shall pay directly to the relevant Sterling L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges of the relevant Sterling L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Sterling Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Sterling Letter of Credit Application, the terms hereof shall control.

Section 2B.9 Prepayments.

(a) The UK Borrower may in respect of Sterling Advances, upon at least three UK Business Days’ notice to the Administrative Agent (which shall promptly notify each UK Bank) stating the proposed date and aggregate principal amount of the prepayment and the Sterling Advances to be prepaid and the specific Sterling Borrowing or Sterling Borrowings pursuant to which made, and if such notice is given the UK Borrower shall, prepay the outstanding principal amounts of the Sterling Advances comprising part of the same Sterling Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than £5,000,000, and provided further, that if the UK Borrower prepays any Sterling Advance on any day other than the last day of a Sterling Interest Period therefor, the Sterling Borrower shall compensate the UK Banks pursuant to Section 8.4(b).

(b) Subject to Section 2B.12, if for any reason the Sterling Total Outstanding Amount at any time exceeds the Sterling Allocated Total Commitment then in effect, the UK Borrower shall immediately prepay Sterling Advances and/or Sterling Cash Collateralize the Sterling L/C Obligations in an aggregate amount equal to such excess; provided, however, that the UK Borrower shall not be required to Sterling Cash Collateralize the Sterling L/C Obligations pursuant to this Section 2B.9(b) unless after the prepayment in full of the Sterling Borrowings the Sterling Total Outstanding Amount exceeds the Sterling Allocated Total Commitment then in effect.

Section 2B.10 Payments and Computations.

(a) The UK Borrower shall make each payment under any Loan Document due by it not later than 12:00 Noon on the day when due in Sterling to the UK Administrative Agent at its UK Payment Office in same day funds without setoff, deduction or counterclaim as may be permitted pursuant to Section 2.14. The UK Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably to the UK Banks (decreased, as to any Bank, for any taxes withheld in respect of such Bank as contemplated by Section 2.14(b)) for the

Appendix 2 - 16

account of their respective UK Lending Offices, and like funds relating to the payment of any other amount payable to any UK Bank to such UK Bank for the account of its UK Lending Office, in each case to be applied in accordance with the terms of this Agreement.

(b) Whenever any payment hereunder or under the Sterling Notes shall be stated to be due on a day other than a UK Business Day, such payment shall be made on the next succeeding UK Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Sterling Advances to be made in the next following calendar month, such payment shall be made on the next preceding UK Business Day.

(c) Unless the UK Administrative Agent shall have received notice from the UK Borrower prior to the date on which any payment is due to the UK Banks hereunder that the UK Borrower will not make such payment in full, the UK Administrative Agent may assume that the UK Borrower has made such payment in full to the UK Administrative Agent on such date and the UK Administrative Agent may, in reliance upon such assumption, cause to be distributed to each UK Bank on such due date an amount equal to the amount then due such UK Bank. If and to the extent the UK Borrower shall not have so made such payment in full to the UK Administrative Agent, each UK Bank shall, subject to Section 8.8, repay to the UK Administrative Agent forthwith on demand such amount distributed to such UK Bank together with interest thereon, for each day from the date such amount is distributed to such UK Bank until the earlier of (i) the date such UK Bank repays such amount to the UK Administrative Agent and (ii) the date two UK Business Days after the date such amount is so distributed, at the Sterling LIBO Rate and thereafter until the date such UK Bank repays such amount to the UK Administrative Agent at the Sterling LIBO Rate plus 2%.

Section 2B.11 Sterling Allocation and Reallocation of the Commitments.

Prior to any termination by the Borrower pursuant to Section 2.16 of its right to allocate a portion of the Total Committed Amount as the Sterling Allocated Total Commitment, the Borrower may by notice to the Administrative Agent allocate (or reallocate, if previously allocated) a portion of the aggregate Commitments specified therein as the Sterling Allocated Total Commitment; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 Noon five UK Business Days prior to the date such allocation or reallocation shall become effective, (ii) any such allocation or reallocation shall be in an aggregate amount of £5,000,000 or any whole multiple in excess thereof, not to exceed the Sterling Allocated Maximum Total Commitment, or shall be a reallocation to zero, (iii) the Borrower shall not allocate or reallocate any portion of the Commitments if, after giving effect thereto and to any concurrent prepayments hereunder (a) the Total Outstanding Amount would exceed the Total Committed Amount, (b) the Sterling Total Outstanding Amount would exceed the Sterling Allocated Total Commitment, (c) the sum of such Bank’s outstanding Advances plus such Bank’s Pro Rata Share of outstanding L/C Obligations would exceed such Bank’s Commitment, or (d) the sum of such UK Bank’s outstanding Sterling Advances plus such UK Bank’s Pro Rata Share of outstanding Sterling L/C Obligations would exceed such UK Bank’s Sterling Commitment, and (iv) the Borrower shall make not more than four allocations or reallocations of the Commitments in any calendar year. The Administrative Agent will promptly notify the Banks or their UK branches or Affiliates with Sterling Allocated Commitments of any such notice of allocation or reallocation of the Commitments and the amount of their respective Sterling Allocated Commitments, and shall notify all Banks of the Commitments and Sterling Allocated Total Commitment upon the effectiveness of such allocation or reallocation

Section 2B.12 Currency Fluctuations. Notwithstanding any other provision of this Agreement, the UK Administrative Agent shall have the right to calculate the Sterling Total Outstanding Amount for

Appendix 2 - 17

all purposes including making a determination from time to time of the available undrawn portion of the Sterling Allocated Total Commitment. If following such calculation, the UK Administrative Agent determines that the Sterling Total Outstanding Amount is greater than 105% of the Sterling Allocated Total Commitment at such time, then the UK Administrative Agent shall so advise the UK Borrower and the UK Borrower shall following such advice repay, on the later of (a) five UK Business Days after such advice and the next date on which interest is payable by the UK Borrower pursuant to Section 2B.5(a), an amount equal to the amount by which the Sterling Total Outstanding Amount exceeds the Sterling Allocated Total Commitment, together with all accrued interest on the amount so paid.

Section 2B.13. Currency Conversion and Currency Indemnity. (a) The UK Borrower shall make payment relative to any Sterling Advance or Sterling Letter of Credit in Sterling. If any payment is received on account of any Sterling Advance or Sterling Letter of Credit in any currency (the “Other Currency”) other than Sterling (whether voluntarily or pursuant to an order or judgment or the enforcement thereof or the realization of any security or the liquidation of the UK Borrower or otherwise howsoever), such payment shall constitute a discharge of the liability of the UK Borrower hereunder and under the other Loan Documents in respect thereof only to the extent of the amount of Sterling which the UK Administrative Agent or relevant UK Banks are able to purchase with the amount of the Other Currency received by it on the UK Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.

(b) If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due in Sterling, then the conversion shall be made on the basis of the rate of exchange prevailing on the next UK Business Day following the date such judgment is given and in any event the UK Borrower shall be obligated to pay the UK Administrative Agent or UK Banks any deficiency in accordance with Section 2B.13(c). For the foregoing purposes “rate of exchange” means the rate at which the UK Administrative Agent or relevant UK Banks, as applicable, in accordance with their normal banking procedures are able on the relevant date to purchase Sterling with the Judgment Currency after deducting any premium and costs of exchange.

(c) If the UK Administrative Agent or any UK Bank receives any payment or payments on account of the liability of the UK Borrower hereunder pursuant to any judgment or order in any Other Currency, and the amount of Sterling which the UK Administrative Agent or relevant UK Bank is able to purchase on the UK Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of Sterling due in respect of such liabilities immediately prior to such judgment or order, then the UK Borrower shall, within five UK Business Days after demand, and the UK Borrower hereby agrees to, indemnify and save the UK Administrative Agent or such UK Bank harmless from and against any loss, cost or expense arising out of or in connection with such deficiency. The agreement of indemnity provided for in this Section 2B.13(c) shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Agent or the UK Banks or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

ARTICLE IIIB

ADDITIONAL CONDITIONS PRECEDENT TO STERLING ADVANCES

Section 3B.1 Additional Initial Conditions Precedent. In addition to the satisfaction of the conditions precedent set forth in Section 3.1 and 3A.1, the obligation of each UK Bank to make Sterling

Appendix 2 - 18

Advances and the obligation of each Sterling L/C Issuer to issue Sterling Letters of Credit pursuant to the terms and conditions of this Agreement is subject to the additional condition precedent that the UK Administrative Agent shall have received the following, each dated on or before the date hereof, in form and substance reasonably satisfactory to the UK Administrative Agent:

(a) An executed Joinder to the Agreement and the executed Sterling Notes payable to the UK Banks, respectively.

(b) The executed UK Guaranty.

(c) Certified copies of the resolutions of the Board of Directors of the UK Borrower approving this Agreement, each Sterling Note and each Notice of Sterling Borrowing, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each such Loan Document and certified copies of the restated certificate of incorporation and articles of association of the UK Borrower.

(d) A certificate of the Secretary or an Assistant Secretary of the UK Borrower certifying the names and true signatures of the officers of the UK Borrower authorized to sign each Loan Document to which it is a party and the other documents to be delivered hereunder.

(e) A favorable opinion of Bond Dickinson LLP, Solicitors, counsel for the UK Borrower, to be delivered to, and for the benefit of, the UK Banks and the UK Administrative Agent, at the express instruction of the Borrower.

(f) To the extent the items delivered on the Closing Date under Section 3.1(b), (c), (d) and (e) do not address the UK Guaranty, the Borrower shall deliver each of the referenced documents in form and substance reasonably satisfactory to the UK Administrative Agent.

Section 3B.2 Additional Conditions Precedent to Each Sterling Advance and Sterling L/C Credit Extension. The obligation of each UK Bank to make any Sterling Advance and the obligation of each Sterling L/C Issuer to make any Sterling L/C Credit Extension shall be subject to the additional conditions precedent that on the date of such Sterling Advance or Sterling L/C Credit Extension: (a) each of the statements set forth in Section 3.2(i) and (ii) shall be true (and each of the giving of the applicable Sterling Notice of Borrowing or Sterling Letter of Credit Application and the acceptance by the UK Borrower of the proceeds of such Sterling Advance or such Sterling L/C Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Sterling Advance or Sterling L/C Credit Extension such statements are true) (for purposes of the foregoing, each reference to “Advance”, “Borrowing” or “L/C Credit Extension”, set forth in such Section 3.2(i) or (ii) shall be deemed to refer instead to such requested Sterling Advance, Sterling Borrowing or Sterling L/C Credit Extension, respectively), and (b) the UK Administrative Agent shall have received the Sterling Notice of Borrowing required by Section 2B.2 or the Sterling Letter of Credit Application required by Section 2B.8(b)(i) and such other approvals, opinions or documents as any UK Bank through the UK Administrative Agent may reasonably request.

Appendix 2 - 19

SCHEDULE I

FACILITY FEE AND APPLICABLE MARGIN

	Rating Level Level I	Rating Level Level II	Rating Level Level III	Rating Level Level IV	Rating Level Level V
*RATING LEVELS	If the Borrower’s senior unsecured long-term debt is rated A+ or higher by S&P or A1 or higher by Moody’s.	If the Borrower’s senior unsecured long-term debt is rated A by S&P or A2 by Moody’s.	If the Borrower’s senior unsecured long-term debt is rated A- by S&P or A3 by Moody’s.	If the Borrower’s senior unsecured long-term debt is rated BBB+ by S&P or Baa1 by Moody’s.	If the Borrower’s senior unsecured long-term debt is rated BBB or lower by S&P or Baa2 or lower by Moody’s.
**Facility Fees (per annum):	0.060%	0.075%	0.100%	0.125%	0.150%
***Applicable Margin – Base Rate (as used in conjunction with Base Rate Advance) [Base Rate plus]	0.000%	0.000%	0.000%	0.000%	0.075%
****Applicable Margin – Non-Base Rate (as used in conjunction with: (i) L/C Fee Rate (US, Sterling and Canadian) and Canadian Stamping Fee Rate (per annum); (ii) Eurodollar Advance & Sterling Advance; and (iii) Swingline Loan) [Eurodollar Rate plus]	0.690%	0.800%	0.900%	1.000%	1.100%

*	In the case of a single split rating, the relevant Rating Level shall be the higher of S&P or Moody’s rating. In the event of a multiple split rating, the relevant Rating Level shall be one level below the higher rating.
**	For purposes of determining facility fees, the Rating Level for each calendar quarter shall be determined as of the first day of such quarter.
***	For purposes of determining the Applicable Margin for Base Rate Advances, the Rating Level for each calendar quarter shall be determined as of the first day of such quarter.
****	For purposes of determining the Applicable Margin for Eurodollar Advances and Sterling Advances, the Rating Level will be determined as of the first day of the Interest Period for such Eurodollar Advances and as of the first day of the Sterling Interest Period for such Sterling Advances. For purposes of determining the L/C Fee Rate, the Rating Level will be the Rating Level in effect on each applicable day of the quarter or term, as the case may be, with respect to any such Letter of Credit, Canadian Letter of Credit or Sterling Letter of Credit. For purposes of determining the Canadian Stamping Fee Rate, the Rating Level will be the Rating Level in effect on the date on which the corresponding Canadian Bankers’ Acceptances are accepted by the Canadian Banks or Canadian BA Equivalent Loans are made, as the case may be.

Schedule I

SCHEDULE II

BANKS, COMMITMENTS, PRO RATA SHARES, LETTER OF CREDIT COMMITMENTS

AND ADMINISTRATIVE INFORMATION

Bank	Commitment	Pro Rata Share	Maximum Canadian Allocated Commitment	Maximum Canadian Pro Rata Share	Maximum Sterling Allocated Commitment	Maximum Sterling Pro Rata Share	Letter of Credit Commitment
JPMorgan Chase Bank, N.A.	$130,000,000	6.5%	$30,000,000	20%	$30,000,000	20%	$150,000,000
Wells Fargo Bank, National Association	$130,000,000	6.5%	$30,000,000	20%	$30,000,000	20%	$150,000,000
Barclays Bank PLC	$130,000,000	6.5%	$30,000,000	20%	$30,000,000	20%	$150,000,000
Citibank, N.A.	$130,000,000	6.5%	$30,000,000	20%	$30,000,000	20%	$150,000,000
Royal Bank of Canada	$130,000,000	6.5%	$30,000,000	20%	$30,000,000	20%	$150,000,000
Société Générale	$130,000,000	6.5%	$0	0%	$0	0%	$150,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$130,000,000	6.5%	$0	0%	$0	0%	$150,000,000
BNP Paribas	$110,000,000	5.5%	$0	0%	$0	0%	$0
Canadian Imperial Bank of Commerce, New York Branch	$110,000,000	5.5%	$0	0%	$0	0%	$0
DNB Capital LLC	$110,000,000	5.5%	$0	0%	$0	0%	$0
Goldman Sachs Bank USA	$110,000,000	5.5%	$0	0%	$0	0%	$0
The Bank of Nova Scotia	$110,000,000	5.5%	$0	0%	$0	0%	$0
UBS AG, Stamford Branch	$110,000,000	5.5%	$0	0%	$0	0%	$0
U.S. Bank National Association	$110,000,000	5.5%	$0	0%	$0	0%	$0
Bank of America, N.A.	$67,500,000	3.375%	$0	0%	$0	0%	$0

Schedule II

Bank	Commitment	Pro Rata Share	Maximum Canadian Allocated Commitment	Maximum Canadian Pro Rata Share	Maximum Sterling Allocated Commitment	Maximum Sterling Pro Rata Share	Letter of Credit Commitment
BMO Harris Financing, Inc.	$67,500,000	3.375%	$0	0%	$0	0%	$0
Branch Banking & Trust	$67,500,000	3.375%	$0	0%	$0	0%	$0
Comerica Bank	$67,500,000	3.375%	$0	0%	$0	0%	$0
PNC Bank, National Association	$50,000,000	2.5%	$0	0%	$0	0%	$0

Total	$2,000,000,000	100.00%	$150,000,000	100.00%	$150,000,000	100.00%	$1,050,000,000

Schedule II

BANK ADMINISTRATIVE INFORMATION

Bank	Contact Information	Domestic Lending Office	Eurodollar Lending Office
JPMorgan Chase Bank, N.A.	500 Stanton Christiana Road Ops Building 2, 3rd Floor Newark, DE 19713-2107 Attention: Emily Cousineau Telephone No.: (302) 634-8612 E-mail: emily.cousineau@chase.com	270 Park Avenue New York, New York 10017	270 Park Avenue New York, New York 10017

Wells Fargo Bank, National Association	1000 Louisiana, 10th Floor Houston, Texas 77002 Attn: Brandon Dunn Phone: 713-319-1885 Fax: 713-739-1925 E-mail: brandon.l.dunn@wellsfargo.com	1000 Louisiana, 9th Floor Houston, Texas 77002	1000 Louisiana, 9th Floor Houston, Texas 77002

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	1100 Louisiana St., Suite 4850 Houston, Texas 77002 Attn: Diana Luu Phone: 713-655-3827 Fax: 713-658-0116	1251 Avenue of the Americas New York, New York 10020-1104	1251 Avenue of the Americas New York, New York 10020-1104

Barclays Bank PLC	1301 Sixth Avenue New York, NY 10019 Attn: Dennis Ezeogu Phone: 302-286-2360 Fax: 201-510-8101 E-mail: 12015108101@TLS.LDSPROD.com	745 Seventh Avenue New York, New York 10019	745 Seventh Avenue New York, New York 10019

Citibank, N.A.	2800 Post Oak Blvd Suite 400 Houston, Texas 77056 Attn: Lawrence Martin Phone: 713-752-5326 Fax: 281-271-8968 E-mail: Lawrence.martin@citi.com	399 Park Avenue New York, New York 10022	Citigroup Centre Canada Square, Canary Wharf E14 5LB

Royal Bank of Canada	Royal Bank of Canada 3900 Williams Tower 2800 Post Oak Boulevard Houston, Texas 77056 Attn: Kristan Spivey Phone: 713-403-5669 Fax: 713-403-5624 E-mail: Kristan.Spivey@rbccm.com	Three World Financial Center 200 Vesey Street New York, New York 10281-8098	Three World Financial Center 200 Vesey Street New York, New York 10281-8098

Société Générale	1111 Bagby, Suite 2020 Houston, Texas 77002-2551 Attn: Cameron Null Phone: 713-759-6339 Fax: 713-650-0824 E-mail: Cameron.null@sgcib.com	1221 Avenue of the Americas New York, New York 10020	1221 Avenue of the Americas New York, New York 10020

BNP Paribas	333 Clay Street, Suite 4725 Houston, Texas 77002 Attn: Sriram Chandrasekaran Phone: 713-982-1163 Fax: 713-659-3832 Email: sriram.chandrasekaran@us.bnpparibas.com	787 Seventh Avenue New York, NY 10019	787 Seventh Avenue New York, NY 10019

Canadian Imperial Bank of Commerce, New York Branch	595 Bay St., 5th Floor Toronto, Ontario, Canada ON M5G 2C2 Attn: Hudge Singh Phone: 416-304-8422 Fax: 905-948-1934 Email: Hudge.Singh@cibc.ca	425 Lexington Avenue, 4th Floor New York, NY 10017	425 Lexington Avenue, 4th Floor New York, NY 10017

Schedule II

Bank	Contact Information	Domestic Lending Office	Eurodollar Lending Office
DNB Capital LLC	3 Allen Center 333 Clay Street, Suite 3950 Houston, Texas 77002 Attn: Robert Dupree Phone: 832-214-5804 Fax: 713-751-0941 Email: Robert.Dupree@dnb.no	200 Park Avenue, 31 Floor New York, NY 10166	200 Park Avenue, 31 Floor New York, NY 10166

Goldman Sachs Bank USA	30 Hudson Street, 5th Floor Jersey City, NJ 07302 Attn: Michelle Latzoni Phone: 212-934-3921 Fax: 917-977-3966 E-mail: gsd.link@gs.com	200 West Street New York, NY 10282	200 West Street New York, NY 10282

The Bank of Nova Scotia	711 Louisiana, Suite 1400 Houston, Texas 77002 Attn: Justin Perdue Phone: 713-759-3452 Email: Justin.perdue@scotiabank.com	44 King Street West Toronto, Ontario, M5H 1H1	44 King Street West Toronto, Ontario, M5H 1H1

UBS AG, Stamford Branch	677 Washington Blvd., 6th Floor Pavilion Stamford, CT 06901 Attn: Bradford Forkner Phone: 212-821-2639 Email: Bradford.Forkner@ubs.com	677 Washington Blvd., 6th Floor Pavilion Stamford, CT 06901	677 Washington Blvd., 6th Floor Pavilion Stamford, CT 06901

U.S. Bank National Association	Patrick Jeffrey, VP 461 Fifth Avenue, 7th Floor New York, NY 10017	800 Nicollet Mall Minneapolis, MN 55402	800 Nicollet Mall Minneapolis, MN 55402

Bank of America, N.A.	700 Louisiana, 13th Floor Houston, Texas 77002 Attn: Victor Cruz Phone: 713-247-6023 Fax: 713-247-7701 E-mail: victor.f.cruz@baml.com	150 N. College St. Charlotte, North Carolina 28255	150 N. College St. Charlotte, North Carolina 28255

BMO Harris Financing, Inc.	700 Louisiana, Suite 2100 Houston, Texas 7702 Attn: Jim Ducote Phone: 713-546-9760 Fax: 713-223-4007 Email: jim.ducote@bmo.com	115 S. LaSalle St., 23rd Fl West Chicago, Illinois 60603	115 S. LaSalle St., 23rd Fl West Chicago, Illinois 60603

Branch Banking & Trust	333 Clay Street, Suite 4495 Houston, Texas 77002 Attn: DeVon Lang Phone: 713-797-2136 Fax: 713-932-6285 Email: DJLang@bbandt.com	200 West Second Street Winston-Salem, NC 27101 Attn: Connie Arrington	200 West Second Street Winston-Salem, NC 27101 Attn: Connie Arrington

Comerica Bank	5757 Memorial Drive Houston, Texas 77007 Attn: Jason Klesel Phone: 713-507-2024 Email: jmklesel@comerica.com

5757 Memorial Drive

Houston, TX 77007

Loan Operations:

CLSLoanServicingTx@comerica.com

39200 Six Mile Road

MC 7511

Livonia, MI 48152

Phone: 734-632-3059

FAX: 734-632-2993

Email: CLSLoanServicingTx@comerica.com

5757 Memorial Drive Houston, TX 77007

PNC Bank, National Association	1200 Smith Street, Ste 830 Houston, Texas 77002-4313 Attn: Wayne Byareon Phone: 713-658-3940 Email: tom.byargeon@pnc.com	249 Fifth Avenue One PNC Plaza Pittsburgh, PA 15222	249 Fifth Avenue One PNC Plaza Pittsburgh, PA 15222

Schedule II

CANADIAN BANK ADMINISTRATIVE INFORMATION

Canadian Bank	Contact Information	Canadian Lending Office
JPMorgan Chase Bank, N.A.	500 Stanton Christiana Road Ops Building 2, 3rd Floor Newark, DE 19713-2107 Attention: Emily Cousineau Telephone No.: (302) 634-8612 E-mail: emily.cousineau@chase.com	JPMorgan Chase Bank, Toronto Branch Operations Administration TD Bank Tower, Suite 4500 66 Wellington Street West Toronto, Ontario

Wells Fargo Bank, National Association	London Branch One Plantation Place 30 Fenchurch Street London EC3M 3BD Attn: Ian King / Tina Hennis Phone: 44 (0) 20 7956 4316 Fax: 44 (0) 20 7956 4340 E-mail: loanadmin.london@wellsfargo.com	London Branch One Plantation Place 30 Fenchurch Street London EC3M 3BD Attn: Ian King / Tina Hennis Phone: 44 (0) 20 7956 4316 Fax: 44 (0) 20 7956 4340 E-mail: loanadmin.london@wellsfargo.com

Barclays Bank PLC	1301 Sixth Avenue New York, NY 10019 Attn: Dennis Ezeogu Phone: 302-286-2360 Fax: 201-510-8101 E-mail: 12015108101@TLS.LDSPROD.com	745 Seventh Avenue New York, New York 10019

Citibank, N.A.	2800 Post Oak Blvd Suite 400 Houston, Texas 77056 Attn: Lawrence Martin Phone: 713-752-5326 Fax: 281-271-8968 E-mail: Lawrence.martin@citi.com	Citigroup Centre Canada Square, Canary Wharf E14 5LB

Royal Bank of Canada	Royal Bank of Canada 3900 Williams Tower 2800 Post Oak Boulevard Houston, Texas Attn: James Allred Phone: 713-403-5641 Fax: 713-403-5624 E-mail: jimallred@rbccm.com	Three World Financial Center 200 Vesey Street New York, New York 10281-8098

STERLING BANK ADMINISTRATIVE INFORMATION

Sterling Bank	Contact Information	UK Lending Office
JPMorgan Chase Bank, N.A.	500 Stanton Christiana Road Ops Building 2, 3rd Floor Newark, DE 19713-2107 Attention: Emily Cousineau Telephone No.: (302) 634-8612 E-mail: emily.cousineau@chase.com	J.P. Morgan Europe Limited 25 Bank Street, Canary Wharf London, E145JP United Kingdom

Wells Fargo Bank, National Association	London Branch One Plantation Place 30 Fenchurch Street London EC3M 3BD Attn: Ian King / Tina Hennis Phone: 44 (0) 20 7956 4316 Fax: 44 (0) 20 7956 4340 E-mail: loanadmin.london@wellsfargo.com	London Branch One Plantation Place 30 Fenchurch Street London EC3M 3BD Attn: Ian King / Tina Hennis Phone: 44 (0) 20 7956 4316 Fax: 44 (0) 20 7956 4340 E-mail: loanadmin.london@wellsfargo.com

Barclays Bank PLC	1301 Sixth Avenue New York, NY 10019 Attn: Dennis Ezeogu Phone: 302-286-2360 Fax: 201-510-8101 E-mail: 12015108101@TLS.LDSPROD.com	745 Seventh Avenue New York, New York 10019

Schedule II

Sterling Bank	Contact Information	UK Lending Office
Citibank, N.A.	2800 Post Oak Blvd Suite 400 Houston, Texas 77056 Attn: Lawrence Martin Phone: 713-752-5326 Fax: 281-271-8968 E-mail: Lawrence.martin@citi.com	399 Park Avenue New York, New York 10022

Royal Bank of Canada	Royal Bank of Canada 3900 Williams Tower 2800 Post Oak Boulevard Houston, Texas Attn: James Allred Phone: 713-403-5641 Fax: 713-403-5624 E-mail: jimallred@rbccm.com	Three World Financial Center 200 Vesey Street New York, New York 10281-8098

Schedule II

SCHEDULE III

OUTSTANDING LETTERS OF CREDIT

None.

Schedule III

SCHEDULE IV

SWINGLINE COMMITMENTS

JPMorgan Chase Bank, N.A.	$100,000,000
Wells Fargo Bank, National Association	$100,000,000
Citibank, N.A.	$100,000,000

Total	$300,000,000

Schedule IV

EXHIBIT A

PROMISSORY NOTE

U.S. $	,

FOR VALUE RECEIVED, the undersigned, EOG Resources, Inc., a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to                     (the “Bank”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) and in the currency herein provided, the principal sum of         U.S. dollars (U.S. $        ) or, if less, the aggregate unpaid principal amount of the Advances (as defined in the Revolving Credit Agreement dated as of July 21, 2015, among the Borrower, the Bank, certain other lenders that may be parties thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent for the Bank and such other lenders; such Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) owing to the Bank outstanding on the Termination Date; provided that for the full term of this Promissory Note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this Promissory Note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Highest Lawful Rate.

The Borrower promises to pay interest on the unpaid principal amount of each Advance owing to the Bank from the date of such Advance until such principal amount is paid in full, at such interest rates, and due at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to JPMorgan Chase Bank, N.A., as Administrative Agent, at its Payment Office, in same day funds. Each Advance owed to the Bank by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This Promissory Note is one of the Notes referred to in, and is subject to and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Advances by the Bank to the Borrower from time to time within the limits provided in the Credit Agreement, the indebtedness of the Borrower resulting from each Advance owing to the Bank being evidenced by this Promissory Note, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. Unless otherwise defined herein, any term used in this Promissory Note and defined in the Credit Agreement shall have the meaning ascribed to it in the Credit Agreement.

Except only for any notices which are specifically required by the Credit Agreement, the Borrower waives notice (including, but not limited to, notice of intent to accelerate and notice of

Exhibit A - 1

acceleration, notice of protest and notice of dishonor), demand, presentment for payment and protest.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

EOG RESOURCES, INC.

By:
Title:

Exhibit A - 2

SCHEDULE A

BASE RATE ADVANCES, CONVERSIONS

AND REPAYMENTS OF BASE RATE ADVANCES

Date	Amount of Base Rate Advance	Amount Converted from Eurodollar to Base Rate Advances (1)	Amount of Base Rate Advances Repaid	Amount Converted from Base Rate to Eurodollar Advances (2)	Unpaid Principal of Base Rate Advances	Notation Made By

(1)	Conversions which increase the amount of Base Rate Advances (from Eurodollar Advances to Base Rate Advances) go in this column, and require a corresponding entry in the column marked “Amount Converted from Eurodollar to Base Rate Advances” on Schedule B, as well as a higher “Unpaid Principal Balance of Base Rate Advances” entry.
(2)	Conversions which decrease the amount of Base Rate Advances (from Base Rate Advances to Eurodollar Advances) go in this column, and require a corresponding entry in the column marked “Amount Converted from Base Rate to Eurodollar Advances” on Schedule B, as well as a lower “Unpaid Principal Balance of Base Rate Advances” entry.

Exhibit A - 3

SCHEDULE B

EURODOLLAR RATE ADVANCES, CONVERSIONS

AND REPAYMENTS OF EURODOLLAR ADVANCES

Date	Eurodollar Rate	Eurodollar Interest Period	Amount of Eurodollar Advance	Amount Continued from Prior Eurodollar Advances	Amount Converted from Base Rate to Eurodollar Advances(1)	Amount of Eurodollar Advances Repaid	Amount Converted from Euro- dollar to Base Rate Advances(2)	Unpaid Principal Balance of Eurodollar Advances	Notation Made By

(1)	Conversions which increase the amount of Eurodollar Advances (from Base Rate Advances to Eurodollar Advances) go in this column, and require a corresponding entry in the column marked “Amount Converted from Base Rate to Eurodollar Advances” on Schedule A, as well as a higher “Unpaid Principal Balance of Eurodollar Advances” entry.
(2)	Conversions which decrease the amount of Eurodollar Advances (from Eurodollar Advances to Base Rate Advances) go in this column, and require a corresponding entry in the column marked “Amount Converted from Eurodollar to Base Rate Advances” on Schedule A, as well as a lower “Unpaid Principal Balance of Eurodollar Advances” entry.

Exhibit A - 4

EXHIBIT B

FORM OF NOTICE OF BORROWING

JPMorgan Chase Bank, N.A.

    as Administrative Agent

1111 Fannin Street, Floor 10

Houston, Texas 77002

Attention: Kimberly Brown

Telephone: 713-750-2503

Telecopier: 713-427-6307

[Date], 20

Ladies and Gentlemen:

The undersigned, EOG Resources, Inc., refers to the Revolving Credit Agreement, dated as of July 21, 2015 (as amended, supplemented or otherwise modified from time to time, herein referred to as the “Credit Agreement”, with terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined), among the undersigned, certain Banks parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for said Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.2(a) of the Credit Agreement:

(1) The Business Day of the Proposed Borrowing is             , 20    .

(2) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances][Eurodollar Advances].

(3) The aggregate amount of the Proposed Borrowing is $        .

*[(4) The initial Interest Period for each Advance made as part of the Proposed Borrowing is     months.]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) the representations and warranties contained in Section 4.1 of the Credit Agreement are correct, immediately before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of each such date (other than those representations and warranties that expressly speak solely as of an earlier date, which remain correct as of such earlier date); and

*	To be included for a Proposed Borrowing comprised of Eurodollar Advances.

Exhibit B - 1

(B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

Very truly yours,

EOG RESOURCES, INC.

By:
Title:

Exhibit B - 2

EXHIBIT C

FORM OF NOTICE OF CONVERSION

JPMorgan Chase Bank, N.A.

    as Administrative Agent

1111 Fannin Street, Floor 10

Houston, Texas 77002

Attention: Kimberly Brown

Telephone: 713-750-2503

Telecopier: 713-427-6307

[Date], 20

Ladies and Gentlemen:

The undersigned, EOG Resources, Inc., refers to the Revolving Credit Agreement, dated as of July 21, 2015 (as amended, supplemented or otherwise modified from time to time, herein referred to as the “Credit Agreement”, with terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined), among the undersigned, certain Banks parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for said Banks, and hereby gives you notice, pursuant to Section 2.8 of the Credit Agreement that the undersigned hereby requests a Conversion under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the “Proposed Conversion”) as required by Section 2.8 of the Credit Agreement:

(1) The Business Day of the Proposed Conversion is             , 20    .

(2) The Borrowing to be Converted is:                 [If a portion of a Borrowing is to be Converted, identify such portion.].

(3) [Such Borrowing/the portion of such Borrowing to be Converted] is to be Converted into the following Type of Borrowing:                     [Borrowing comprised of Base Rate Advances] [Eurodollar Borrowing].

1[(4) The initial Interest Period for each Advance comprising [such Borrowing/the portion of such Borrowing to be Converted] is     months.]

Very truly yours,

EOG RESOURCES, INC.

By:
Title:

[1]	To be included for a Proposed Conversion to a Eurodollar Borrowing.

Exhibit C - 1

EXHIBIT D

Section 1007. Negative Pledge and Exceptions Thereto.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, so long as any of the Securities are outstanding, the Company will not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, except in favor of the Company or any Subsidiary, any Lien upon any Principal Property at any time owned by it, to secure any Funded Debt of the Company or any Subsidiary, without making effective provisions whereby the Securities shall be equally and ratably secured with any and all such Funded Debt and with any other indebtedness similarly entitled to be equally and ratably secured; provided, however, that this restriction shall not apply to or prevent the creation or existence of any:

(a) Acquisition Lien or Permitted Encumbrance; or

(b) Lien created or assumed by the Company or any Subsidiary in connection with the issuance of debt securities the interest on which is excludable from gross income of the holder of such security pursuant to the Internal Revenue Code of 1986, as amended, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by the Company or a Subsidiary.

In case the Company or any Subsidiary shall propose to create or permit to exist a Lien on any Principal Property at any time owned by it to secure any Funded Debt of the Company or any Subsidiary, other than Funded Debt permitted to be secured under clauses (a) or (b) of this Section 1007, the Company will prior thereto give written notice thereof to the Trustee, and the Company will, or will cause such Subsidiary to, prior to or simultaneously with such creation or permission to exist, by supplemental indenture executed to the Trustee (or to the extent legally necessary to another trustee or additional or separate trustee), in form satisfactory to the Trustee, effectively secure all the Securities equally and ratably with such Funded Debt and any other indebtedness entitled to be equally and ratably secured.

Notwithstanding the foregoing provisions of this Section 1007, the Company or a Subsidiary may issue, assume or guarantee Funded Debt secured by Liens which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Funded Debt of the Company or a Subsidiary secured by Liens which (if originally issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including Funded Debt permitted to be secured under clauses (a) or (b) above) does not at the time exceed 10% of the Consolidated Net Tangible Assets of the Company, as shown on the audited consolidated financial statements of the Company as of the end of the fiscal year preceding the date of determination.

Certain Definitions.

“Acquisition Lien” means any (i) Lien upon any property heretofore or hereafter acquired, created at the time of acquisition or within one year thereafter to secure all or a portion of the purchase price thereof, or existing thereon at the date of acquisition, whether or not assumed by the Company or any Subsidiary, provided that any such Lien shall apply only to the property so acquired and fixed improvements thereon, (ii) Lien upon any property heretofore or

Exhibit D - 1

hereafter acquired by any corporation that is or becomes a Subsidiary after the date hereof (“Acquired Entity”), provided that any such Lien (1) shall either (A) exist prior to the time the Acquired Entity becomes a Subsidiary or (B) be created at the time the Acquired Entity becomes a Subsidiary or within one year thereafter to secure all or a portion of the acquisition price thereof and (2) shall only apply to those properties owned by the Acquired Entity at the time it becomes a Subsidiary or thereafter acquired by it from sources other than the Company or any other Subsidiary, and (iii) any extension, renewal or refunding, in whole or in part, of any Lien permitted by clause (i) or (ii) above, if limited to the same property or any portion thereof subject to, and securing not more than the amount secured by, the Lien extended, renewed or refunded.

“Consolidated Net Tangible Assets” means total assets less (a) total current liabilities (excluding indebtedness due within 12 months) and (b) goodwill, patents and trademarks, all as reflected in the Company’s audited consolidated balance sheet preceding the date of a determination under the last paragraph of Section 1007.

“Funded Debt” as applied to the Company or any Subsidiary means all indebtedness incurred, created, assumed or guaranteed by the Company or any Subsidiary, or upon which such corporation customarily pays interest charges, which matures, or is renewable by the Company or any Subsidiary to a date, more than one year after the date as of which Funded Debt is being determined.

“indebtedness”, as applied to the Company or any Subsidiary, shall mean bonds, debentures, notes and other instruments representing obligations created or assumed by any such corporation for the repayment of money borrowed (other than unamortized debt discount or premium). All indebtedness secured by a Lien upon property owned by the Company or any Subsidiary and upon which indebtedness any such corporation customarily pays interest, although any such corporation has not assumed or become liable for the payment of such indebtedness, shall for all purposes hereof be deemed to be indebtedness of any such corporation. All indebtedness for money borrowed incurred by other persons which is directly guaranteed as to payment of principal by the Company or any Subsidiary shall for all purposes hereof be deemed to be indebtedness of any such corporation, but no other contingent obligation of any such corporation in respect of indebtedness incurred by other persons shall for any purpose be deemed indebtedness of such corporation. Indebtedness of the Company or any Subsidiary shall not include (i) any amount representing capitalized lease obligations; (ii) indirect guarantees or other contingent obligations in connection with the indebtedness of others, including agreements, contingent or otherwise, with such other persons or with third persons with respect to, or to permit or ensure the payment of, obligations of such other persons, including, without limitation, agreements to purchase or repurchase obligations of such other persons, agreements to advance or supply funds to or to invest in such other persons, or agreements to pay for property, products, or services of such other persons (whether or not conferred, delivered or rendered), and any demand charge, throughput, take-or-pay, keep-well, make-whole, cash deficiency, maintenance of working capital or earnings or similar agreements; and (iii) any guarantees with respect to lease or other similar periodic payments to be made by other persons.

“Lien” means any mortgage, pledge, lien, security interest or similar charge or encumbrance.

Exhibit D - 2

“Permitted Encumbrance” means any

(a) undetermined or inchoate Lien incidental to construction, maintenance, development or operation of any property;

(b) Lien for any tax or assessment for the then current year;

(c) Lien for any tax or assessment not at the time delinquent;

(d) Lien for specified tax or assessment which is delinquent but the validity of which is being contested at the time by the Company or any Subsidiary in good faith;

(e) Lien reserved in any oil, gas or other mineral lease for rent, royalty or delay rental under such lease and for compliance with the terms of such lease;

(f) Lien for any judgments or attachments in an aggregate amount not in excess of $10,000,000, or for any judgment or attachment the execution or enforcement of which has been stayed or which has been appealed and secured, if necessary, by the filing of an appeal bond;

(g) mechanics’ or materialmen’s Lien, any Lien or charge arising by reason of any pledge or deposit to secure payment of workmen’s compensation or other insurance, good faith deposit in connection with any tender, lease of real estate, bid or contract (other than any contract for the payment of indebtedness), deposit to secure any duty or public or statutory obligation, deposit to secure, or in lieu of, surety, stay or appeal bond, and deposit as security for the payment of any tax or assessment or similar charge;

(h) Lien arising by reason of any deposit with, or the giving of any form of security to, any governmental agency or any body created or approved by law for any purpose at any time in connection with the financing of the acquisition or construction of property to be used in the business of the Company or a Subsidiary or as required by law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Company or a Subsidiary to maintain self-insurance or to participate in any fund established to cover any insurance risk or in connection with workmen’s compensation, unemployment insurance, old age pension or other social security, or to share in the privileges or benefits required for companies participating in such arrangements;

(i) easement, servitude, right-of-way or other right, exception, reservation, condition, limitation, covenant or other restriction or imperfection in title which does not materially detract from or interfere with the operation, value or use of the properties affected thereby;

(j) preferential right to purchase entered into in the ordinary course of business;

(k) conventional provision contained in any contract or agreement affecting properties under which the Company or a Subsidiary is required immediately before the expiration, termination or abandonment of a particular property to reassign to the Company’s or a Subsidiary’s predecessor in title all or a portion of the Company’s or a Subsidiary’s rights, titles and interests in and to all or a portion of such property;

Exhibit D - 3

(l) sale or other transfer of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances in place, or the future production thereof, for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of money or a specified amount of such crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances or any sale or other transfer of any other interest in property of the character commonly referred to as a “production payment,” “overriding royalty,” “net profits interest,” “royalty” or similar burden on any oil and gas property or mineral interest owned by the Company or any Subsidiary;

(m) Lien consisting of or reserved in any (i) grant or conveyance in the nature of a farm-out or conditional assignment to the Company or any of its Subsidiaries entered into in the ordinary course of business to secure undertakings of the Company or any Subsidiary in such grant or conveyance, (ii) interest of an assignee of any proved undeveloped lease or proved undeveloped portion of any producing property transferred to such assignee for the purpose of the development of such lease or property, (iii) unitization or pooling agreement or declaration, (iv) contract for the sale, purchase, exchange or processing of production, or (v) operating agreement, area of mutual interest agreement or other agreement which is customary in the oil and gas business and which agreement does not materially detract from the value, or materially impair the use of, the property affected thereby;

(n) Lien consisting of any (i) statutory landlord’s lien under any lease to which the Company or any Subsidiary is a party or any other Lien on leased property reserved in any lease thereof for rent or for compliance with the terms of such lease, (ii) right reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of the Company or any Subsidiary or to use such property in any manner which does not materially impair the use of such property for the purpose for which it is held by the Company or any such Subsidiary, (iii) obligation or duty to any municipality or public authority with respect to any franchise, grant, license, lease or permit and the rights reserved or vested in any governmental authority or public utility to terminate any such franchise, grant, license, lease or permit or to condemn or expropriate any property, or (iv) zoning law, ordinance or municipal regulation;

(o) Lien arising out of any forward contract, futures contract, swap agreement or other commodities contract entered into by the Company or any Subsidiary;

(p) Lien on oil and gas property of the Company or any Subsidiary thereof, or on production therefrom, to secure any liability of the Company or such Subsidiary for all or part of the Development Cost for such property under any joint operating, drilling or similar agreement for exploration, drilling or development of such property, or any renewal or extension of any such Lien (as used in this subclause, “Development Cost” means, for any oil and gas property, the cost of exploration, drilling or development of such property or of altering or repairing equipment used in connection with such exploration, drilling or development, or in the case of property which is substantially unimproved for the use intended by the Company or such Subsidiary, the cost of construction of improvements directly related to such exploration, drilling or development of such property);

Exhibit D - 4

(q) Lien on any property of the Company or any Subsidiary thereof in favor of the government of the United States of America or of any State, or any political subdivision of either thereof, or any department, agency or instrumentality of either thereof (collectively, “Governments”), in order to permit the Company or such Subsidiary to perform any contract or subcontract made with or at the request of such Government, securing any partial, progress, advance or other payment by such Government to the Company or such Subsidiary under such contract or subcontract, to the extent such Lien is required by such contract or subcontract or by any law relating thereto; and

(r) Lien to secure any indebtedness incurred in connection with the construction, installation or financing of any pollution control or abatement facility or other form of industrial revenue bond financing issued or guaranteed by the United States, any State or any department, agency or instrumentality of either.

“Principal Property” means any property interest in oil and gas reserves located in the United States or offshore the United States owned by the Company or any Subsidiary and which is capable of producing crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances in paying quantities, the net book value of which property interest or interests exceeds two (2) percent of Consolidated Net Tangible Assets, except any such property interest or interests that in the opinion of the Board of Directors is not of material importance to the total business conducted by the Company and its Subsidiaries as a whole. Without limitation, the term “Principal Property” shall not include (i) accounts receivable and other obligations of any obligor under a contract for the sale, exploration, production, drilling, development, processing or transportation of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances by the Company or any of its Subsidiaries, and all related rights of the Company or any of its Subsidiaries, and all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character supporting or securing payment of such receivables or obligations, or (ii) the production or any proceeds from production of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Exhibit D - 5

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations as a Bank [and Assignor’s or its affiliate’s rights and obligations as a [Canadian Bank] [UK Bank]] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit [and Canadian Letters of Credit] [Sterling Letters of Credit] and Guarantees included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank [and in its or its Affiliate’s capacity as a [Canadian Bank] [UK Bank]]) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Bank]]

3.	Borrower:	EOG Resources, Inc.

	[Canadian Borrower:	EOG Canada Oil & Gas Inc.]

	[UK Borrower:	EOG Resources United Kingdom Limited]

Exhibit E - 1

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Revolving Credit Agreement, dated as of July 21, 2015, among EOG Resources, Inc., the Banks parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto, as amended and in effect.

6.	Assigned Interest:

Aggregate Amount of Commitment for all Banks	Amount of Commitment Assigned	Percentage Assigned of Commitment[2]
$	$		%

7.	Trade Date: ][3]

Effective Date:             , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Total Facility Amount.
[3]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit E - 2

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A.,as Administrative Agent[4]

By:
Title:

[L/C ISSUER] as L/C Issuer[5]

By:
Title:

[SWINGLINE LENDER] as Swingline Lender[6]

By:
Title:

Consented to:[7]

EOG RESOURCES, INC.

By:
Title:

[4]	Only if required under Section 8.6 of the Credit Agreement
[5]	Only if required under Section 8.6 of the Credit Agreement
[6]	Only if required under Section 8.6 of the Credit Agreement
[7]	Only if required under Section 8.6 of the Credit Agreement

Exhibit E - 3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Revolving Credit Agreement dated as of July 21, 2015 among

EOG Resources, Inc.,

the Banks from time to time party thereto,

JPMorgan Chase Bank, N.A., as Administrative Agent,

JPMorgan Chase Bank, N.A., acting through its Toronto branch, as Canadian Administrative

Agent, JPMorgan Chase Bank, N.A., acting through its London Branch, as UK Administrative

Agent, Wells Fargo Bank, National Association, as Syndication Agent, and each of the other

Agents party thereto, as amended and in effect.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, (iv) the Assignor’s Canadian Pro Rata Share [is/is not] greater than zero and (v) the Assignor’s Sterling Pro Rata Share [is/is not] greater than zero; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank [and to become, or its designated Affiliate to become, a Canadian Bank [and] [UK Bank]] under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank [and as a Canadian Bank [and] [UK Bank], either directly or through its designated Affiliate] thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank [and a Canadian Bank [UK Bank]] thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1(a)(i) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Canadian Administrative Agent, the UK Administrative Agent or any other Bank,

Exhibit E - 4

Annex 1 to Assignment and Assumption - 1

Canadian Bank or UK Bank, [and] (v) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee [and (vi) if the Assignor’s Canadian Pro Rata Share is greater than zero, the Assignee or its Affiliate is a Canadian Resident Bank]; and (b) agrees that (i) it will, independently and without reliance on any Agent, the Assignor or any other Bank, Canadian Bank or UK Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank [or by it or its Affiliate as a Canadian Bank or UK Bank, as the case may be].

2. Payments. From and after the Effective Date, the Administrative Agent [and the Canadian Administrative Agent [UK Administrative Agent]] shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent [and the Canadian Administrative Agent or the UK Administrative Agent, as the case may be] for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit E - 5

Annex 1 to Assignment and Assumption - 2

EXHIBIT F

FORM OF

NOTICE OF COMMITMENT INCREASE

[Date]

JPMorgan Chase Bank, N.A.

    as Administrative Agent

1111 Fannin Street, Floor 10

Houston, Texas 77002

Attention: Kimberly Brown

Telephone: 713-750-2503

Telecopier: 713-427-6307

Ladies and Gentlemen:

The undersigned, EOG Resources, Inc. (the “Borrower”), refers to the Revolving Credit Agreement dated as of July 21, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”, with terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined) among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto. The Borrower hereby notifies you, pursuant to Section 2.20 of the Credit Agreement, that it hereby requests that the aggregate amount of the Commitments under the Credit Agreement be increased to provide such incremental Commitment[s] under the Credit Agreement, and in that connection sets forth below the information relating to such proposed Commitment Increase as required by Section 2.20 of the Credit Agreement:

(a) the effective date of such Commitment Increase is                     ;

(b) the amount of the requested Commitment Increase is $        ;

(c) the [CI Banks that have] [CI Bank that has] agreed with the Borrower to provide [their respective] [its] Commitment[s], [are] [is]                     [INSERT NAME(S) OF THE CI BANKS];

(d) the [Banks that have] [Bank that has] agreed with the Borrower to increase [their respective] [its] Commitment[s] [are] [is]                     [INSERT NAME OF APPLICABLE BANK]; and

(e) as applicable, set forth on Annex I hereto are (i) the amount of the respective Commitments of each CI Bank and the amount of the respective Commitment Increase of each Bank, in each case, as of effective date of such Commitment Increase and (ii) if applicable, such Person’s Canadian Allocated Commitment and Sterling Allocated Commitment, as the case may be.

SIGNATURE PAGE FOLLOWS

Exhibit F - 1

Delivery of an executed counterpart of this Notice of Commitment Increase by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Notice of Commitment Increase.

Very truly yours,

EOG RESOURCES, INC.

By:
Name:
Title:

Approved and Consented to by:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

[L/C/ ISSUER]

as L/C Issuer

[SWINGLINE LENDER]

    as Swingline Lender

Acknowledgment and Agreement as to its

Commitment (CI Bank) or increased Commitment (Bank)

Signatures of CI Bank(s)] [Signatures of Bank(s) that has agreed to increase its Commitment]

Exhibit F - 2

ANNEX I

TO

NOTICE OF COMMITMENT INCREASE

(as of             , 20    )

CI Bank/Bank	Amount of Commitment/ Commitment Increase		Percentage of Total Committed Amount	Amount of Canadian Allocated Commitment/ Commitment Increase	Percentage of Canadian Allocated Total Commitment	Amount of Sterling Allocated Commitment/ Commitment Increase	Percentage of Sterling Allocated Total Commitment

TOTAL:	[	]					100.000%

Exhibit F - 3

EXHIBIT 1-A

FORM OF CANADIAN PROMISSORY NOTE

            ,

FOR VALUE RECEIVED, the undersigned, EOG Canada Oil & Gas Inc., an Alberta corporation (the “Canadian Borrower”), HEREBY PROMISES TO PAY to                                           (the “Canadian Bank”), for the account of its Canadian Lending Office (as defined in the Credit Agreement referred to below) and in the currency herein provided, the principal amount of the Canadian Bank’s Canadian Allocated Commitment from time to time outstanding, or, if less, the aggregate unpaid principal amount of the Canadian Advances (as defined in the Revolving Credit Agreement dated as of July 21, 2015, among EOG Resources, Inc., the Canadian Borrower and others, the Canadian Bank, certain other lenders that may be parties thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., acting through its Toronto branch, as Canadian Administrative Agent for the Canadian Bank and such other lenders; such Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) owing to the Canadian Bank outstanding on the Termination Date; provided that for the full term of this Canadian Promissory Note, the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this Canadian Promissory Note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Highest Lawful Rate.

The Canadian Borrower promises to pay interest on the unpaid principal amount of each Canadian Advance owing to the Canadian Bank from the date of such Canadian Advance until such principal amount is paid in full, at such interest rates, and due at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in Canadian Dollars to JPMorgan Chase Bank, N.A., as Canadian Administrative Agent, at its Canadian Payment Office, in same day funds. Each Canadian Advance owed to the Canadian Bank by the Canadian Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Canadian Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Canadian Promissory Note; provided that the failure of the Canadian Bank to make any such recordation or endorsement shall not affect the obligations of the Canadian Borrower hereunder or under the Credit Agreement.

This Canadian Promissory Note is one of the Canadian Notes referred to in, and is subject to and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Canadian Advances by the Canadian Bank to the Canadian Borrower from time to time within the limits provided in the Credit Agreement, the indebtedness of the Canadian Borrower resulting from each Canadian Advance owing to the Canadian Bank being evidenced by this Canadian Promissory Note, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. Unless otherwise defined herein, any term used in this Canadian Promissory Note and defined in the Credit Agreement shall have the meaning ascribed to it in the Credit Agreement.

Exhibit 1-A - 1

Except only for any notices which are specifically required by the Credit Agreement, the Canadian Borrower waives notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment and protest.

This Canadian Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

EOG CANADA OIL & GAS INC.

By:
Title:

Exhibit 1-A - 2

CANADIAN ADVANCES AND PAYMENTS OF CANADIAN PRINCIPAL

Date	Amount of Canadian Advance	Canadian Principal Paid or Prepaid	Amount of Unpaid Principal Balance	Notation Made By

Exhibit 1-A - 3

EXHIBIT 1-B

FORM OF CANADIAN NOTICE OF BORROWING

JPMorgan Chase Bank, N.A.

    as Canadian Administrative Agent

1111 Fannin Street, Floor 10

Houston, Texas 77002

Attention: Kimberly Brown

Telephone: 713-750-2503

Telecopier: 713-427-6307

[Date], 20

Attention:

Telecopier:

Ladies and Gentlemen:

The undersigned, EOG Canada Oil & Gas Inc., refers to the Revolving Credit Agreement, dated as of July 21, 2015 (as amended, supplemented or otherwise modified from time to time, herein referred to as the “Credit Agreement”, with terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined), among EOG Resources, Inc., the undersigned, certain Banks parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for said Banks, and JPMorgan Chase Bank, N.A., acting through its Toronto branch, as Canadian Administrative Agent, and hereby gives you notice, irrevocably, pursuant to Section 2A.2 of the Credit Agreement that the undersigned hereby requests a Canadian Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Canadian Borrowing (the “Proposed Canadian Borrowing”) as required by Section 2A.2(a) of the Credit Agreement:

(1) The Canadian Business Day of the Proposed Canadian Borrowing is             , 20    .

(2) The Canadian Type of Canadian Advances comprising the Proposed Canadian Borrowing is [Canadian Prime Rate Advances][Canadian Bankers’ Acceptances or Canadian BA Equivalent Loans, as applicable].

(3) The aggregate amount of the Proposed Canadian Borrowing is C$        .

*[(4) The maturity date for each Canadian Bankers’ Acceptance or Canadian BA Equivalent Loan, as applicable, issued as part of the Proposed Canadian Borrowing is     days after the date thereof.]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Canadian Borrowing:

*	To be included for a Proposed Canadian Borrowing comprised of Canadian Bankers’ Acceptances or Canadian BA Equivalent Loans, as applicable.

Exhibit 1-B - 1

(A) each of the statements set forth in Section 3.2(i) and (ii) of the Credit Agreement (for purposes of the foregoing, each reference to “Advance”, “Borrowing” or “L/C Credit Extension”, set forth in such Section 3.2(i) or (ii) shall be deemed to refer instead to the Proposed Canadian Borrowing, as applicable) are correct, immediately before and after giving effect to the Proposed Canadian Borrowing and to the application of the proceeds therefrom, as though made on and as of each such date (other than those representations and warranties that expressly speak solely as of an earlier date, which remain correct as of such earlier date); and

(B) no event has occurred and is continuing, or would result from such Proposed Canadian Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

Very truly yours,

EOG CANADA OIL & GAS INC.

By:
Title:

Exhibit 1-B - 2

EXHIBIT 1-C

FORM OF CANADIAN NOTICE OF CONVERSION

JPMorgan Chase Bank, N.A.

    as Canadian Administrative Agent

1111 Fannin Street, Floor 10

Houston, Texas 77002

Attention: Kimberly Brown

Telephone: 713-750-2503

Telecopier: 713-427-6307

[Date], 20

Ladies and Gentlemen:

The undersigned, EOG Canada Oil & Gas Inc., refers to the Revolving Credit Agreement, dated as of July 21, 2015 (as amended, supplemented or otherwise modified from time to time, herein referred to as the “Credit Agreement”, with terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined), among EOG Resources, Inc., the undersigned, certain Banks parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for said Banks, and JPMorgan Chase Bank, N.A., acting through its Toronto branch, as Canadian Administrative Agent, and hereby gives you notice, irrevocably, pursuant to Section 2A.6 of the Credit Agreement that the undersigned hereby requests a Conversion under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the “Proposed Canadian Conversion”) as required by Section 2A.6 of the Credit Agreement:

(1) The Canadian Business Day of the Proposed Canadian Conversion is             , 20    .

(2) The Canadian Borrowing to be Converted is:                     [If a portion of a Canadian Borrowing is to be Converted, identify such portion.].

(3) [Such Canadian Borrowing/the portion of such Canadian Borrowing to be Converted] is to be Converted into the following Canadian Type of Canadian Borrowing:             [Canadian Borrowing comprised of Canadian Prime Rate Advances] [Canadian Bankers’ Acceptances or Canadian BA Equivalent Loans, as applicable].

[(4) The maturity date for each Canadian Bankers’ Acceptance or Canadian BA Equivalent Loan, as applicable, comprising [such Canadian Borrower/the portion of such Canadian Borrower to be Converted] is     days after the date thereof]1.

[1]	To be included for a Proposed Canadian Conversion to Canadian Bankers’ Acceptances or Canadian BA Equivalent Loans, as applicable.

Exhibit 1-C - 1

Very truly yours,

EOG CANADA OIL & GAS INC.

By
Title:

Exhibit 1-C - 2

EXHIBIT 1-D

FORM OF CANADIAN GUARANTY

CONTINUING GUARANTY

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of any credit and/or financial accommodation made or granted to EOG CANADA OIL & GAS INC. (the “Canadian Borrower”) by the Canadian Administrative Agent or any Canadian Bank (as defined in the Credit Agreement as defined below) pursuant to the Credit Agreement and their respective successors and permitted assigns, the undersigned Guarantor (the “Guarantor”) hereby furnishes its guaranty of the Guaranteed Obligations (as hereinafter defined) as follows:

1. Guaranty. The Guarantor hereby absolutely and unconditionally guarantees, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of the Canadian Borrower in the currency such indebtedness or liability was incurred to the Canadian Administrative Agent and each Canadian Bank arising under that certain Revolving Credit Agreement dated as of July 21, 2015, among Guarantor, Canadian Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., acting through its Toronto branch, as Canadian Administrative Agent and Canadian L/C Issuer, and the other Banks a party thereto (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms being used herein as defined therein unless otherwise defined herein) and all instruments, agreements and other documents of every kind and nature now or hereafter executed in connection with the Credit Agreement (including all renewals, extensions and modifications thereof and all costs, Attorney Costs and expenses incurred by the Canadian Administrative Agent or any Canadian Bank in connection with the collection or enforcement thereof) (collectively, the “Guaranteed Obligations”). The Canadian Administrative Agent’s and each Canadian Bank’s books and records showing the amount of the Guaranteed Obligations shall be binding upon the Guarantor and conclusive absent manifest error for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty.

2. No Setoff or Deductions; Taxes. The Guarantor represents and warrants that it is incorporated and resident in the United States of America. All payments by the Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. If the Guarantor must make a payment under this Guaranty, the Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to the Canadian Administrative Agent for itself and for the benefit of the Canadian Banks so that no withholding tax is imposed

Exhibit 1-D - 1

on the payment. If notwithstanding the foregoing, the Guarantor makes a payment under this Guaranty to which withholding tax applies, or any taxes (other than taxes on net income and franchise taxes (a) imposed by the country or any subdivision of the country in which the Canadian Administrative Agent’s or any Canadian Bank’s principal office or actual lending office is located and (b) measured by the United States taxable income the Canadian Administrative Agent or any Canadian Bank would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by the Guarantor’s country) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Paragraph 2, the Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that the Canadian Administrative Agent and each Canadian Bank receives the sum it would have received had no such deduction or withholding been made.

The Guarantor shall promptly provide the Canadian Administrative Agent and each affected Canadian Bank with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

3. Continuing Guaranty. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Canadian Administrative Agent and Canadian Banks or facilities provided by the Canadian Administrative Agent and Canadian Banks with respect to the Guaranteed Obligations are terminated or otherwise terminated pursuant to paragraph 19 hereof.

4. Waiver of Notices. The Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Except as herein expressly provided, the Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment and any other notices to which the Guarantor might otherwise be entitled.

5. Subrogation. The Guarantor shall exercise no right of subrogation, contribution or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Canadian Administrative Agent and Canadian Banks or facilities provided by the Canadian Administrative Agent and Canadian Banks with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Canadian Administrative Agent and Canadian Banks and shall forthwith be paid to the Canadian Administrative Agent, for itself and for the benefit of Canadian Banks, to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

6. Waiver of Suretyship Defenses. The Guarantor agrees that the Canadian Administrative Agent and any Canadian Bank may, at any time and from time to time, and without notice to the Guarantor, make any agreement with the Canadian Borrower or with any other person or entity liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise,

Exhibit 1-D - 2

discharge or release of the Guaranteed Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of the Guarantor under this Guaranty. The Guarantor waives any defense arising by reason of any disability or other defense of the Canadian Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of the Canadian Borrower, or any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Canadian Borrower and waives the benefit of any statute of limitations affecting the liability of the Guarantor hereunder. The Guarantor waives any right to enforce any remedy which the Canadian Administrative Agent or any Canadian Bank now has or may hereafter have against the Canadian Borrower and waives any benefit of and any right to participate in any security now or hereafter held by the Canadian Administrative Agent or any Canadian Bank. Further, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

7. Exhaustion of Other Remedies Not Required. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations. The Guarantor waives diligence by the Canadian Administrative Agent and each Canadian Bank and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring the Canadian Administrative Agent or any Canadian Bank to exhaust any right or remedy or to take any action against the Canadian Borrower, any other guarantor or any other person, entity or property before enforcing this Guaranty against the Guarantor.

8. Reinstatement. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Canadian Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not the Canadian Administrative Agent or any Canadian Bank is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

9. Subordination. During any Canadian Allocation Period, the Guarantor hereby subordinates the payment of all obligations and indebtedness of the Canadian Borrower owing to the Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Canadian Borrower to the Guarantor as subrogee of the Canadian Administrative Agent or any Canadian Bank or resulting from the Guarantor’s performance under this Guaranty, to the indefeasible payment in full of all Guaranteed Obligations; provided, so long as no Event of Default has occurred and is continuing, the foregoing subordination shall not restrict Canadian Borrower’s ability to repay any such obligation to the Borrower. During the continuance of an Event of Default, if the Canadian Administrative Agent so requests, any such obligation or indebtedness of the Canadian Borrower to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Canadian Administrative Agent and Canadian Banks, and with respect to then-matured obligations of the Canadian Borrower, the

Exhibit 1-D - 3

proceeds thereof shall be paid over to the Canadian Administrative Agent, for itself and for the benefit of Canadian Banks for application to such then-matured Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

10. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of the Canadian Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Canadian Administrative Agent.

11. Amendments. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Canadian Administrative Agent, for itself and on behalf of the Canadian Banks, and the Guarantor, as provided in the Credit Agreement.

12. No Waiver; Enforceability. No failure by the Canadian Administrative Agent or any Canadian Bank to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. The obligations hereunder shall not be affected, limited or impaired by any acts of any legislative body or governmental authority affecting the Canadian Borrower, including but not limited to, any restrictions on or regarding the conversion of currency or repatriation or control of funds or any total or partial expropriation of the Canadian Borrower’s property, or by any economic, political, regulatory or other events in the countries where the Canadian Borrower is located.

13. Assignment; Governing Laws; Jurisdiction. This Guaranty shall (a) bind the Guarantor and its successors and assigns, provided that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Canadian Administrative Agent, for itself and on behalf of the Canadian Banks as provided in the Credit Agreement (and any attempted assignment without such consent shall be void), (b) inure to the benefit of the Canadian Administrative Agent, Canadian Banks and their respective successors and permitted assigns and the Canadian Administrative Agent or any Canadian Bank may, without notice to the Guarantor and without affecting the Guarantor’s obligations hereunder, assign or sell participations in the Guaranteed Obligations and this Guaranty, in whole or in part as provided in the Credit Agreement, and (c) be governed by the internal laws of the State of New York. The Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in New York, New York in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by the Canadian Administrative Agent or any Canadian Bank in connection with such action or proceeding shall be binding on the Guarantor if sent to the Guarantor by registered or certified mail at its address specified in the Credit Agreement. The Guarantor agrees that the Canadian Administrative Agent or any Canadian Bank may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the Canadian Administrative

Exhibit 1-D - 4

Agent’s or such Canadian Bank’s possession concerning the Guarantor, this Guaranty and any security for this Guaranty as provided in the Credit Agreement.

14. Condition of the Canadian Borrower. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Canadian Borrower such information concerning the financial condition, business and operations of the Canadian Borrower as the Guarantor requires, and that neither the Canadian Administrative Agent nor any Canadian Bank has any duty, and the Guarantor is not relying on the Canadian Administrative Agent or any Canadian Bank at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of the Canadian Borrower.

15. Setoff. If and to the extent any payment is not made when due hereunder, the Canadian Administrative Agent or any Canadian Bank may, upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified in Section 6.1 of the Agreement to authorize the Administrative Agent to declare all or any part of the Total Facility Outstandings due and payable pursuant to Section 6.1, setoff and charge from time to time during such periods any amount so due against any or all of the Guarantor’s accounts or deposits with the Canadian Administrative Agent or such Canadian Bank.

16. Other Guarantees. Unless otherwise agreed by the Canadian Administrative Agent, for itself and on behalf of the Canadian Banks, and the Guarantor in writing as provided in the Credit Agreement, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor for the benefit of the Canadian Administrative Agent or any Canadian Bank or any term or provision thereof.

17. Foreign Currency. If any claim arising under or related to this Guaranty is reduced to judgment denominated in a currency (the “Judgment Currency”) other than the currencies in which the Guaranteed Obligations are denominated (collectively the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligations Currency with the Judgment Currency quoted by the Canadian Administrative Agent in the place of the Canadian Administrative Agent’s choice at or about 8:00 a.m. on the date for determination specified above. The Guarantor shall indemnify the Canadian Administrative Agent and each Canadian Bank and hold the Canadian Administrative Agent and each Canadian Bank harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by the Guarantor. If the Canadian Administrative Agent so notifies the Guarantor in writing, at the Canadian Administrative Agent’s sole and absolute discretion, payments under this Guaranty shall be the U.S. Dollar equivalent of the Guaranteed Obligations or any portion thereof, determined as of the date payment is made.

18. WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE GUARANTOR, THE CANADIAN ADMINISTRATIVE AGENT AND CANADIAN BANKS EACH WAIVE TRIAL BY JURY

Exhibit 1-D - 5

WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS GUARANTY. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

19. Termination. Upon (i) the permanent termination by Guarantor pursuant to Section 2.16 of its right to allocate a portion of the Total Committed Amount to the Canadian Allocated Total Commitments, (ii) the termination of the Canadian Commitment and (iii) so long as the Canadian Total Outstanding Amount is zero, this Guaranty shall automatically terminate, and Guarantor shall be released from all obligations hereunder and Administrative Agent hereby agrees, at Guarantor’s expense, to provide documentation reasonably acceptable to Guarantor with respect thereto. Upon the consummation of any merger with respect to the Borrower permitted under Section 5.2(e) of the Credit Agreement, pursuant to which EOG Resources, Inc. is not the surviving Person, such surviving Person shall assume Guarantor’s obligations hereunder.

Executed this     day of             , 20    .

EOG RESOURCES, INC.

By:
Helen Y. Lim
Vice President and Treasurer

AGREED:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit 1-D - 6

EXHIBIT 2-A

FORM OF STERLING PROMISSORY NOTE

            , 20

FOR VALUE RECEIVED, the undersigned, EOG Resources United Kingdom Limited, a corporation organized under the laws of the United Kingdom (the “UK Borrower”), HEREBY PROMISES TO PAY to                                          (the “UK Bank”), for the account of its UK Lending Office (as defined in the Credit Agreement referred to below) and in the currency herein provided, the principal amount of the UK Bank’s Sterling Allocated Commitment from time to time outstanding, or, if less, the aggregate unpaid principal amount of the Sterling Advances (as defined in the Revolving Credit Agreement dated as of July 21, 2015, among EOG Resources, Inc., the UK Borrower and others, the UK Bank, certain other lenders that may be parties thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., acting through its London branch, as UK Administrative Agent for the UK Bank and such other lenders; such Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) owing to the UK Bank outstanding on the Termination Date; provided that for the full term of this Sterling Promissory Note, the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this Sterling Promissory Note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Highest Lawful Rate.

The UK Borrower promises to pay interest on the unpaid principal amount of each Sterling Advance owing to the UK Bank from the date of such Sterling Advance until such principal amount is paid in full, at such interest rates, and due at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in Sterling to JPMorgan Chase Bank, N.A., as UK Administrative Agent, at its UK Payment Office, in same day funds. Each Sterling Advance owed to the UK Bank by the UK Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the UK Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Sterling Promissory Note; provided that the failure of the UK Bank to make any such recordation or endorsement shall not affect the obligations of the UK Borrower hereunder or under the Credit Agreement.

This Sterling Promissory Note is one of the Sterling Notes referred to in, and is subject to and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Sterling Advances by the UK Bank to the UK Borrower from time to time within the limits provided in the Credit Agreement, the indebtedness of the UK Borrower resulting from each Sterling Advance owing to the UK Bank being evidenced by this Sterling Promissory Note, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. Unless otherwise defined herein, any term used in this Sterling Promissory Note and defined in the Credit Agreement shall have the meaning ascribed to it in the Credit Agreement.

Except only for any notices which are specifically required by the Credit Agreement, the UK Borrower waives notice (including, but not limited to, notice of intent to accelerate and

Exhibit 2-A - 1

notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment and protest.

This Sterling Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

EOG RESOURCES UNITED KINGDOM LIMITED

By:
Title:

Exhibit 2-A - 2

Date	Amount of Sterling Advance	Sterling Principal Paid or Prepaid	Amount of Unpaid Principal Balance	Notation Made By

Exhibit 2-A - 3

EXHIBIT 2-B

FORM OF NOTICE OF STERLING BORROWING

J.P. Morgan Europe Limited

    as Administrative Agent

125 London Wall, 9th Floor

London, EC2Y 5AJ

United Kingdom

[Date], 20

Ladies and Gentlemen:

The undersigned, EOG Resources United Kingdom Limited, refers to the Revolving Credit Agreement, dated as of July 21, 2015 (as amended, supplemented or otherwise modified from time to time, herein referred to as the “Credit Agreement”, with terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined), among the undersigned, EOG Resources, Inc., certain Banks parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for said Banks, and hereby gives you notice, irrevocably, pursuant to Section 2B.2 of the Credit Agreement that the undersigned hereby requests a Sterling Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Sterling Borrowing (the “Proposed Sterling Borrowing”) as required by 2B.2(a) of the Credit Agreement:

(1) The UK Business Day of the Proposed Sterling Borrowing is             , 20    .

(2) The aggregate amount of the Proposed Sterling Borrowing is £        .

*[(4) The initial Sterling Interest Period for each Sterling Advance made as part of the Proposed Sterling Borrowing is     months.]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Sterling Borrowing:

(A) each of the statements set forth in Section 3.2(i) and (ii) of the Credit Agreement (for purposes of the foregoing, each reference to “Advance”, “Borrowing” or “L/C Credit Extension”, set forth in such Section3.2(i) or (ii) shall be deemed to refer instead to such requested Proposed Sterling Borrowing) are correct, immediately before and after giving effect to the Proposed Sterling Borrowing and to the application of the proceeds therefrom, as though made on and as of each such date (other than those representations and warranties that expressly speak solely as of an earlier date, which remain correct as of such earlier date); and

(B) no event has occurred and is continuing, or would result from such Proposed Sterling Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

Exhibit 2-B - 1

Very truly yours,

EOG RESOURCES UNITED KINGDOM LIMITED

By:
Name:
Title:

Exhibit 2-B - 2

EXHIBIT 2-C

FORM OF UK GUARANTY

CONTINUING GUARANTY

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of any credit and/or financial accommodation made or granted to EOG Resources United Kingdom Limited (the “UK Borrower”) by the UK Administrative Agent or any UK Bank (as defined in the Credit Agreement as defined below) pursuant to the Credit Agreement and their respective successors and permitted assigns, the undersigned Guarantor (the “Guarantor”) hereby furnishes its guaranty of the Guaranteed Obligations (as hereinafter defined) as follows:

1. Guaranty. The Guarantor hereby absolutely and unconditionally guarantees, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of the UK Borrower in the currency such indebtedness or liability was incurred to the UK Administrative Agent and each UK Bank arising under that certain Revolving Credit Agreement dated as of July 21, 2015, among Guarantor, UK Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer, JPMorgan Chase Bank, N.A., acting through its London branch, as UK Administrative Agent, and the other Banks a party thereto (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms being used herein as therein defined unless otherwise defined herein) and all instruments, agreements and other documents of every kind and nature now or hereafter executed in connection with the Credit Agreement (including all renewals, extensions and modifications thereof and all costs, Attorney Costs and expenses incurred by the UK Administrative Agent or any UK Bank in connection with the collection or enforcement thereof) (collectively, the “Guaranteed Obligations”). The UK Administrative Agent’s and each UK Bank’s books and records showing the amount of the Guaranteed Obligations shall be binding upon the Guarantor and conclusive absent manifest error for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty.

2. No Setoff or Deductions; Taxes. The Guarantor represents and warrants that it is incorporated and resident in the United States of America. All payments by the Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. If the Guarantor must make a payment under this Guaranty, the Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to the UK Administrative Agent for itself and for the benefit of the UK Banks so that no withholding tax is imposed on the payment. If notwithstanding the foregoing, the Guarantor makes a payment under this Guaranty to which withholding tax applies, or any taxes (other than taxes on net income and franchise

Exhibit 2-C - 1

taxes (a) imposed by the country or any subdivision of the country in which the UK Administrative Agent’s or any UK Bank’s principal office or actual lending office is located and (b) measured by the United States taxable income the UK Administrative Agent or any UK Bank would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by the Guarantor’s country) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Paragraph 2, the Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that the UK Administrative Agent and each UK Bank receives the sum it would have received had no such deduction or withholding been made.

The Guarantor shall promptly provide the UK Administrative Agent and each affected UK Bank with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

3. Continuing Guaranty. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the UK Administrative Agent and UK Banks or facilities provided by the UK Administrative Agent and UK Banks with respect to the Guaranteed Obligations are terminated or otherwise terminated pursuant to paragraph 19 hereof.

4. Waiver of Notices. The Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Except as herein expressly provided, the Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment and any other notices to which the Guarantor might otherwise be entitled.

5. Subrogation. The Guarantor shall exercise no right of subrogation, contribution or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the UK Administrative Agent and UK Banks or facilities provided by the UK Administrative Agent and UK Banks with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the UK Administrative Agent and UK Banks and shall forthwith be paid to the UK Administrative Agent, for itself and for the benefit of UK Banks, to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

6. Waiver of Suretyship Defenses. The Guarantor agrees that the UK Administrative Agent and any UK Bank may, at any time and from time to time, and without notice to the Guarantor, make any agreement with the UK Borrower or with any other person or entity liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of the Guarantor under this Guaranty. The Guarantor waives any defense arising by reason of any disability or other defense of the

Exhibit 2-C - 2

UK Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of the UK Borrower, or any claim that the Guarantor’s obligations exceed or are more burdensome than those of the UK Borrower and waives the benefit of any statute of limitations affecting the liability of the Guarantor hereunder. The Guarantor waives any right to enforce any remedy which the UK Administrative Agent or any UK Bank now has or may hereafter have against the UK Borrower and waives any benefit of and any right to participate in any security now or hereafter held by the UK Administrative Agent or any UK Bank. Further, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

7. Exhaustion of Other Remedies Not Required. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations. The Guarantor waives diligence by the UK Administrative Agent and each UK Bank and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring the UK Administrative Agent or any UK Bank to exhaust any right or remedy or to take any action against the UK Borrower, any other guarantor or any other person, entity or property before enforcing this Guaranty against the Guarantor.

8. Reinstatement. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the UK Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not the UK Administrative Agent or any UK Bank is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

9. Subordination. During any Sterling Allocation Period, the Guarantor hereby subordinates the payment of all obligations and indebtedness of the UK Borrower owing to the Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the UK Borrower to the Guarantor as subrogee of the UK Administrative Agent or any UK Bank or resulting from the Guarantor’s performance under this Guaranty, to the indefeasible payment in full of all Guaranteed Obligations; provided, so long as no Event of Default has occurred and is continuing, the foregoing subordination shall not restrict UK Borrower’s ability to repay any such obligation to the Borrower. During the continuance of an Event of Default, if the UK Administrative Agent so requests, any such obligation or indebtedness of the UK Borrower to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the UK Administrative Agent and UK Banks, and with respect to then-matured obligations of the UK Borrower, the proceeds thereof shall be paid over to the UK Administrative Agent, for itself and for the benefit of UK Banks for application to such then-matured Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

10. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of the UK Borrower or any other person or entity, or otherwise, all such amounts shall

Exhibit 2-C - 3

nonetheless be payable by the Guarantor immediately upon demand by the UK Administrative Agent.

11. Amendments. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the UK Administrative Agent, for itself and on behalf of the UK Banks, and the Guarantor, as provided in the Credit Agreement.

12. No Waiver; Enforceability. No failure by the UK Administrative Agent or any UK Bank to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. The obligations hereunder shall not be affected, limited or impaired by any acts of any legislative body or governmental authority affecting the UK Borrower, including but not limited to, any restrictions on or regarding the conversion of currency or repatriation or control of funds or any total or partial expropriation of the UK Borrower’s property, or by any economic, political, regulatory or other events in the countries where the UK Borrower is located.

13. Assignment; Governing Laws; Jurisdiction. This Guaranty shall (a) bind the Guarantor and its successors and assigns, provided that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the UK Administrative Agent, for itself and on behalf of the UK Banks as provided in the Credit Agreement (and any attempted assignment without such consent shall be void), (b) inure to the benefit of the UK Administrative Agent, UK Banks and their respective successors and permitted assigns and the UK Administrative Agent or any UK Bank may, without notice to the Guarantor and without affecting the Guarantor’s obligations hereunder, assign or sell participations in the Guaranteed Obligations and this Guaranty, in whole or in part as provided in the Credit Agreement, and (c) be governed by the internal laws of the State of New York. The Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in New York, New York in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by the UK Administrative Agent or any UK Bank in connection with such action or proceeding shall be binding on the Guarantor if sent to the Guarantor by registered or certified mail at its address specified in the Credit Agreement. The Guarantor agrees that the UK Administrative Agent or any UK Bank may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the UK Administrative Agent’s or such UK Bank’s possession concerning the Guarantor, this Guaranty and any security for this Guaranty as provided in the Credit Agreement.

14. Condition of the UK Borrower. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the UK Borrower such information concerning the financial condition, business and operations of the UK Borrower as the Guarantor requires, and that neither the UK Administrative Agent nor any UK Bank has any duty, and the Guarantor is not relying on the UK Administrative Agent or any UK Bank at any

Exhibit 2-C - 4

time, to disclose to the Guarantor any information relating to the business, operations or financial condition of the UK Borrower.

15. Setoff. If and to the extent any payment is not made when due hereunder, the UK Administrative Agent or any UK Bank may, upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified in Section 6.1 of the Agreement to authorize the Administrative Agent to declare all or any part of the Total Facility Outstandings due and payable pursuant to Section 6.1, setoff and charge from time to time during such periods any amount so due against any or all of the Guarantor’s accounts or deposits with the UK Administrative Agent or such UK Bank.

16. Other Guarantees. Unless otherwise agreed by the UK Administrative Agent, for itself and on behalf of the UK Banks, and the Guarantor in writing as provided in the Credit Agreement, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor for the benefit of the UK Administrative Agent or any UK Bank or any term or provision thereof.

17. Foreign Currency. If any claim arising under or related to this Guaranty is reduced to judgment denominated in a currency (the “Judgment Currency”) other than the currencies in which the Guaranteed Obligations are denominated (collectively the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligations Currency with the Judgment Currency quoted by the UK Administrative Agent in the place of the UK Administrative Agent’s choice at or about 8:00 a.m. on the date for determination specified above. The Guarantor shall indemnify the UK Administrative Agent and each UK Bank and hold the UK Administrative Agent and each UK Bank harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by the Guarantor. If the UK Administrative Agent so notifies the Guarantor in writing, at the UK Administrative Agent’s sole and absolute discretion, payments under this Guaranty shall be the U.S. Dollar equivalent of the Guaranteed Obligations or any portion thereof, determined as of the date payment is made.

18. WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE GUARANTOR, THE UK ADMINISTRATIVE AGENT AND UK BANKS EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS GUARANTY. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Exhibit 2-C - 5

19. Termination. Upon (i) the permanent termination by Guarantor pursuant to Section 2.16 of its right to allocate a portion of the Total Committed Amount to the Sterling Allocated Total Commitments, (ii) the termination of the Sterling Commitment and (iii) so long as the Sterling Total Outstanding Amount is zero, this Guaranty shall automatically terminate, and Guarantor shall be released from all obligations hereunder and Administrative Agent hereby agrees, at Guarantor’s expense, to provide documentation reasonably acceptable to Guarantor with respect thereto. Upon the consummation of any merger with respect to the Borrower permitted under Section 5.2(e) of the Credit Agreement, pursuant to which EOG Resources, Inc. is not the surviving Person, such surviving Person shall assume Guarantor’s obligations hereunder.

Executed this     day of             , 20    .

EOG RESOURCES, INC.

By:
Helen Y. Lim
Vice President and Treasurer

AGREED:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit 2-C - 6